As filed with the Securities and Exchange Commission on August 15, 2008
Registration No. ____________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FOX PETROLEUM INC.
(Exact name of registrant as specified in its charter)

Nevada	1000	N/A
(State or other jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of incorporation or organization)	Classification Code Number)	Identification No.)

64 Knightsbridge, London, England
United Kingdom SW1X 7JF
44-207-590-9630
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Empire Stock Transfer Inc.
2470 Saint Rose Pkwy, Suite 304
Henderson, Nevada 89074
702-818-5898
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Peter V. Hogan, Esq.
Yaphett K. Powell, Esq.
Richardson & Patel LLP
Murdock Plaza
10900 Wilshire Boulevard, Suite 500
Los Angeles, California 90024
310.208.1182 (Tel)
310.208.1154 (Fax)

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [ x ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See definitions of “large accelerated filer,” “accelerated filed” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [ x ]

CALCULATION OF REGISTRATION FEE

		Proposed
		Maximum	Proposed
Title of Each Class of		Offering	Maximum	Amount of
Securities to be	Amount to be	Price Per	Aggregate	Registration
Registered	Registered (1)	Share (2)	Offering Price	Fee

Common Stock underlying Convertible Debenture	1,618,000	$1.20	$1,941,600	$76.30

Common Stock underlying Warrants	500,000	$1.20	$600,000	$23.58

Total	2,118,000	$1.20	$2,541,600	$99.88

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers such indeterminate number of shares of common stock as may be required to prevent dilution resulting from share splits, share dividends or similar events.

(2)

Estimated solely for the purposes of calculating the registration fee pursuant to Section 6(b) and (g) of the Securities Act of 1933, as amended, and computed pursuant to Rule 457(c) promulgated under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the registrant’s common stock on the Over-The-Counter Bulletin Board on August 14, 2008.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by Fox Petroleum Inc. with the Securities and Exchange Commission. The selling stockholder may not sell these securities until the registration statement is filed with the Securities and Exchange Commission and becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED
AUGUST 15, 2008

P R O S P E C T U S

Up to 2,118,000 Shares

FOX PETROLUM INC.

Common Stock

     This prospectus relates to the sale of up to 2,118,000 shares of our common stock by the selling stockholder identified in this prospectus under the section titled “Selling Stockholder.” These shares consist of 1,618,000 shares of common stock that are issuable upon the conversion of a certain convertible debenture and 500,000 shares of common stock that are issuable upon the exercise of certain warrants as described herein. The shares are being registered to permit the selling stockholder to sell the shares from time to time in the public market. We will not receive any proceeds from the sale of the common stock by any selling stockholder. Assuming that all warrants held by the selling stockholder are exercised for cash, we will receive proceeds of approximately $1,492,550. We have agreed to pay the expenses of preparing this prospectus and the related registration expenses.

     Our common stock is currently quoted on the Over-The-Counter Bulletin Board under the symbol “FXPT.OB”. On August 14, 2008, the last reported sale price of our common stock as reported on the Over-The-Counter Bulletin Board was $1.20 per share. The selling stockholder, directly or through agents, brokers or dealers designated from time to time, may sell shares under this prospectus at market prices prevailing at the time of sale or at negotiated prices. See the section of this document titled “Plan of Distribution.”

     We are a Nevada corporation incorporated on November 4, 2004. Our principal executive offices are located at 64 Knightsbridge, London, England, United Kingdom SW1X 7JF, and our telephone number is 44-207-590-9630.

---

Investing in our common stock involves risks that are described in the “Risk Factors” section beginning on page 10 of this prospectus. We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ________, 2008.

     You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell those securities in any jurisdiction where the offer and sale is not permitted. The information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS SUMMARY

     The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements and the notes to the financial statements. As used throughout this prospectus, the terms “we,” “us,” and “our” refer to Fox Petroleum Inc., a Nevada corporation, and/or our wholly owned subsidiaries, Fox Petroleum (Alaska) Inc. and Fox Energy Exploration Limited, as the case may be.

FOX PETROLEUM INC.

Our Business

     We are a development stage company engaged in the identification, acquisition, exploration, and, if warranted, development of prospective oil and gas properties. We were previously engaged in mineral resource exploration. Because we have not discovered any economically viable mineral deposit on our mineral property, we decided to change the direction of our exploration activities to oil and gas sectors. We have oil and gas leases in Alaska, farm-in interests in the licenses covering blocks in the UK North Sea, and joint venture interests in a gas well in Texas, and a net revenue interest in leases in Kansas.

     In addition to the exploration and development activities in the U.S. and U.K., we are also actively seeking opportunities in other global regions with a particular focus and interest in the emerging market sector. We believe that there are many small field developments available which are in the “already proven/near production” stage where our strategic development skills and the experience of our management team would give us an advantage compared to comparably sized oil companies. Our search has highlighted several prospects in Russia and the Commonwealth of Independent States as well as the Caspian region as a whole which are not the subject of a confidentiality agreement with the principals who hold the rights/licenses to the various fields. We would also consider entering into a joint venture to develop a small oil field in this area if the economics and political risk meet our criteria.

     There is no assurance that a commercially viable oil and gas reserve exists on any of our current and future properties, and a great deal of further exploration will be required before a final evaluation as to the economic and legal feasibility for our future exploration is determined. To date, we do not know if an economically viable oil and gas reserve exist on any of our properties and there is no assurance that we will discover one.

     Our plan of operation is to conduct exploration work on each of our properties in order to ascertain whether any of them possesses commercially exploitable quantities of oil and gas reserves. There can be no assurance that such oil and gas reserves exist on any of our properties.

     Even if we complete our proposed exploration programs on our properties and we are successful in identifying an oil and gas reserve, we will have to spend substantial funds on further drilling and engineering studies before we will know whether we have a commercially viable oil and gas reserve.

Our Financial Position

     Our consolidated financial statements for the period from November 4, 2004 (inception) to February 29, 2008 and the quarter ended May 31, 2008 are included in this prospectus.

     We have incurred net losses since our inception and expect to incur further losses in the development of our business. Our independent accountants have included an explanatory paragraph in their reports included in this prospectus, stating that we have not yet achieved profitable operations and that we are dependent on our ability to raise capital from stockholders or other sources to meet our obligations and repay our liabilities arising from normal business operations when they come due, and that these factors, among others, may raise substantial doubt about our ability to continue as a going concern.

     See “Index to Financial Statements” beginning on page F-1.

Our Corporate Information

     We are a Nevada corporation. Our principal executive offices are located at 64 Knightsbridge, London, England, United Kingdom SW1X 7JF, and our telephone number is 44-207-590-9630. Our corporate website is www.foxpetro.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus.

THE OFFERING

Securities offered by the selling stockholders	Up to 2,118,000 shares of common stock

Common stock outstanding on July 14, 2008	15,168,245 shares

Use of proceeds

We will not receive any proceeds from the sale of the common stock. However, we will receive the sale price of any common stock we sell to the selling stockholder upon exercise of the warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes.

Risk Factors

Investing in our common shares involves a high degree of risk. You should carefully review and consider the risks set forth under “Risk Factors,” as well as the other information contained in this prospectus before purchasing any shares of our common stock.

Private Placement

     On June 24, 2008, we entered into a securities purchase agreement with Trafalgar Capital Specialized Investment Fund, Luxembourg (“Trafalgar”) pursuant to which we sold to Trafalgar $2,500,000 of a senior secured convertible redeemable debenture. Pursuant to the terms of the securities purchase agreement, we agreed to pay to Trafalgar a legal and documentation review fee of $17,500, a due diligence fee of $10,000, a warrant to purchase 500,000 shares of our common stock for 5 years at an exercise price of $2.9851, a commitment fee equal to 7% of the principal amount of the debenture, a facility fee equal to 2% of the principal amount of the debenture, and 200,000 restricted shares of our common stock. In addition, we agreed to enter into a committed equity facility with Trafalgar, which will be entered into upon the debenture being repaid in full by us.

     The debenture matures on October 24, 2008 and bears an annual interest rate of (i) 14% compounded monthly from June 24, 2008 until the date of effectiveness of our registration statement covering shares of our common stock into which the debenture may be converted and issuable upon exercise of the warrant, and (ii) 10% compounded monthly thereafter until the unpaid principal of the debenture is paid.

     An event of default occurs if (i) we fail to pay amounts due under the debenture, (ii) our transfer agent fails to issue freely tradeable common stock to Trafalgar within 3 days of our receiving a notice of conversion or exercise after our registration statement is declared effective, (iii) we fail to comply with any of our other agreements in the debenture for 5 business days after receiving notice to comply, (iv) we enter into bankruptcy or become insolvent, or (v) we breach any of covenants under the securities purchase agreement and do not cure within 5 business days of receiving a written notice of the breach. Upon an event of default, Trafalgar may accelerate full repayment of the debenture outstanding and accrued interest thereon.

     Also, if there is an event of default, Trafalgar is entitled, at its option, to convert and sell the principal amount of the debenture plus accrued interest into shares of our common stock at the price per share equal to the lesser of (i) 125% of the volume weighted average price as quoted by Bloomberg L.P. on June 24, 2008, or (ii) 85% of the lowest daily closing volume weighted average price as quoted by Bloomberg L.P. during the 5 trading days immediately preceding the date of conversion. However, if we issue or sell shares of our common stock without consideration or for a consideration per share less than the bid price of our common stock determined immediately prior to its issuance, the conversion price will be reset to 85% of such sales price if the reset price is lower than the conversion price. In no event will Trafalgar be entitled to convert the debenture for a number of shares of our common stock in excess of that number of shares of our common stock, upon giving effect to such conversion, would cause the aggregate number of shares of our common stock beneficially owned by Trafalgar and its affiliates to exceed 4.99% of the outstanding shares of our common stock following such conversion without our approval.

     We may redeem the debenture provided that our common stock is trading below 125% of the volume weighted average price as quoted by Bloomberg L.P. on June 24, 2009 at the time we give Trafalgar the redemption notice, by paying the unpaid principal and interest accrued to such date and a prepayment premium of 11% redemption premium on the amount redeemed. We must redeem the entire principal amount outstanding on the debenture on October 24, 2008 at a 4% redemption premium.

     So long as any of the principal of or interest on the debenture remains unpaid, we may not, without the prior consent of Trafalgar, (i) issue or sell shares of our common stock without consideration or for a consideration per share less than the bid price of our common stock determined immediately prior to its issuance, (ii) issue or sell any warrant, option, right, contract, call, or other security instrument granting the holder thereof, the right to acquire our common stock without consideration or for a consideration less than our common stock’s bid price value determined immediately prior to its issuance, (iii) enter into any security instrument granting the holder a security interest in any of our or our subsidiary’s assets, (iv) permit any of our subsidiaries to enter into any security instrument granting the holder a security interest in any assets of such subsidiary, (v) file any registration statement on Form S-8, or (vi) incur any additional debt or permit any of our subsidiaries to incur any additional debt without Trafalgar’s prior written consent.

     In addition, pursuant to the securities purchase agreement, so long as the debenture is outstanding, neither we nor our subsidiaries may enter into, amend, modify, or supplement any agreement, transaction, commitment, or arrangement with any of our or our subsidiary’s officers, directors, persons who were officers or directors at any time during the previous 2 years, stockholders who beneficially own 5% or more of our common stock, or affiliates or with any individual related by blood, marriage, or adoption to any such individual or with any entity in which any such entity or individual owns a 5% or more beneficial interest except for (i) customary employment arrangements and benefit programs on reasonable terms, (ii) any investment in our affiliate, (iii) any agreement, transaction, commitment, or arrangement on an arms-length basis on terms no less favorable than terms which would have been obtainable from a person other than the foregoing individuals, (iv) any agreement, transaction, commitment, or arrangement which is approved by a majority of our disinterested directors (which exclude any director who is also our or our subsidiary’s officer).

     In addition, on June 24, 2008, to induce Trafalgar to execute and deliver the securities purchase agreement, we entered into a registration rights agreement with Trafalgar. Pursuant to the registration rights agreement, we agreed to prepare and file with the Securities and Exchange Commission a registration statement for the registration for the resale by Trafalgar of shares of our common stock issuable to Trafalgar upon conversion of the debenture and shares of our common stock issuable to Trafalgar upon exercise of the warrant. We also have to use our best efforts to have the registration statement declared effective by the Securities and Exchange Commission no later than September 22, 2008. We have to cause the registration statement to remain effective until Trafalgar sells all of the shares issuable to Trafalgar upon conversion of the debenture and upon exercise of the warrant. If the Securities and Exchange Commission does not declare the registration statement effective by September 22, 2008, or if after the Securities and Exchange Commission declares the registration statement effective, Trafalgar cannot sell the shares of our common stock pursuant to the registration statement, we have to pay liquidated damages to Trafalgar, at its option, either a cash amount or shares of our common stock equal to 2% of the liquidated value of the debenture outstanding for each 30 day period after July 24, 2008 or September 22, 2008 as the case may be.

     In addition, on June 24, 2008, we issued Trafalgar a warrant to purchase 500,000 shares of our common stock at $2.9851 per share until June 24, 2013. If we issue or sell any shares of our common stock (except for certain securities) for a consideration per share less than the price equal to the exercise price in effect immediately prior to such issuance or sale, then immediately after such issue or sale the exercise price then in effect has to be reduced to 85% of such consideration per share. Upon such adjustment of the exercise price, the number of the shares of our common stock issuable upon exercise of the warrant must be adjusted to the number of shares determined by multiplying the exercise price in effect immediately prior to such adjustment by the number of the shares of our common stock issuable upon exercise the warrant immediately prior to such adjustment and dividing the product thereof by the adjusted exercise price. In no event Trafalgar will be entitled to exercise the warrant for a number of shares of our common stock in excess of that number of shares of our common stock which, upon giving effect to such exercise, would cause the aggregate number of shares of our common stock beneficially owned by Trafalgar and its affiliates to exceed 4.99% of the outstanding shares of our common stock following such exercise, except within 60 days of June 24, 2013.

     In addition, on June 24, 2008, in connection with the securities purchase agreement, Trafalgar and we entered into a security agreement, pursuant to which we agreed to provide Trafalgar with a security interest in all of our and our current or future acquired subsidiaries’ assets to secure our obligations to Trafalgar including our obligations to Trafalgar under the securities purchase agreement and the debenture and any other amounts owed to Trafalgar by our company.

     In addition, on June 24, 2008, in connection with the securities purchase agreement, we entered into an escrow agreement with Trafalgar and The Law Office of James G. Dodrill II, P.A., the escrow agent. We also entered into irrevocable transfer agent instructions with our transfer agent.

     Registration of Shares for Resale by Trafalgar

     We are registering an aggregate of 2,118,000 shares of common stock for resale by Trafalgar on the registration statement of which this prospectus forms a part. These 2,118,000 shares consist of 1,618,000 shares of common stock underlying the debenture which we issued to Trafalgar, and 500,000 shares of common stock underlying the warrants which we issued to Trafalgar.

     As of June 24, 2008, the date of our securities purchase agreement with Trafalgar, we had 14,968,245 shares of common stock outstanding. The 2,118,000 common shares offered hereby represent approximately 30% of our outstanding common shares held by non-affiliates as of the date of the securities purchase agreement. We determined to register 2,118,000 common shares based on the requirements of Rule 415 promulgated under the Securities Act of 1933, as amended, and related commentary on Rule 415 by the staff of the Securities and Exchange Commission.

SUMMARY FINANCIAL INFORMATION:
FISCAL YEAR

Statement of Operations Data:
For the fiscal years ended February 29, 2008 and 2007 and period from inception to February 29, 2008

			November 4,
			2004 (Date of
	Fiscal Year ended	Fiscal Year ended	Inception) to
	February 29,	February 28,	February 29,
	2008	2007	2008

Expenses:
Accounting and audit fees	$63,417	$15,520	$96,930
Advertising and public relations	1,700,375	-	1,700,375
Bank charges	9,684	156	10,322
Consulting fees	208,798	-	208,798
Filing and transfer agent	10,577	2,977	16,685
Legal fees	135,734	9,094	163,858
Management fees	185,440	16,000	209,440
Mineral property acquisition and exploration costs	-	5,000	17,000
Office and miscellaneous	167,336	5,808	177,244
Insurance	19,635	-	19,635

Travel and entertainment	136,563	-	136,563
Loss before other item	(2,637,559)	(54,555)	(2,756,850)
Other item:
Interest income	9,356	-	9,356
Net loss for the period	$(2,628,203)	$(54,555)	$(2,747,494)
Basic and diluted loss per share	$(0.22)	$(0.01)

Balance Sheet Data:
As of February 29, 2008 and 2007

Assets	Feb. 29, 2008	Feb. 28, 2007

Current
Cash – general	$271,601	$119,051
– restricted	30,000	-
Prepaid expenses	63,084	-

	364,685	119,051
Oil and gas interests	5,800,917	-

	$6,165,602	$119,051

Liabilities

Current
Accounts payable and accrued liabilities	$664,519	$40,467
Due to related parties	29,975	29,975

	694,494	70,442
Advisors’ fees payable in stock	35,000	-

	729,494	70,442

Stockholders’ equity

Capital stock
Authorized:
90,000,000 common shares, par value $0.001 per share
Issued and outstanding:
14,968,245 common shares (2007: 9,860,000 common shares)	14,968	9,860
Additional paid-in capital	8,168,634	158,040
Deficit accumulated during the development stage	(2,747,494)	(119,291)

	5,436,108	48,609

	$6,165,602	$119,051

SUMMARY FINANCIAL INFORMATION:
INTERIM QUARTER

Statement of Operations Data:
For the quarter ended May 31, 2008

			November 4,
			2004 (Date of
	Fiscal Year ended	Fiscal Year ended	Inception) to
	February 29,	February 28,	February 29,
	2008	2007	2008

Expenses:
Accounting and audit fees	$63,417	$15,520	$96,930
Advertising and public relations	1,700,375	-	1,700,375
Bank charges	9,684	156	10,322
Consulting fees	208,798	-	208,798
Filing and transfer agent	10,577	2,977	16,685
Legal fees	135,734	9,094	163,858
Management fees	185,440	16,000	209,440
Mineral property acquisition and exploration costs	-	5,000	17,000
Office and miscellaneous	167,336	5,808	177,244
Insurance	19,635	-	19,635
Travel and entertainment	136,563	-	136,563

Loss before other item	(2,637,559)	(54,555)	(2,756,850)

Other item:
Interest income	9,356	-	9,356

Net loss for the period	$(2,628,203)	$(54,555)	$(2,747,494)

Basic and diluted loss per share	$(0.22)	$(0.01)

Balance Sheet Data:
As of May 31, 2008

Assets	May 31,
2008
Current
Cash – general	$89,179
– restricted	31,003
Prepaid expenses	57,544

177,726
Oil and gas interests	6,513,187

$6,690,913

Liabilities

Current
Accounts payable and accrued liabilities	$672,973
Due to related parties	29,975

Notes payable	900,000

1,602,948
Fees payable in stock and warrants	851,650

2,454,598

Stockholders’ Equity

Capital stock
Authorized:
90,000,000 common shares, par value $0.001 per share
Issued and outstanding:
14,968,245 common shares (Feb. 29, 2008: 14,968,245 common
shares)	14,968
Additional paid-in capital	8,168,634
Deficit accumulated during the development stage	(3,947,287)

4,236,315

$6,690,913

[Remainder of page intentionally left blank]

RISK FACTORS

In addition to other information in this prospectus, the following risk factors should be carefully considered in evaluating our business because such factors may have a significant impact on our business, operating results, liquidity and financial condition. As a result of the risk factors set forth below, actual results could differ materially from those projected in any forward-looking statements. Additional risks and uncertainties not presently known to us, or that we currently consider to be immaterial, may also impact our business, operating results, liquidity and financial condition. If any such risks occur, our business, operating results, liquidity and financial condition could be materially affected in an adverse manner. Under such circumstances, the trading price of our securities could decline, and you may lose all or part of your investment.

Risks Relating To Our Business and the Oil and Gas Industry

We have had a history of losses and no revenue to date, which trend may continue and may negatively impact our ability to achieve our business objectives.

We have experienced net losses since inception, and expect to continue to incur substantial losses for the foreseeable future. To date, we have not generated any revenues from our operations. We will not be able to generate significant revenues in the immediate future and our management expects operating expenses to increase substantially over the next 12 months because of our increased oil and gas exploration activities. As a result, our management expects the business to continue to experience negative cash flow for the foreseeable future and cannot predict when, if ever, our business might become profitable. In addition to our recent financing from Trafalgar, we need to raise additional funds, and such funds may not be available on commercially acceptable terms, if at all. If we are unable to raise funds on acceptable terms, we may not be able to execute our business plan, take advantage of future opportunities, or respond to competitive pressures or unanticipated requirements. This may seriously harm our business, financial condition and results of operations.

Because we are in the development stage, have not yet achieved profitable operations and are dependent on our ability to raise capital from stockholders or other sources to meet our obligations and repay our liabilities arising from normal business operations when they become due, in their report on our audited financial statements for the years ended February 29, 2008 and February 28, 2007, our independent auditors included an explanatory paragraph regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosure describing the circumstances that lead to this disclosure by our independent auditors.

We are a development stage company with a limited operating history, which may hinder our ability to successfully meet our objectives.

We are a development stage company with only a limited operating history upon which to base an evaluation of our current business and future prospects. We have only begun engaging in the oil and gas exploration and development business since February 2007 and our company does not have an established history of locating and developing properties that have oil and gas reserves. As a result, the revenue and income potential of our business is unproven. In addition, because of our limited operating history, we have limited insight into trends that may emerge and affect our business. Errors may be made in predicting and reacting to relevant business trends and we will be subject to the risks, uncertainties and difficulties frequently encountered by early-stage companies in evolving markets. We may not be able to successfully address any or all of these risks and uncertainties. Failure to adequately do so could cause our business, results of operations and financial condition to suffer.

Market conditions or operation impediments may hinder our access to oil and gas markets or delay our potential production.

The marketability of potential production from our properties depends in part upon the availability, proximity and capacity of pipelines, natural gas gathering systems and processing facilities. This dependence is heightened where this infrastructure is less developed. Therefore, even if drilling results are positive in certain areas of our oil and gas properties, a new gathering system may need to be built to handle the potential volume of oil and gas produced. We might be required to shut in wells, at least temporarily, for lack of a market or because of the inadequacy or unavailability of transportation facilities. If that were to occur, we would be unable to realize revenue from those wells until arrangements were made to deliver production to market.

Even if we are able to establish any oil or gas reserves on our properties, our ability to produce and market oil and gas is affected and also may be harmed by:

  inadequate pipeline transmission facilities or carrying capacity;
  government regulation of natural gas and oil production;
  government transportation, tax and energy policies;
  changes in supply and demand; and
  general economic conditions.

Our future performance is dependent upon our ability to identify, acquire and develop oil and gas properties, the failure of which could result in under use of capital and losses.

Our future performance depends upon our ability to identify, acquire and develop oil and gas reserves that are economically recoverable. Our success will depend upon our ability to acquire working and revenue interests in properties upon which oil and gas reserves are ultimately discovered in commercial quantities, and our ability to develop prospects that contain proven oil and gas reserves to the point of production. Without successful acquisition and exploration activities, we will not be able to develop oil and gas reserves or generate revenues. We cannot provide you with any assurance that we will be able to identify and acquire oil and gas reserves on acceptable terms, or that oil and gas deposits will be discovered in sufficient quantities to enable us to recover our exploration and development costs or sustain our business.

The successful acquisition and development of oil and gas properties requires an assessment of recoverable reserves, future oil and gas prices and operating costs, potential environmental and other liabilities, and other factors. Such assessments are necessarily inexact and their accuracy inherently uncertain. In addition, no assurance can be given that our exploitation and development activities will result in the discovery of any reserves.

We have a very small management team and the loss of any member of our team may prevent us from implementing our business plan in a timely manner.

We currently have four executive officers and a limited number of full time employees and consultants upon whom our success largely depends. We do not maintain key person life insurance policies on our executive officers or consultants, the loss of which could seriously harm our business, financial condition and results of operations. In such an event, we may not be able to recruit personnel to replace our executive officers or consultants in a timely manner, or at all, on acceptable terms.

If we are unable to successfully recruit qualified managerial and field personnel having experience in oil and gas exploration, we may not be able to continue our operations.

In order to successfully implement and manage our business plan, we will depend upon, among other things, successfully recruiting qualified managerial and field personnel having experience in the oil and gas exploration business. Competition for qualified individuals is intense. We may not be able to find, attract and retain qualified personnel on acceptable terms. If we are unable to find, attract and retain qualified personnel with technical expertise, our business operations could suffer.

Future growth could strain our personnel and infrastructure resources, and if we are unable to implement appropriate controls and procedures to manage our growth, we may not be able to successfully implement our business plan.

We expect to experience rapid growth in our operations, which will place a significant strain on our management, administrative, operational and financial infrastructure. Our future success will depend in part upon the ability of our executive officers to manage growth effectively. This may require us to hire and train additional personnel to manage our expanding operations. In addition, we must continue to improve our operational, financial and management controls and our reporting systems and procedures. If we fail to successfully manage our growth, we may be unable to execute upon our business plan.

We will have substantial capital requirements that, if not met, may hinder our growth and operations.

Our future growth depends on our ability to make large capital expenditures for the exploration and development of our natural gas and oil properties. Future cash flows and the availability of financing will be subject to a number of variables, such as:

  the success of our planned projects on North Slope and Cook Inlet in Alaska, Pecos County in Texas, and in the UK North Sea;
  success in locating and producing reserves; and
  prices of natural gas and oil.

Financing might not be available in the future, or we might not be able to obtain necessary financing on acceptable terms, if at all. If sufficient capital resources are not available, we might be forced to curtail our drilling and other activities or be forced to sell some assets on an untimely or unfavorable basis, which would have an adverse affect on our business, financial condition and results of operations.

If we obtain additional financing, our existing stockholders may suffer substantial dilution or we may not have sufficient funds to pay the interest on our current or future debt.

Additional financing sources will be required in the future to fund developmental and exploratory drilling. Issuing equity securities to satisfy our financing requirements could cause substantial dilution to our existing stockholders.

Additional debt financing could lead to:

  a substantial portion of operating cash flow being dedicated to the payment of principal and interest;
  being more vulnerable to competitive pressures and economic downturns; and
  restrictions on our operations.

If we incur indebtedness, our ability to meet our debt obligations and reduce our level of indebtedness depends on future performance. General economic conditions, oil and gas prices and financial, business and other factors affect our operations and future performance. Many of these factors are beyond our control. We cannot assure you that we will be able to generate sufficient cash flow to pay the interest on our current or future debt or that future working capital, borrowings or equity financing will be available to pay or refinance such debt. Factors that will affect our ability to raise cash through an offering of our capital stock or a refinancing of our debt include financial market conditions, the value of our assets and performance at the time we need capital. We cannot assure you that we will have sufficient funds to make such payments. If we do not have sufficient funds and are otherwise unable to negotiate renewals of our borrowings or arrange additional financing, we might have to sell significant assets. Any such sale could have a material adverse effect on our business and financial results.

We may not be able to determine reserve potential or identify liabilities associated with our properties in Alaska, Texas, and UK North Sea and/or other future properties. We may also not be able to obtain protection from vendors against possible liabilities, which could cause us to incur losses.

Although we have reviewed and evaluated our properties in Alaska, Texas, and UK North Sea in a manner consistent with industry practices, such review and evaluation might not necessarily reveal all existing or potential problems. This is also true for any future acquisitions made by us. Inspections may not always be performed on every well, and environmental problems, such as groundwater contamination, are not necessarily observable even when an inspection is undertaken. Even when problems are identified, a vendor may be unwilling or unable to provide effective contractual protection against all or part of those problems, and we may assume environmental and other risks and liabilities in connection with the acquired properties.

If we or our operators fail to maintain adequate insurance, our business could be materially and adversely affected.

Our operations are subject to risks inherent in the oil and gas industry, such as blowouts, cratering, explosions, uncontrollable flows of oil, gas or well fluids, fires, pollution, earthquakes and other environmental risks. These risks could result in substantial losses due to injury and loss of life, severe damage to and destruction of property and equipment, pollution and other environmental damage, and suspension of operations. We could be liable for environmental damages caused by previous property owners. As a result, substantial liabilities to third parties or governmental entities may be incurred, the payment of which could have a material adverse effect on our financial condition and results of operations.

Any prospective drilling contractor or operator which we hire will be required to maintain insurance of various types to cover our operations with policy limits and retention liability customary in the industry. Therefore, we do not plan to acquire our own insurance coverage for such prospects. The occurrence of a significant adverse event on such prospects that is not fully covered by insurance could result in the loss of all or part of our investment in a particular prospect which could have a material adverse effect on our financial condition and results of operations.

The oil and gas industry is highly competitive, and we may not have sufficient resources to compete effectively.

The oil and gas industry is highly competitive. We compete with oil and natural gas companies and other individual producers and operators, many of which have longer operating histories and substantially greater financial and other resources than we do, as well as companies in other industries supplying energy, fuel and other needs to consumers. Our larger competitors, by reason of their size and relative financial strength, can more easily access capital markets than we can and may enjoy a competitive advantage in the recruitment of qualified personnel. They may be able to absorb the burden of any changes in laws and regulation in the jurisdictions in which we do business and handle longer periods of reduced prices for oil and gas more easily than we can. Our competitors may be able to pay more for oil and gas leases and properties and may be able to define, evaluate, bid for and purchase a greater number of leases and properties than we can. Further, these companies may enjoy technological advantages and may be able to implement new technologies more rapidly than we can. Our ability to acquire additional properties in the future will depend upon our ability to conduct efficient operations, evaluate and select suitable properties, implement advanced technologies and consummate transactions in a highly competitive environment.

Exploration and production activities are subject to certain environmental regulations which may prevent or delay the commencement or continuance of our operations.

In general, our exploration and production activities are subject to certain federal, state and local laws and regulations relating to environmental quality and pollution control. Such laws and regulations increase the costs of these activities and may prevent or delay the commencement or continuance of a given operation. Specifically, we are subject to legislation regarding emissions into the environment, water discharges and storage and disposition of hazardous wastes. In addition, legislation has been enacted which requires well and facility sites to be abandoned and reclaimed to the satisfaction of state authorities. However, such laws and regulations are frequently changed and any such changes may have material adverse effects on our activities. We are unable to predict the ultimate cost of compliance with such laws and regulations. Generally, environmental requirements do not appear to affect us any differently or to any greater or lesser extent than other companies in the industry. To date we have not been required to spend any material amount on compliance with environmental regulations. However, we may be required to do so in future and this may affect our ability to expand or maintain our operations.

Any change to government regulation/administrative practices may have a negative impact on our ability to operate and our profitability.

The business of oil and gas exploration and development is subject to substantial regulation under federal, state, local and foreign laws relating to the exploration for, and the development, upgrading, marketing, pricing, taxation, and transportation of oil and gas and related products and other matters. Amendments to current laws and regulations governing operations and activities of oil and gas exploration and development operations could have a material adverse impact on our business. In addition, there can be no assurance that income tax laws, royalty regulations and government incentive programs related to our oil and gas properties and the oil and gas industry generally, will not be changed in a manner which may adversely affect our progress and cause delays, inability to explore and develop or abandonment of these interests.

Permits, leases, licenses, and approvals are required from a variety of regulatory authorities at various stages of exploration and development. There can be no assurance that the various government permits, leases, licenses and approvals sought will be granted in respect of our activities or, if granted, will not be cancelled or will be renewed upon expiry. There is no assurance that such permits, leases, licenses, and approvals will not contain terms and provisions which may adversely affect our exploration and development activities.

Shortages of rigs, equipment, supplies and personnel could delay or otherwise adversely affect our cost of operations or our ability to operate according to our business plans.

If drilling activity increases in North Slope, Alaska, Texas, or UK North Sea, a shortage of drilling and completion rigs, field equipment and qualified personnel could develop. These costs have recently increased sharply and could continue to do so. The demand for and wage rates of qualified drilling rig crews generally rise in response to the increasing number of active rigs in service and could increase sharply in the event of a shortage. Shortages of drilling and completion rigs, field equipment or qualified personnel could delay, restrict or curtail our exploration and development operations, which could in turn harm our operating results.

To the extent that we establish oil and gas reserves, we will be required to replace, maintain or expand our oil and gas reserves in order to prevent our reserves and production from declining, which would adversely affect cash flows and income.

In general, production from oil and gas properties declines over time as reserves are depleted, with the rate of decline depending on reservoir characteristics. If we establish reserves, of which there is no assurance, and we are not successful in our subsequent exploration and development activities or in subsequently acquiring properties containing proved reserves, our proved reserves will decline as reserves are produced. Our future oil and gas production is highly dependent upon our ability to economically find, develop or acquire reserves in commercial quantities.

To the extent cash flow from operations is reduced, either by a decrease in prevailing prices for oil and gas or an increase in finding and development costs, and external sources of capital become limited or unavailable, our ability to make the necessary capital investment to maintain or expand our asset base of oil and gas reserves would be impaired. Even with sufficient available capital, our future exploration and development activities may not result in additional proved reserves, and we might not be able to drill productive wells at acceptable costs.

The geographic concentration of all of our properties in Alaska, Texas, and UK North Sea subjects us to an increased risk of loss of revenue or curtailment of production from factors affecting those areas.

The geographic concentration of all of our leasehold interests in Alaska, our joint venture interests in Texas, and our farm-in interests in UK North Sea means that our properties could be affected by the same event should the regions experience:

  severe weather;
  delays or decreases in production, the availability of equipment, facilities or services;
  delays or decreases in the availability of capacity to transport, gather or process production; or
  changes in the regulatory environment.

The oil and gas exploration and production industry is historically a cyclical industry and market fluctuations in the prices of oil and gas could adversely affect our business.

Prices for oil and gas tend to fluctuate significantly in response to factors beyond our control. These factors include:

  weather conditions in the United States and wherever our property interests are located;
  economic conditions, including demand for petroleum-based products, in the United States and the rest of the world;
  actions by OPEC, the Organization of Petroleum Exporting Countries;
  political instability in the Middle East and other major oil and gas producing regions;
  governmental regulations, both domestic and foreign;
  domestic and foreign tax policy;
  the pace adopted by foreign governments for the exploration, development, and production of their national reserves;
  the price of foreign imports of oil and gas;
  the cost of exploring for, producing and delivering oil and gas;
  the discovery rate of new oil and gas reserves;
  the rate of decline of existing and new oil and gas reserves;
  Available pipeline and other oil and gas transportation capacity;
  the ability of oil and gas companies to raise capital;
  the overall supply and demand for oil and gas; and
  the availability of alternate fuel sources.

Changes in commodity prices may significantly affect our capital resources, liquidity and expected operating results. Price changes will directly affect revenues and can indirectly impact expected production by changing the amount of funds available to reinvest in exploration and development activities. Reductions in oil and gas prices not only reduce revenues and profits, but could also reduce the quantities of reserves that are commercially recoverable. Significant declines in prices could result in non-cash charges to earnings due to impairment.

Changes in commodity prices may also significantly affect our ability to estimate the value of producing properties for acquisition and divestiture and often cause disruption in the market for oil and gas producing properties, as buyers and sellers have difficulty agreeing on the value of the properties. Price volatility also makes it difficult to budget for and project the return on acquisitions and the development and exploitation of projects. We expect that commodity prices will continue to fluctuate significantly in the future.

Exploratory drilling involves many risks that are outside our control which may result in a material adverse effect on our business, financial condition or results of operations.

The business of exploring for and producing oil and gas involves a substantial risk of investment loss. Drilling oil and gas wells involves the risk that the wells may be unproductive or that, although productive, the wells may not produce oil or gas in economic quantities. Other hazards, such as unusual or unexpected geological formations, pressures, fires, blowouts, power outages, sour gas leakage, loss of circulation of drilling fluids or other conditions may substantially delay or prevent completion of any well. Adverse weather conditions can also hinder drilling operations. A productive well may become uneconomic if water or other deleterious substances are encountered that impair or prevent the production of oil or gas from the well. In addition, production from any well may be unmarketable if it is impregnated with water or other deleterious substances. There can be no assurance that oil and gas will be produced from the properties in which we have interests.

We are dependent upon the efforts of various third parties that we do not control and, as a result, we may not be able to control the timing of development efforts, associated costs, or the rate of production of reserves (if any).

The success of our business depends upon the efforts of various third parties that we do not control. At least at the present, we do not plan to serve as the operator for our projects. As a result, we may have limited ability to exercise influence over the operations of the properties or their associated costs. Our dependence on the operator and, where applicable, other working interest owners for these projects and our limited ability to influence operations and associated costs could prevent the realization of our targeted returns on capital in drilling or acquisition activities. The success and timing of development and exploitation activities on properties operated by others depend upon a number of factors that will be largely outside of our control, including:

  the timing and amount of capital expenditures;
  the operator's expertise and financial resources;
  approval of other participants in drilling wells;
  selection of technology;

  the rate of production of the reserves; and
  the availability of suitable drilling rigs, drilling equipment, production and transportation infrastructure, and qualified operating personnel.

We will rely upon various companies to provide us with technical assistance and services. We will also rely upon the services of geologists, geophysicists, chemists, engineers and other scientists to explore and analyze oil and gas prospects to determine a method in which the oil and gas prospects may be developed in a cost-effective manner. Although our management has relationships with a number of third-party service providers, we cannot assure you that we will be able to continue to rely on such persons. If any of these relationships with third-party service providers are terminated or are unavailable on commercially acceptable terms, we may not be able to execute our business plan.

We may be unable to retain our leases or licenses and working interests in our leases or licenses, which would result in significant financial losses to our company.

In general, our properties are held under oil and gas leases or licenses. If we fail to meet the specific requirements of each lease or license, such lease or license may terminate or expire. We cannot assure you that any of the obligations required to maintain each lease or license will be met. The termination or expiration of our leases or licenses will harm our business. Our property interests will terminate unless we fulfill certain obligations under the terms of our leases or licenses and other agreements related to such properties. If we are unable to satisfy these conditions on a timely basis, we may lose our rights in these properties. The termination of our interests in these properties will harm our business. In addition, we will need significant funds to meet capital requirements for the exploration activities that we intend to conduct on our properties.

Title deficiencies could render our leases worthless which could have adverse effects on our financial condition or results of operations.

The existence of a material title deficiency can render a lease worthless and can result in a large expense to our business. It is our practice in acquiring oil and gas leases or undivided interests in oil and gas leases to forgo the expense of retaining lawyers to examine the title to the oil or gas interest to be placed under lease or already placed under lease. Instead, we rely upon the judgment of oil and gas landmen who perform the field work in examining records in the appropriate governmental office before attempting to place under lease a specific oil or gas interest. We do not anticipate that we, or the person or company acting as operator of the wells located on the properties that we lease or may lease in the future, will obtain counsel to examine title to the lease until the well is about to be drilled. As a result, we may be unaware of deficiencies in the marketability of the title to the lease. Such deficiencies may render the lease worthless.

Risks Relating to Our Common Stock

A decline in the price of our common stock could affect our ability to raise further working capital and adversely impact our ability to continue operations.

A prolonged decline in the price of our common stock could reduce liquidity of our common stock and reduce our ability to raise capital. Because a significant portion of our operations have been and will be financed through the sale of equity securities, a decline in the price of our common stock could be especially detrimental to our liquidity and our operations. Such reductions may force us to reallocate funds from other planned uses and may have a significant negative effect on our business plan and operations, including our ability to continue our current operations. If our stock price declines, we can offer no assurance that we will be able to raise additional capital or generate funds from operations sufficient to meet our obligations. If we are unable to raise sufficient capital in the future, we may not be able to have the resources to continue our normal operations.

The market price for our common stock may also be affected by our ability to meet or exceed expectations of analysts or investors. Any failure to meet these expectations, even if minor, may have a material adverse effect on the market price of our common stock.

If we issue additional shares in the future, it will result in the dilution of our existing shareholders.

Our articles of incorporation authorize the issuance of up to 90,000,000 shares of common stock with a par value of $0.001 per share. Our board of directors may choose to issue some or all of such shares to acquire one or more businesses or to provide additional financing in the future. The issuance of any such shares will reduce the book value and market price of the outstanding shares of our common stock. If we issue any such additional shares, such issuance will reduce the proportionate ownership and voting power of all current shareholders. Further, such issuance may result in a change of control of our corporation.

Trading of our stock may be restricted by the Securities Exchange Commission's penny stock regulations, which may limit a stockholder's ability to buy and sell our common stock.

The Securities and Exchange Commission has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission, which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Financial Industry Regulatory Authority sales practice requirements may also limit a stockholder's ability to buy and sell our stock.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Our common stock is illiquid and the price of our common stock may be negatively impacted by factors which are unrelated to our operations.

Our common stock currently trades on a limited basis on the OTC Bulletin Board. Trading of our stock through the OTC Bulletin Board is frequently thin and highly volatile. There is no assurance that a sufficient market will develop in our stock, in which case it could be difficult for shareholders to sell their stock. The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of our competitors, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or us. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

Because of the early stage of development and the nature of our business, our securities are considered highly speculative.

Our securities must be considered highly speculative, generally because of the nature of our business and the early stage of our development. We are engaged in the business of exploring and, if warranted, developing commercial reserves of oil and gas. Our properties are in the exploration stage only and are without known reserves of oil and gas. Accordingly, we have not generated any revenues nor have we realized a profit from our operations to date and there is little likelihood that we will generate any revenues or realize any profits in the short term. Any profitability in the future from our business will be dependent upon locating and developing economic reserves of oil and gas, which itself is subject to numerous risk factors as set forth herein. Since we have not generated any revenues, we will have to raise additional monies through the sale of our equity securities or debt in order to continue our business operations.

We do not intend to pay dividends on any investment in the shares of stock of our company.

We have never paid any cash dividends and currently do not intend to pay any dividends for the foreseeable future. To the extent that we require additional funding currently not provided for in our financing plan, our funding sources may prohibit the payment of a dividend. Because we do not intend to declare dividends, any gain on an investment in our company will need to come through an increase in the stock’s price. This may never happen and investors may lose all of their investment in our company.

An event of default in connection with the debenture issued to Trafalgar could contribute to the future decline of our stock price.

If there is an event of default in connection with the debenture issued to Trafalgar, Trafalgar is entitled, at its option, to convert the principal amount of the debenture plus accrued interest into shares of our common stock at the price per share equal to the lesser of (i) 125% of the volume weighted average price as quoted by Bloomberg L.P. on June 24, 2008, or (ii) 85% of the lowest daily closing volume weighted average price as quoted by Bloomberg L.P. during the 5 trading days immediately preceding the date of conversion. To the extent that Trafalgar sells its shares of our common stock, our stock price may decrease due to the additional shares in the market. This could lead to Trafalgar selling additional amounts of our common stock, the sales of which would further depress our stock price.

The market price of our common stock could be reduced if Trafalgar exercises its warrant or convert the debenture, such that we would be required to issue additional shares of our commons stock.

If Trafalgar exercises its warrant or convert the debenture, such that we would be required to issue additional shares of our common stock, it would result in substantial dilution to the equity interests of our stockholders. Furthermore, we agreed to register the shares of our common stock to be issued pursuant to such warrant exercise and debenture conversion for resale. Public resales of shares of our common stock following such warrant exercise and debenture conversion could depress the prevailing market price of our common stock. Even prior to the actual warrant exercise or debenture conversion, the perception of a significant market “overhang” resulting from the existence of our obligation to honor the warrant exercise and debenture conversion could depress the market price of our common stock.

Risks Related to Our Company

Our by-laws contain provisions indemnifying our officers and directors.

Our by-laws provide the indemnification of our directors and officers to the fullest extent legally permissible under the Nevada corporate law against all expenses, liability and loss reasonably incurred or suffered by him in connection with any action, suit or proceeding. Furthermore, our by-laws provide that our board of directors may cause our company to purchase and maintain insurance for our directors and officers.

Our by-laws do not contain anti-takeover provisions and thus our management and directors may change if there is a take-over of our company.

We do not currently have a shareholder rights plan or any anti-takeover provisions in our by-laws. Without any anti-takeover provisions, there is no deterrent for a take-over of our company. If there is a take-over of our company, our management and directors may change.

Because most of our directors and officers are residents of other countries other than the United States, investors may find it difficult to enforce, within the United States, any judgments obtained against our directors and officers.

Most of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons' assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

This prospectus contains forward looking statements. These statements relate to future events or our future financial performance. In some cases, you can identify forward looking statements by terminology such as “may”, “should”, “intend”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “project”, “predict”, “potential”, or “continue” or the negative of these terms or other comparable terminology. These statements speak only as of the date of this prospectus. In particular, this prospectus contains forward looking statements pertaining to the following:

  the quantity of potential natural gas and crude oil reserves;
  potential natural gas and crude oil production levels;
  capital expenditure programs;
  projections of market prices and costs;
  supply and demand for natural gas and crude oil;
  expectations regarding our ability to raise capital and to continually add to reserves through acquisitions and development; and
  treatment under governmental regulatory regimes and tax laws.

These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks, such as our ability to establish or find reserves;
  volatility in market prices for natural gas and crude oil;
  liabilities inherent in natural gas and crude oil operations;
  uncertainties associated with estimating natural gas reserves and crude oil;
  competition for, among other things, capital, acquisitions of reserves, undeveloped lands and skilled personnel;
  political instability or changes of laws in the countries in which we operate and risks of terrorist attacks;
  incorrect assessments of the value of acquisitions;
  geological, technical, drilling and processing problems;
  the uncertainty inherent in the litigation process, including the possibility of newly discovered evidence or the acceptance of novel legal theories, and the difficulties in predicting the decisions of judges and juries; and
  other factors discussed under “Risk Factors” commencing on page 10 of this prospectus.

These risks may cause our or our industry's actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward looking statements.

Although we believe that the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward looking statements to conform these statements to actual results.

USE OF PROCEEDS

Assuming that all warrants held by the selling stockholder are exercised for cash, we will receive proceeds of approximately $1,492,550, which we intend to use for working capital and general corporate purposes. We will not receive any proceeds from the sale by the selling stockholder of the common stock already held by them or the common stock issued to the selling stockholder upon exercise of the warrants.

We have agreed to bear the expenses in connection with the registration of the common stock being offered by the selling stockholder under this prospectus, which we have estimated to be approximately $76,099.88.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is quoted on the Over-The-Counter Bulletin Board under the symbol “FXPT.OB”. Our shares of common stock were initially approved for quotation on the Over-The-Counter Bulletin Board under the name “Nova Resources Inc.” under the symbol, “NVRS.OB”. On January 11, 2007, we effected a 6-for-1 forward stock split of our authorized, issued and outstanding common stock and our trading symbol was changed to “NVAR.OB”. On February 5, 2007, we changed our name to “Fox Petroleum Inc.” upon completion of our merger with our wholly owned subsidiary, “Fox Petroleum Inc.” and our trading symbol was changed to “FXPE.OB”. On April 21, 2008, we effected a 1-for-5 reverse stock split of our authorized, issued and outstanding common stock and our trading symbol was changed to “FXPT.OB”.

The following table shows the quarterly range of high and low bid information for our common stock over the fiscal quarters for the last two fiscal years and the subsequent interim period as quoted on the Over-The-Counter Bulletin Board. We obtained the following high and low bid information from the Over-The-Counter Bulletin Board. These over-the-counter market quotations reflect inter-dealer prices without retail mark-up, mark-down or commission, and may not represent actual transactions. Investors should not rely on historical prices of our common stock as an indication of its future price performance. The last sale price of our common stock on August 14, 2008, was $1.20 per share.

Quarter Ended	Bid High	Bid Low
05/31/2006	$0.00	$0.00
08/31/2006	$0.00	$0.00
11/30/2006	$1.75	$1.50
02/28/2007	$16.3	$1.30
05/31/2007	$7.50	$3.00
08/31/2007	$14.9	$5.05
11/30/2007	$17.8	$4.35
02/29/2008	$6.75	$2.35
05/31/2008	$4.82	$0.78

Holders of Common Stock

As of July 14, 2008, we have 34 shareholders holding 15,168,245 shares of our common stock. Our transfer agent and registrar for our common stock is Empire Stock Transfer Inc., 2470 St. Rose Pkwy, Suite 304, Henderson, NV 89074; Tel: 702-818-5898, Fax: 702-974-1444; e-mail: info@empirestock.com

Dividends

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend, we would not be able to pay our debts as they become due in the usual course of business, or our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

Securities Authorized for Issuance under Equity Compensation Plans or Individual Compensation Arrangements

The following table sets forth information as of February 29, 2008 with respect to compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance to employees or non-employees (such as directors, consultants, advisors, vendors, customers, suppliers or lenders) in exchange for consideration in the form of goods or services as described in SFAS No. 123 (R).

AS OF FEBRUARY 29, 2008

Plan category			Number of securities
remaining available
for
	Number of securities		future issuance under
	to be issued upon	Weighted average	equity compensation
	exercise of	exercise price of	plans (excluding
	outstanding options,	outstanding options,	securities reflected
	warrants and rights	warrants and rights	in column (a)
	(a)	(b)	(c)
Equity compensation plans or individual compensation arrangements approved by security holders	-0-	-0-	-0-

Equity compensation plans or individual compensation arrangements not approved by security holders	-0-	-0-	-0-

Total	-0-	-0-	-0-

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MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATION

Our consolidated financial statements are stated in United States dollars and are prepared in accordance with United States generally accepted accounting principles. The following discussion should be read in conjunction with our consolidated financial statements and the related notes that appear elsewhere in this prospectus.

Company Overview

We are a development stage company engaged in the identification, acquisition, exploration, and, if warranted, development of prospective oil and gas properties. We were previously engaged in mineral resource exploration. Because we have not discovered any economically viable mineral deposit on our mineral property, we decided to change the direction of our exploration activities to oil and gas sectors. We have oil and gas leases in Alaska, farm-in interests in the licenses covering blocks in the UK North Sea, and joint venture interests in a gas well in Texas, and a net revenue interest in leases in Kansas.

Our Oil and Gas Projects

Kansas

On February 27, 2008, we entered into an agreement of intention to purchase the Geneseo-Edwards Program with Hodgden & Associates. Pursuant to the agreement, we had a net revenue interest in the program until July 31, 2008. The program consists of 3 leases comprising 320 acres and located in Ellsworth County, Kansas. The expiration dates of these 3 leases are November 19, 2008, August 19, 2009, and August 31, 2009.

On June 26, 2008, we purchased these 3 leases and pursuant to an agreement with Hodgden & Associates, a mutual area of interest is established to cover the entire leases in addition to some of the surrounding areas. Under the agreement an overriding royalty of 7.5% is assigned to Mr. Hodgden and Dr. Knight in all additional acreage acquired in any manner by us within the mutual area of interest. Mr. Hodgden and Dr. Knight received the sum of $80,000 from us and Hodgden & Associates sold and assigned to us an 80% net revenue interest (100% working interest) in these 3 leases. The landowner royalty on each of these leases is 12.5% and Hodgden & Associates retains an overriding royalty interest of 7.5% in each lease. We are expected to drill a minimum of 10 wells on these leases and we will have to drill and establish production on each lease before the expiration date of each lease. If we fail to drill and establish production on each lease before the expiration date, we will have to pay $150,000 per lease lost to Hodgden & Associates.

We expect to commence a 10-well drilling program for the development of the Geneseo-Edwards Field located in Ellsworth County in August 2008 with the potential for up to 4 more wells to be added in the future. A rig is currently being secured for August, 2008. We are currently securing well-site, distribution, processing and storage equipment for our drilling program. We are also awaiting rates from 3 different companies looking to purchase the oil from the properties upon completion. However, there is no assurance that oil will be discovered or produced from these properties.

Spears Gas Unit 2, Well #1

On October 9, 2007, we entered into a subscription agreement with Trius Energy, LLC, pursuant to which we acquired a 22.5% joint venture interest in a gas well called the Spears Gas Unit 2, Well #1 in the Gomez Field, Pecos County, Texas in consideration for $500,000. The joint venture consists of Trius Energy, LLC’s 72.75% working interest in the Spears Gas Unit 2, Well #1 and was formed to reopen the gas well.

Drilling activities commenced in November 2007 for the reworking of the gas well and initial test production from the gas well took place in early January 2008. The well has been dormant since then but we intend to re-enter the well in August 2008 with a view to perforating the alternative zones.

We are currently considering other similar oil and gas well re-entry opportunities in this area. Given the nature of the projects, it is not possible to define exact locations of our targets. However, we intend to participate in a minimum of 4 workover projects onshore in the United States over the coming twelve months at an estimated cost of $800,000 in total.

Cook Inlet, Alaska

Leases Acquired from Daniel Donkel and Samuel Cade

On October 10, 2007, through Fox Petroleum (Alaska) Inc., we entered into a lease purchase agreement with Daniel Donkel and Samuel Cade to acquire 6 oil and gas leases located in the Cook Inlet, Alaska in consideration for $750,000. These leases are subject to a total of 5% overriding royalty interests to Daniel Donkel and Samuel Cade and a royalty of 16.67% to the State of Alaska. Acquisitions of 3 oil and gas leases that had been issued were completed effective March 1, 2008. The other 3 oil and gas leases have been issued, but are not assigned to us yet.

Our primary focus in Alaska is the Catcher’s Mitt prospect located in the Cook Inlet, Alaska. We have put into place a four-stage development program on the Catcher’s Mitt prospect in order to begin drilling.

Stage one was the purchase of a magnetic airborne survey over the area. Fugro Airborne Surveys Corp. carried out the survey, which covered approximately 1,869 line miles. We are analyzing this data in order to optimize our understanding of where potential reserves are best defined thus enhancing our choice of drilling locations.

Stage two was our acquisition of a detailed gravity survey from Photo Gravity Corporation in order to acquire in depth data regarding the structures and formations on the leases.

Stage three involves the re-interpretation of original and offset well logs. Our geologists are working with data originally collected from test wells that were initiated in the early stages of the prospect’s exploration. We are reworking this information using the latest available technology to improve our ability to decide upon exact zones and targets for drilling and producing hydrocarbons.

Stage four is the purchase of the available seismic data on the leases which was completed in July 2008 for approximately $200,000 and we plan to drill 2 wells during the 2008-2009 drilling season. Hodgden & Associates are currently finishing the geology and geophysical studies. These studies will enable us to optimize well location selection.

North Slope, Alaska

Leases Acquired from Fox Petroleum LLC

On August 14, 2007, we acquired 11 oil and gas leases in North Slope, Alaska under the lease purchase and sale agreement that we entered into with Fox Petroleum LLC on May 29, 2007. Effective March 1, 2008, we acquired 12th oil and gas lease under the agreement. These leases have been assigned to our wholly owned subsidiary, Fox Petroleum (Alaska) Inc. We have combined 100% working interests in these 12 state-issued oil and gas leases subject to a royalty of 16.67% to the State of Alaska and a private royalty of 5%.

We intend to conduct an aggressive exploration and appraisal program on the 12 oil and gas leases acquired under the lease purchase and sale agreement with Fox Petroleum LLC, over the next two years.

We have already met with industry specialists in Alaska to discuss the co-ordination of our exploration program with them. We are also discussing existing seismic data acquisition with several licensed data brokers in the region. The gathering of data on the leases is ongoing and our consultants are carrying out quality assurance tests on the data available.

We aim to analyze as much quality information as is available to us from the many geophysical surveys, well drilling and testing activities that have already taken place in or around the leases since serious exploration and appraisal commenced in the region.

Thereafter, we intend to model the geological structure surrounding and including the leases based on the direct and offset data available to us.

We are also discussing with Petroleum Geo-Services, a major seismic acquisition company, regarding a new seismic survey across our leases and beyond. Although negotiations are at an early stage, Petroleum Geo-Services is monitoring interest across a wide range of Alaskan North Slope exploration companies with regard to participating in the survey. This would spread the costs as well as giving the participants new data on their own acreage and fresh data on the acreage in the region which is yet to be awarded. Given the early stage of negotiations, there is no assurance that we will reach an agreement with Petroleum Geo-Services regarding a new seismic survey.

We are also considering the use of electromagnetic and gravity survey processes to further assist us in defining the most likely whereabouts of hydrocarbons on the leases. The idea is to use electromagnetic and gravity survey processes over prospects identified by seismic surveys as containing the right kind of rock structures for the accumulation of hydrocarbons. Electromagnetic and gravity survey processes provide an independent measurement of the potential for hydrocarbons and could be used to select the prospects with greatest chance of success.

We are currently in advanced discussions with other Alaskan explorers and international geophysical service companies on areas of mutual cooperation, including seismic acquisition and data sharing.

Leases Acquired from Daniel Donkel and Samuel Cade

On October 10, 2007, our wholly owned subsidiary, Fox Petroleum (Alaska) Inc., entered into a purchase agreement with Daniel Donkel and Samuel Cade to acquire a 100% working interest on 8 oil and gas leases located in the North Slope, Alaska in consideration for $250,000 and 80,000 shares of our common stock. On November 2, 2007, the purchase agreement was amended to add us as a party to the purchase agreement. These leases are subject to a total of 5% overriding royalty interests to Daniel Donkel and Samuel Cade and a royalty of 16.67% to the State of Alaska. Acquisitions of these 8 oil and gas leases were completed effective March 1, 2008.

We are currently seeking to acquire all available data on these leases, such as seismic, gravity, and magnetic data, which we plan to tie in with the existing well logs and other offset and analog data.

UK North Sea

The Anglesey Prospect

On July, 31, 2007, through our wholly owned UK subsidiary, Fox Energy Exploration Limited, we acquired a total of 33.33% interests in a UK petroleum production license under a farm-in agreement dated June 8, 2007 with Granby Enterprises Limited and Atlantic Petroleum UK Limited. The license P1211 covers blocks 14/9a and 14/14b located in the UK North Sea. In consideration for the farm-in interest, we agreed to fund 100% of the high resolution 2D seismic survey and pseudo 3D processing over the license and our 33.33% share of the license budget costs from June 1, 2007. In addition to the acquisition of the 33.33% interest in the license, we obtained an exclusive, non-transferable option to acquire an additional 26.67% interest in the license. We have declined to take up this option but continue with our 33.33% interest in the license.

Pursuant to this farm-in agreement, we paid more than $2,000,000 cost for the hi-density 2D seismic survey over the Anglesey prospect located in the license. We acquired the seismic data on the Anglesey prospect and are currently analyzing these data. Pending the final analysis of all relevant data, we expect to be able to define a drilling location during 2008, and commit to a drilling program in the course of the year. We may have to spend approximately $4,000,000 for our share of the cost of drilling an exploration well under the agreement. However, we are in active negotiations with other UK North Sea venturers to optimize our equity position in the license by inviting interested parties to participate in drilling the well in return for a percentage of our interests in the license at a promote uplift, meaning that we would charge more than 1% of our costs for each 1% farmed-out (e.g. 1.5% or 2% charged to farminee per 1% farmed-out). This could substantially reduce our expenditure exposure on the well, but could lead to our having a reduced holding in the license. Furthermore, there is no assurance that we will be able to reach an agreement with any of these venturers.

The Bourbon Prospect

On November 8, 2007, through our wholly owned UK subsidiary, Fox Energy Exploration Limited, we entered into a farm-in agreement with Valiant North Sea Limited and Petrofac Energy Developments Limited. Pursuant to the farm-in agreement, Valiant North Sea Limited and Petrofac Energy Developments Limited agreed to assign a total of 46% interest in the southern part of block 211/17 located in the UK North Sea. In consideration for the 46% interest, we agreed to pay for 89% of the cost of drilling an exploration well on the southern part of the block and perform certain related works to the drilling an exploration well. When we acquire the 46% interest, Valiant North Sea Limited will have a 30% interest and Petrofac Energy Developments Limited will have a 24% interest.

We are required to spud the exploration well before December 31, 2008 unless the parties agree to a later date. Our primary target for the exploration well is the Bourbon prospect located in the southern part of block 211/17.

Under a separate agreement with Aimwell Energy Ltd., we agreed to transfer a 4.6% interest out of above 46% interest to Aimwell Energy Ltd. when we acquire the 46% interest from Valiant North Seal Limited and Petrofac Energy Developments Limited. Following the transfer of the 4.6% interest to Aimwell Energy Ltd., we will pay Aimwell Energy Ltd.’s share of all costs, expenses, liabilities, and obligations arising in respect of the operations on the southern part of block 211/17 until a field development plan is formally approved by the UK Secretary of State responsible for such matters, for the development of a discovery of petroleum in the block. Thereafter, our company and Aimwell Energy Ltd. will each be responsible for its respective share of costs. Michael Rose and Robert Frost, who became directors of our company effective May 5, 2008, are the beneficial owners and directors of Aimwell Energy Ltd.

On April 15, 2008, we signed a letter of commitment with Senergy Limited, an international integrated oil services company, to utilize the Byford Dolphin semi-submersible drilling rig to drill a well on our Bourbon prospect. Senergy Limited countersigned the letter of commitment on May 5, 2008. On May 20, 2008, we signed a new letter of commitment with Senergy Limited, which was countersigned by Senergy Limited on May 21, 2008. We agreed to commit to the use of a drilling rig commencing no earlier than October 1, 2008 for a total rig cost of $8,910,000. We also committed to enter into a well project management and integrated services contract for the management of a well program on the rig. We are also obligated to pay a fee of $1.75% of the operating rig rate, for the duration of the use of the rig, if we use the rig, but not the integrated project management services of Senergy Limited. We also committed to enter into a side letter agreement with Senergy Limited and its other clients who will be using the rig to share any mobilization and demobilization or other costs that can be reasonably and equitably be shared on a pro-rata basis (based on days the rig is used).

We are ready to drill an exploration well on the Bourbon prospect having recently completed the site survey. We plan to drill the well late 2008 with rig mobilization at the beginning of November 2008.

UK Onshore License

On June 3, 2008, we acquired four 10km x 10km UK onshore license blocks in the south of England. The United Kingdom government made available this Petroleum Exploration and Development License and awarded the blocks totaling 400 km sq to our company and Aimwell Energy Ltd. in the latest round of onshore licensing. We have retained a 90% interest in the four blocks and Aimwell Energy Ltd. retained a 10% interest. Aimwell Energy Ltd. has a 10% carried interest in the license blocks, whereby we will pay Aimwell Energy Ltd.’s 10% share of all costs, expenses, liabilities, and obligations arising in respect of the operations on the four license blocks until a field development plan is formally approved by the UK Secretary of State responsible for such matters, for the development of a discovery of petroleum in the blocks. Thereafter, our company and Aimwell Energy Ltd. will each be responsible for its respective share of costs, with us being responsible for 90% of the costs and Aimwell Energy Ltd. responsible for its 10% share of the costs.

In return for the license, we will have to shoot 60 km of 2D seismic within the 6-year term of the license. Interpretation and analysis of the seismic data acquired will help further define the prospect, after which we will have an option to drill a well, or simply relinquish the license.

We have started the tendering process for the aforementioned seismic acquisition obligation.

Other Commitments

By an agreement dated May 22, 2007, we engaged an analyst to provide continuing research coverage regarding our company beginning May 22, 2007 until May 31, 2009. As of May 31, 2008, we are required to pay monthly installments of $1,750 until May 31, 2009.

On June 8, 2007, we entered into an employment agreement with Richard Moore, which was amended on October 19, 2007, pursuant to which Mr. Moore serves as our President and Chief Executive Officer. Pursuant to the employment agreement, we pay Mr. Moore £9,000 per month, payable in £4,500 bi-monthly installments, in arrears and reimburse him for all reasonable travelling and other expenses incurred by him in connection with his services to us. Mr. Moore is required to work at a minimum of 5 days per week for us and is entitled to a minimum annual vacation of four weeks. The term of the agreement is for an indefinite period and the agreement may be terminated with or without cause.

On June 8, 2007, we entered into a consulting agreement with Alexander Craven, which was amended on October 19, 2007, pursuant to which we pay Mr. Craven £7,000 monthly and all reasonable travelling and other expenses incurred by him in connection with his duties to us. The term of the agreement is for an indefinite period and the agreement may be terminated with or without cause.

Effective August 17, 2007, we appointed William MacNee, Robert Frost, Michael Rose, John Spence, and Jonathan Wood to our board of advisors. We also entered into board of advisors agreements with Aimwell Energy Ltd. (a company controlled by Robert Frost and Michael Rose), Black Gold Consulting Inc. (a company controlled by William MacNee), John Spence, and Jonathan Wood, whereby we agreed to grant 20,000, 10,000, 10,000, and 10,000 shares of our common stock, respectively, for each completed year of the services. Effective May 5, 2008, all five of them became our directors and the board of advisors was dissolved. Also effective June 10, 2008, we entered into board of advisors termination agreements, whereby we terminated the board of advisors agreements and agreed to issue 20,000, 10,000, 10,000, 10,000 shares of our common stock to Aimwell Energy Ltd., Black Gold Consulting Inc., John Spence, and Jonathan Wood, respectively, for the services performed by them.

Effective May 6, 2008, we adopted a compensation policy for our independent directors pursuant to which we compensate each independent director (i) a fee of $1,000 per month, (ii) 1,000 restricted shares of our common stock per month, and (iii) a fee of $1,000 per each quarterly board meeting attended. On May 6, 2008, our board of directors determined that Robert Frost, Michael Rose, John Spence, and Jonathan Wood are independent directors. On July 11, 2008, our board of directors determined that Jonathan Wood no longer qualified as an independent director of our company because of his appointment as our Chief Financial Officer.

On May 8, 2008 we entered into a consulting agreement with Partners Consulting, Inc., a Florida corporation, with a view to introducing our company to potential new investors. We engaged Partners Consulting, Inc. on a 90 day exclusive basis commencing on May 8, 2008. The consideration payable is 6% of the gross proceeds from any financing whose funding source is introduced by Partners Consulting, Inc., payable in cash and by issuance of share purchase warrants equal to 6% of the gross proceeds. The warrants will have a cashless exercise and will be priced at market value as of the date of the financing and with a minimum expiry period of three years. In addition, if the financing is facilitated through an investment banker introduced by Partners Consulting, Inc., the consideration payable is reduced to 3% of the gross proceeds for cash and 3% of the gross proceeds for share purchase warrants. We also agreed to pay Partners Consulting, Inc. share purchase warrants equal to 50,000 shares of our common stock for the services of Partners Consulting, Inc. relating to the assembling, formatting, and compiling certain presentation documentation. These warrants will have a cashless exercise and will be priced at the market value as of May 8, 2008, exercisable in 90 days, and have a minimum expiry period of three years. In the event that Partners Consulting, Inc. introduces our company to potential new investors for successful financing, Partners Consulting, Inc. has the right to represent us as a finder in all subsequent equity or debt financing undertaken by us, for two years from May 8, 2008, on an exclusive basis for a 180 day period from formal engagement of Partners Consulting, Inc. in respect of each such subsequent financing round. The consulting agreement is for a period of one year.

On June 27, 2008, we paid $150,000 to Partners Consulting, Inc. for financing from Trafalgar Capital Specialized Investment Fund, Luxembourg. In addition, we are required to issue warrants for financing from Trafalgar Capital Specialized Investment Fund, Luxembourg, pursuant to the consulting agreement with Partners Consulting, Inc.

Anticipated Cash Requirements

We estimate our minimum operating expenses and working capital requirements for the next 12 month period to be as follows:

Estimated Operating Expenses For the Next 12 Month Period
Exploration (and appraisal) Costs	$46,000,000
Employee and Consultant Compensation	1,300,000
Professional Fees	4,000,000
General and Administrative Expenses	1,000,000

Total	$52,300,000

Exploration Costs

We estimate that our exploration costs on our leases in Cook Inlet, Alaska will be approximately $15,000,000 during the next 12 months, which will include the costs of completing the four-stage development on the Catcher’s Mitt prospect and the drilling of 3 wells.

We estimate that our exploration costs on our leases in North Slope, Alaska (mainly to obtain seismic data) will be approximately $2,000,000 during the next 12 months, which will include modeling the geological structure surrounding and including the leases based on the direct and offset data available to us and re-processing the available seismic data and the use of electromagnetic and gravity survey process.

We estimate that our exploration costs on our farm-in interests in the UK North Sea licenses will be approximately $29,000,000 during the next 12 months, which will include drilling and testing of 2 exploration wells. These costs may be substantially reduced depending on our ability to farm out a reasonable percentage of our interests in the Anglesey and Bourbon prospects. We are currently negotiating with several North Sea venturers which have shown interest in participating in the exploration and appraisal of the two prospects. Given the perceived potential of the prospects by the interested parties, we could farm out part of our percentage interest on a promote basis whereby the incoming farminees would acquire such interest by carrying us for a substantial portion of the cost of drilling the wells.

Employee and Consultant Compensation

Given the early stage of our development and exploration properties, we intend to continue to outsource our professional and personnel requirements by retaining consultants on an as needed basis. We estimate that our consultant and related professional compensation expenses for the next 12 month period will be approximately $300,000. We estimate that our employee compensation expenses for the next 12 month period will be approximately $1,000,000.

Professional Fees

We expect to incur ongoing legal expenses to comply with our reporting responsibilities as public company under the United States Securities Exchange Act of 1934, as amended. We estimate our legal and accounting expenses for the next 12 month period to be approximately $4,000,000.

General and Administrative Expenses

We anticipate spending $1,000,000 on general and administrative costs in the next 12 month period. These costs primarily consist of expenses such as lease payments, office supplies and office equipment.

YEAR END FINANCIAL INFORMATION

Results of Operation

Revenues

We have had no operating revenues since our inception on November 4, 2004.

Liquidity and Capital Resources

As of February 29, 2008, we had cash of $301,601 and working capital deficit of $329,809, compared to cash of $119,051 and working capital of $48,609 as of February 28, 2007. We have suffered recurring losses from inception. Our ability to meet our financial liabilities and commitments is primarily dependent upon the continued financial support of our directors and shareholders, the continued issuance of equity to new or existing shareholders, and our ability to achieve and maintain profitable operations.

THREE-MONTH FINANCIAL INFORMATION

Results of Operation

Revenues

We have had no operating revenues since our inception on November 4, 2004.

Expenses

The major components of our expenses for the three months ended May 31, 2008 are outlined in the table below:

	Three Months Ended May 31
			Percentage
			Increase
Expenses:	2008	2007	(Decrease)
Accounting and audit fees	33,244	5,576	496%
Advertising and public relations	120,091	8,312	1344%
Bank charges	2,990	682	338%
Consulting fees	194,357	-	-
Filing and transfer agent	1,125	700	60.7%
Finance charge	653,000	-	-
Interest on notes payable	6,105	-	-
Legal fees	40,073	11,451	250.0%
Management fees	76,822	27,000	184.5%
Mineral property acquisition and exploration costs	-	2,335	-
Office and miscellaneous	46,821	22,542	107.7
Insurance	8,822	-	-
Travel and entertainment	16,837	9,496	77.3%

We reported accounting and audit fees of $33,244 for the three months ended May 31, 2008, up from $5,576 for the three months ended May 31, 2007. This increase was primarily due to increased volume of work resulting from the start up of our operational activity.

We reported advertising and public relations expenses of $120,091 for the three months ended May 31, 2008, up from $8,312 for the three months ended May 31, 2007. This increase was primarily due to printing and distribution of our brochures and newsletter.

We reported bank charges of $2,990 for the three months ended May 31, 2008, up from $682 for the three months ended May 31, 2007. This increase was primarily due to a significant increase in the number of banking transactions.

We reported consulting fees of $194,357 for the three months ended May 31, 2008, up from $0 for the three months ended May 31, 2007. This increase was primarily due to start up of technical work program.

We reported filing and transfer agent fees of $1,125 for the three months ended May 31, 2008, up from $700 for the three months ended May 31, 2007. This increase was primarily due to increased number of filings and associated fees.

We reported finance charge of $653,000 for the three months ended May 31, 2008, up from $0 for the three months ended May 31, 2007. This increase was primarily due to including fair value of shares required to be issued to lender as part of compensation for a loan provided to us and warrants to purchase shares of our common stock to be issued pursuant to a consulting agreement with Partners Consulting, Inc.

We reported interest on notes payable of $6,105 for the three months ended May 31, 2008, up from $0 for the three months ended May 31, 2007. This increase was due to inclusion of accrued interest on notes payable.

We reported legal fees of $40,073 for the three months ended May 31, 2008, up from $11,451 for the three months ended May 31, 2007. This increase was primarily due to increased legal advice requirements as a result of the start up of our operational activity.

We reported management fees of $76,882 for the three months ended May 31, 2008, up from $27,000 for the three months ended May 31, 2007. This increase was primarily due to greater staffing levels.

We reported mineral property acquisition and exploration costs of $0 for the three months ended May 31, 2008, down from $2,335 for the three months ended May 31, 2007.

We reported office and miscellaneous expenses of $46,821 for the three months ended May 31, 2008, up from $22,542 for the three months ended May 31, 2007. This increase was primarily due to increase in staff numbers and thus office space required.

We reported insurance expenses of $8,822 for the three months ended May 31, 2008, up from $0 for the three months ended May 31, 2007. This increase was primarily due to implementation of directors and officers insurance coverage.

We reported travel and entertainment expenses of $16,837 for the three months ended May 31, 2008, up from $9,496 for the three months ended May 31, 2007. This increase was primarily due to an increase in the international activities of our company and thus an increased management travel requirement.

Liquidity and Capital Resources

Working Capital	May 31, 2008	February 29, 2008
Current Assets	$177,726	$364,685
Current Liabilities	$1,602,948	$694,494
Working Capital	$(1,425,222)	$(329,809)

As of May 31, 2008, we held a cash balance of $89,179 and a working capital deficit of $1,425,222, compared to a cash balance of $271,601 and a working capital deficit of $329,809 as of February 29, 2008. We have suffered recurring losses from inception.

Financing from EuroEnergy Growth Capital S.A.

Share Issuances to EuroEnergy Growth Capital S.A.

On May 17, 2007, we entered into a share issuance agreement with EuroEnergy Growth Capital S.A. or EuroEnergy whereby EuroEnergy agreed to advance up to $8,000,000 to our company under our drawdown requests, in exchange for units of our common stock. Pursuant to the agreement, the price of a unit is equal to 80% of the volume weighted average of the closing price of common stock as quoted on Yahoo! Finance for the 10 banking days immediately preceding the date of our drawdown request. Each unit consists of one common share and one warrant. One warrant will entitle EuroEnergy to purchase one additional common share at an exercise price equal to 125% of the unit price. The warrants will be exercisable for three years from the date of issue.

1.

On May 17, 2007, we issued 377,358 units of our common stock to EuroEnergy at a deemed price of $5.30 per unit pursuant to the agreement. We gave EuroEnergy our drawdown request on May 17, 2007 in the amount of $2,000,000. Each warrant contained in the units entitles the holder to purchase one common share at an exercise price of $6.65 per common share until May 17, 2010.

2.

On August 1, 2007, we issued 31,056 units of our common stock to EuroEnergy at a deemed price of $8.05 per unit pursuant to the agreement. We gave EuroEnergy our drawdown request on July 18, 2007 in the amount of $250,000. Each warrant contained in the units entitles the holder to purchase one common share at an exercise price of $10.05 per common share until August 1, 2010.

3.

On September 18, 2007, we issued 44,200 units of our common stock to EuroEnergy at a deemed price of $9.05 per unit pursuant to the agreement. We gave EuroEnergy our drawdown request on August 7, 2007 in the amount of $400,000. Each warrant contained in the units entitles the holder to purchase one common share at an exercise price of $11.30 per common share until September 10, 2010.

4.

On September 18, 2007, we also issued 52,133 units of our common stock to EuroEnergy at a deemed price of $10.55 per unit pursuant to the agreement. We gave EuroEnergy our drawdown request on August 21, 2007 in the amount of $550,000. Each warrant contained in the units entitles the holder to purchase one common share at an exercise price of $13.20 per common share until September 10, 2010.

5.

On September 27, 2007, we issued 28,708 units of our common stock to EuroEnergy at a deemed price of $10.45 per unit pursuant to the agreement. We gave EuroEnergy our drawdown request on September 9, 2007 in the amount of $300,000. Each warrant contained in the units entitles the holder to purchase one common share at an exercise price of $13.05 per common share until October 1, 2007.

6.

On October 26, 2007, we issued 16,381 units of our common stock to EuroEnergy at a deemed price of $12.21 per unit pursuant to the agreement. We gave EuroEnergy our drawdown request on October 1, 2007 in the amount of $200,000. Each warrant contained in the units entitles the holder to purchase one common share at an exercise price of $15.25 per common share until October 26, 2010.

7.

On October 26, 2007, we issued 21,097 units of our common stock to EuroEnergy at a deemed price of $11.85 per unit pursuant to the agreement. We gave EuroEnergy our drawdown request on October 10, 2007 in the amount of $250,000. Each warrant contained in the units entitles the holder to purchase one common share at an exercise price of $14.80 per common share until October 26, 2010.

8.

On October 26, 2007, we issued 35,897 units of our common stock to EuroEnergy at a deemed price of $9.75 per unit pursuant to the agreement. We gave EuroEnergy our drawdown request on October 23, 2007 in the amount of $350,000. Each warrant contained in the units entitles the holder to purchase one common share at an exercise price of $12.20 per common share until October 26, 2010.

9.

On November 28, 2007, we issued 47,337 units of our common stock to EuroEnergy at a deemed price of $8.45 per unit pursuant to the agreement. We gave EuroEnergy our drawdown request on October 31, 2007 in the amount of $400,000. Each warrant contained in the units entitles the holder to purchase one common share at an exercise price of $10.55 per common share until November 28, 2010.

10.

On January 24, 2008, we issued 96,154 units of our common stock to EuroEnergy at a deemed price of $5.20 per unit pursuant to the agreement. Each warrant contained in the units entitles the holder to purchase one common share at an exercise price of $6.50 per common share until January 24, 2011. We gave EuroEnergy our drawdown request on November 21, 2007 in the amount of $500,000.

11.

On January 16, 2008, we issued 43,478 units of our common stock to EuroEnergy at a deemed price of $3.45 per unit pursuant to the agreement. Each warrant contained in the units entitles the holder to purchase one common share at an exercise price of $4.30 per common share until January 16, 2011. We gave EuroEnergy our drawdown request on January 16, 2008 in the amount of $150,000 and received the funds on January 18, 2008.

12.

On January 30, 2008, we issued 48,387 units of our common stock to EuroEnergy at a deemed price of $3.10 per unit pursuant to the agreement. Each warrant contained in the units entitles the holder to purchase one common share at an exercise price of $3.90 per common share until January 30, 2011. We gave EuroEnergy our drawdown request on January 30, 2008 in the amount of $150,000 and received the funds on January 31, 2008.

13.

On February 11, 2008, we issued 89,286 units of our common stock to EuroEnergy at a deemed price of $2.80 per unit pursuant to the agreement. Each warrant contained in the units entitles the holder to purchase one common share at an exercise price of $3.50 per common share until February 11, 2011. We gave EuroEnergy our drawdown request on February 11, 2008 in the amount of $250,000 and received the funds on February 12, 2008.

14.

On February 26, 2008, we issued 96,774 units of our common stock to EuroEnergy at a deemed price of $3.10 per unit pursuant to the agreement. Each warrant contained in the units entitles the holder to purchase one common share at an exercise price of $3.90 per common share until February 26, 2011. We gave EuroEnergy our drawdown request on February 26, 2008 in the amount of $300,000 and received the funds on February 28.

Promissory Notes to EuroEnergy Growth Capital S.A.

Because of changes in market conditions, EuroEnergy requested its financing to us to be debt financing instead of equity financing. Subsequently, we obtained funds from EuroEnergy by issuing promissory notes and entering into a loan agreement.

On April 1, 2008, EuroEnergy loaned $250,000 to our company. As evidence of the loan, we have executed and delivered to EuroEnergy a promissory note dated April 1, 2008 in the principal amount of US$250,000, to be paid on the earlier of (i) the date that we obtain equity financing from a third party in the minimum amount of $1,000,000 net to our company, or (ii) April 1, 2009. For the period from the date of advance of the loan up to and including the date that we repay the loan, interest will accrue on the loan on the balance of principal outstanding at the rate of 10% per annum, calculated and compounded monthly not in advance, until paid. Interest will be payable in a balloon payment on the date that we repay the loan.

On May 1, 2008, EuroEnergy loaned $150,000 to our company. As evidence of the loan, we have executed and delivered to EuroEnergy a promissory note dated May 1, 2008 in the principal amount of US$150,000, to be paid on the earlier of (i) the date that we obtain equity financing from a third party in the minimum amount of $1,000,000 net to our company, or (ii) May 1, 2009. For the period from the date of advance of the loan up to and including the date that we repay the loan, interest will accrue on the loan on the balance of principal outstanding at the rate of 10% per annum, calculated and compounded monthly not in advance, until paid. Interest will be payable in a balloon payment on the date that we repay the loan.

On May 23, 2008, EuroEnergy loaned $50,000 to our company. As evidence of the loan, we have executed and delivered to EuroEnergy a promissory note dated May 23, 2008 in the principal amount of US$50,000, to be paid on the earlier of (i) the date that we obtain equity financing from a third party in the minimum amount of $1,000,000 net to our company, or (ii) May 23, 2009. For the period from the date of advance of the loan up to and including the date that we repay the loan, interest will accrue on the loan on the balance of principal outstanding at the rate of 10% per annum, calculated and compounded monthly not in advance, until paid. Interest will be payable in a balloon payment on the date that we repay the loan.

On June 12, 2008, we entered into a loan agreement with EuroEnergy for the $450,000 loan that EuroEnergy provided us on May 30, 2008. Pursuant to the loan agreement, we agreed to pay the principal and interest to EuroEnergy in full by August 31, 2008. However, if we have cash available from our operations or raise funds from any third party in a private placement of equity or debt of at least $1,000,000, we agreed to use the net proceeds from such events to repay the principal and interest then outstanding. The loan bears interest at 12% per annum, calculated annually. The loan is secured by all of our assets. On June 23, 2008, pursuant to the loan agreement, we issued to EuroEnergy Growth Capital S.A. 150,000 restricted shares of our common stock as additional compensation for the loan.

Under the share issuance agreement with EuroEnergy, we may not obtain financing from anyone other than EuroEnergy for 24 months from the date of the share issuance agreement with EuroEnergy, without the prior written consent of EuroEnergy. EuroEnergy also retains first right of refusal, relating to any future financing of our company. On April 22, 2008, EuroEnergy gave us a written consent to seek alternative financing and on June 18, 2008, EuroEnergy accepted the terms of the debenture issued to Trafalgar Capital Specialized Investment Fund, Luxembourg, discussed below.

The above mentioned loans will be repaid at the earlier of either end of loan term or upon the securing of financing in excess of $1,000,000 (provided that the terms of the financing do not preclude repayment of debt).

Financing from Trafalgar Capital Specialized Investment Fund, Luxembourg

On June 24, 2008, we entered into a securities purchase agreement with Trafalgar Capital Specialized Investment Fund, Luxembourg or Trafalgar pursuant to which we sold to Trafalgar $2,500,000 of a senior secured convertible redeemable debenture. Pursuant to the terms of the securities purchase agreement, we agreed to pay to Trafalgar a legal and documentation review fee of $17,500, a due diligence fee of $10,000, a warrant to purchase 500,000 shares of our common stock for 5 years at an exercise price of $2.9851 (issued on June 24, 2008), a commitment fee equal to 7% of the principal amount of the debenture, a facility fee equal to 2% of the principal amount of the debenture, and 200,000 restricted shares of our common stock (issued on June 23, 2008). In addition, we agreed to enter into a committed equity facility with Trafalgar, which will be entered into upon the debenture being repaid in full by us.

The debenture matures on October 24, 2008 and bears an annual interest rate of (i) 14% compounded monthly from June 24, 2008 until the date of effectiveness of our registration statement covering shares of our common stock into which the debenture may be converted and issuable upon exercise of the warrant, and (ii) 10% compounded monthly thereafter until the unpaid principal of the debenture is paid.

An event of default occurs if (i) we fail to pay amounts due under the debenture, (ii) our transfer agent fails to issue freely tradeable common stock to Trafalgar within 3 days of our receiving a notice of conversion or exercise after our registration statement is declared effective, (iii) we fail to comply with any of our other agreements in the debenture for 5 business days after receiving notice to comply, (iv) we enter into bankruptcy or become insolvent, or (v) we breach any of covenants under the securities purchase agreement and do not cure within 5 business days of receiving a written notice of the breach. Upon an event of default, Trafalgar may accelerate full repayment of the debenture outstanding and accrued interest thereon.

Also, if there is an event of default, Trafalgar is entitled, at its option, to convert and sell the principal amount of the debenture plus accrued interest into shares of our common stock at the price per share equal to the lesser of (i) 125% of the volume weighted average price as quoted by Bloomberg L.P. on June 24, 2008, or (ii) 85% of the lowest daily closing volume weighted average price as quoted by Bloomberg L.P. during the 5 trading days immediately preceding the date of conversion. However, if we issue or sell shares of our common stock without consideration or for a consideration per share less than the bid price of our common stock determined immediately prior to its issuance, the conversion price will be reset to 85% of such sales price if the reset price is lower than the conversion price. In no event Trafalgar will be entitled to convert the debenture for a number of shares of our common stock in excess of that number of shares of our common stock, upon giving effect to such conversion, would cause the aggregate number of shares of our common stock beneficially owned by Trafalgar and its affiliates to exceed 4.99% of the outstanding shares of our common stock following such conversion without our approval.

We may redeem the debenture, provided that our common stock is trading below 125% of the volume weighted average price as quoted by Bloomberg L.P. on June 24, 2008 at the time we give Trafalgar the redemption notice, by paying the unpaid principal and interest accrued to such date and a prepayment premium of 11% redemption premium on the amount redeemed. We must redeem the entire principal amount outstanding on the debenture on October 24, 2008 at a 4% redemption premium.

In addition, on June 24, 2008, we issued Trafalgar a warrant to purchase 500,000 shares of our common stock at $2.9851 per share until June 24, 2013. If we issue or sell any shares of our common stock (except for certain securities) for a consideration per share less than the price equal to the exercise price in effect immediately prior to such issuance or sale, then immediately after such issue or sale the exercise price then in effect has to be reduced to 85% of such consideration per share. Upon such adjustment of the exercise price, the number of the shares of our common stock issuable upon exercise of the warrant must be adjusted to the number of shares determined by multiplying the exercise price in effect immediately prior to such adjustment by the number of the shares of our common stock issuable upon exercise the warrant immediately prior to such adjustment and dividing the product thereof by the adjusted exercise price. In no event Trafalgar will be entitled to exercise the warrant for a number of shares of our common stock in excess of that number of shares of our common stock which, upon giving effect to such exercise, would cause the aggregate number of shares of our common stock beneficially owned by Trafalgar and its affiliates to exceed 4.99% of the outstanding shares of our common stock following such exercise, except within 60 days of June 24, 2013.

In addition, on June 24, 2008, to induce Trafalgar to execute and deliver the securities purchase agreement, we entered into a registration rights agreement with Trafalgar. Pursuant to the registration rights agreement, we agreed to prepare and file, no later than July 24, 2008, with the Securities and Exchange Commission a registration statement for the registration for the resale by Trafalgar at least 3 times the number of shares which are anticipated to be issued upon conversion of the debenture and shares of our common stock issuable to Trafalgar upon exercise of the warrant. We also have to use our best efforts to have the registration statement declared effective by the Securities and Exchange Commission no later than September 22, 2008. We have to cause the registration statement to remain effective until Trafalgar sells all of the shares issuable to Trafalgar upon conversion of the debenture and upon exercise of the warrant. If the Securities and Exchange Commission does not declare the registration statement effective by September 22, 2008, or if after the Securities and Exchange Commission declares the registration statement effective, Trafalgar cannot sell the shares of our common stock pursuant to the registration statement, we have to pay liquidated damages to Trafalgar, at its option, either a cash amount or shares of our common stock equal to 2% of the liquidated value of the debenture outstanding for each 30 day period after July 24, 2008 or September 22, 2008 as the case may be.

In addition, on June 24, 2008, in connection with the securities purchase agreement, Trafalgar and we entered into a security agreement, pursuant to which we agreed to provide Trafalgar with a security interest in all of our and our current or future acquired subsidiaries’ assets to secure our obligations to Trafalgar including our obligations to Trafalgar under the securities purchase agreement and the debenture and any other amounts owed to Trafalgar by our company. In addition, pursuant to the securities purchase agreement, we assigned our interest in Genesco-Edwards Fields leases in Kansas to Trafalgar Capital Specialized Investment Fund, FIS as continuing collateral security. The leases are held in escrow, and upon an occurrence of default, the leases will be immediately assigned to Trafalgar.

Future Financing

Based on our current plan of operations, we do not currently have sufficient amount of cash to satisfy our cash requirements for the next 12 months. We are pursuing various financing alternatives to meet our immediate and long-term financial requirements.

We are currently in negotiation to obtain a financing from Trafalgar in order to satisfy our cash requirements for our current plan of operations. We agreed to enter into a committed equity facility with Trafalgar, which will be entered into upon the debenture being repaid in full by us.

So long as any of the principal of or interest on the debenture issued to Trafalgar remains unpaid, we may not, without the prior consent of Trafalgar, (i) issue or sell shares of our common stock without consideration or for a consideration per share less than the bid price of our common stock determined immediately prior to its issuance, (ii) issue or sell any warrant, option, right, contract, call, or other security instrument granting the holder thereof, the right to acquire our common stock without consideration or for a consideration less than our common stock’s bid price value determined immediately prior to its issuance, (iii) enter into any security instrument granting the holder a security interest in any of our or our subsidiary’s assets, (iv) permit any of our subsidiaries to enter into any security instrument granting the holder a security interest in any assets of such subsidiary, (v) file any registration statement on Form S-8, or (vi) incur any additional debt or permit any of our subsidiaries to incur any additional debt without Trafalgar’s prior written consent.

There are no assurances that we will be able to obtain funds required for our continued operations. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain additional financing on a timely basis, we will be unable to conduct our operations as planned, and we will not be able to meet our other obligations as they become due. In such event, we will be forced to scale down or perhaps even cease our operations.

Going Concern

Because we are in the development stage, have not yet achieved profitable operations and are dependent on our ability to raise capital from stockholders or other sources to meet our obligations and repay our liabilities arising from normal business operations when they become due, in their report on our audited financial statements for the years ended February 29, 2008 and February 28, 2007, our independent auditors included an explanatory paragraph regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosure describing the circumstances that lead to this disclosure by our independent auditors.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

Application of Critical Accounting Policies

Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates, which have been made using careful judgment. Actual results may vary from these estimates. The financial statements have, in our management’s opinion, been properly prepared within the framework of the significant accounting policies summarized below:

Development Stage Company

We comply with Financial Accounting Standard Board Statement (“SFAS”) No. 7 for its characterization of our company as a development stage company. We are devoting substantially all of our present efforts to establish a new business and none of our planned principal operations have commenced.

Mineral Property

Costs of lease, acquisition, exploration, carrying and retaining unproven mineral lease properties are expensed as incurred.

Oil and Gas Properties

We follow the full cost method of accounting for oil and gas operations whereby all costs of exploring for and developing oil and gas reserves are initially capitalized on a country-by-country (cost centre) basis. Such costs include land acquisition costs, geological and geophysical expenses, carrying charges on non-producing properties, costs of drilling and overhead charges directly related to acquisition and exploration activities.

Costs capitalized, together with the costs of production equipment, will be depleted and amortized on the unit-of-production method based on the estimated gross proved reserves. Petroleum products and reserves are converted to a common unit of measure, using 6 MCF of natural gas to one barrel of oil.

Costs of acquiring and evaluating unproved properties are initially excluded from depletion calculations. These unevaluated properties are assessed periodically to ascertain whether impairment has occurred. When proved reserves are assigned or the property is considered to be impaired, the cost of the property or the amount of the impairment is added to costs subject to depletion calculations.

If capitalized costs, less related accumulated amortization and deferred income taxes, exceed the “full cost ceiling” the excess is expensed in the period when such excess occurs. The “full cost ceiling” is determined based on the present value of estimated future net revenues attributed to proved reserves, using current prices less estimated future expenditures plus the lower of cost and fair value of unproven properties within the cost centre.

Future net cash flows from proved reserves using period-end, non-escalated prices and costs are discounted to present value and compared to the carrying value of oil and gas properties.

Proceeds from a sale of petroleum and natural gas properties are applied against capitalized costs, with no gain or loss recognized, unless such a sale would alter the rate of depletion by more than 25%. Royalties paid net of any tax credits received are netted with oil and gas sales.

Asset Retirement Obligations

We recognize the fair value of a liability for an asset retirement obligation in the year in which it is incurred when a reasonable estimate of fair value can be made. The carrying amount of the related long-lived asset is increased by the same amount as the liability.

Changes in the liability for an asset retirement obligation due to the passage of time will be measured by applying an interest method of allocation. The amount will be recognized as an increase in the liability and an accretion expense in the statement of operations. Changes resulting from revisions to the timing or the amount of the original estimate of undiscounted cash flows are recognized as an increase or a decrease in the carrying amount of the liability for an asset retirement obligation and the related asset retirement cost capitalized as part of the carrying amount of the related long-lived asset. At February 29, 2008, our estimate of asset retirement obligation was not significant.

Environmental Costs

Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or our commitments to a plan of action based on the then known facts.

There have been no environmental expenses incurred by our company.

Advertising Costs

Advertising costs are expensed as incurred or concurrent with the first time the advertisement takes place.

Foreign Currency Translation

We use the United States of America dollar as our functional and reporting currency for consistency with registrants of the SEC and in accordance with the SFAS No. 52.

Assets and liabilities denominated in a foreign currency are translated at the exchange rate in effect at the year-end and capital accounts are translated at historical rates. Income statement accounts are translated at the average rates of exchange prevailing during the year and are included in the Comprehensive Income Account in Stockholders’ Equity, if applicable.

Transactions undertaken in currencies other than the functional currency of our company are translated using the exchange rate in effect as of the transaction date. Any exchange gains or losses are included in other income or expenses on the Statement of Operations, if applicable.

Financial Instruments

The carrying value of cash, accounts payable and accrued liabilities and due to related parties approximates their fair value because of the short maturity of these instruments. Unless otherwise noted, it is management’s opinion that our company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Income Taxes

We use the assets and liability method of accounting for income taxes pursuant to SFAS No. 109 “Accounting for Income Taxes”. Under the assets and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

In June 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes”. The interpretation clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements in accordance with SFAS No. 109, “Accounting for Income Taxes”. Specifically, the pronouncement prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The interpretation also provides guidance on the related derecognition, classification, interest and penalties, accounting for interim periods, disclosure and transition of uncertain tax positions. The interpretation is effective for fiscal years beginning after December 15, 2006. The adoption of FIN 48 did not have a material impact on our financial position, results of operations or cash flows.

Basic and Diluted Loss Per Share

We report basic loss per share in accordance with the SFAS No. 128, “Earnings Per Share”. Basic loss per share is computed using the weighted average number of shares outstanding during the period. Fully diluted earnings (loss) per share are computed similar to basic income (loss) per share except that the denominator is increased to include the number of common stock equivalents (primarily outstanding options and warrants). Common stock equivalents represent the dilutive effect of the assumed exercise of the outstanding stock options and warrants, using the treasury stock method, at either the beginning of the respective period presented or the date of issuance, whichever is later, and only if the common stock equivalents are considered dilutive based upon our net income (loss) position at the calculation date. Diluted loss per share has not been provided as it would be antidilutive.

Staff Accounting Bulletin No. 108 (“SAB 108”)

In September 2006, the SEC issued Staff Accounting Bulletin No. 108 (“SAB 108”). Due to diversity in practice among registrants, SAB 108 expressed SEC staff views regarding the process by which misstatements in financial statements are evaluated for purposes of determining whether financial statement restatement is necessary. SAB

108 is effective for fiscal years ending after November 15, 2006. SAB 108 did not have a material impact on our financial position or results from operations.

Recently Issued Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. This statement defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosure related to the use of fair value measures in financial statements. The statement is to be particularly effective for our financial statements issued for our fiscal year beginning March 1, 2008. We are currently evaluating the timing of adoption and the impact that adoption might have on our financial position or results of operations.

On February 15, 2007, the FASB issued SFAS No. 159 “The Fair Value Option for Financial Assets and Financial Liabilities”. This statement establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. SFAS No. 159 is effective for our financial statements issued for our fiscal year beginning March 1, 2008. We are currently evaluating the impact that the adoption of SFAS No. 159 might have on our financial position or results of operations.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements”. The standard requires all entities to report noncontrolling (minority) interests as equity in consolidated financial statements. SFAS No. 160 eliminates the diversity that currently exists in accounting for transactions between an entity and noncontrolling interests by requiring they be treated as equity transactions. We are currently reviewing the guidance, which is effective for fiscal years beginning after December 15, 2008, to determine the potential impact, if any, on our consolidated financial statements.

In March 2008, the FASB issued SFAS No. 161 “Disclosures about Derivative Instruments and Hedging Activities – An Amendment of FASB Statement No. 133” (“SFAS 161”). SFAS 161 requires enhanced qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of and gains and losses on derivative instruments, and disclosures about credit-risk-related contingent features in derivative agreements. SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. We are currently evaluating the impact of SFAS 161 on our consolidated financial statements.

BUSINESS

Corporate History

We were incorporated in the State of Nevada on November 4, 2004 under the name “Nova Resources Inc.” On January 11, 2007, we effected a forward stock split of our authorized, issued and outstanding shares of common stock on a 6 new for 1 old basis. As a result, our authorized capital increased from 75,000,000 shares of common stock with a par value of $0.001 to 450,000,000 shares of common stock. On April 21, 2008, we effected a reverse stock split of our authorized and issued and outstanding shares of common stock on a 1 new for 5 old basis. As a result, our authorized capital decreased from 450,000,000 shares of common stock to 90,000,000 shares of common stock.

At inception, we were a exploration stage company engaged in the exploration of our mineral property. Because we have not discovered any economically viable mineral deposit on our mineral property, we decided to change the direction of our exploration activities to oil and gas sectors when we came across an opportunity to acquire oil and gas leases from Fox Petroleum LLC.

On February 5, 2007, we changed our name to “Fox Petroleum Inc.” to better reflect the new direction of our business. We accomplished the name change through a merger with our wholly owned subsidiary, “Fox Petroleum Inc.”, which was incorporated for the sole purpose of changing our name, with our company carrying on as the surviving corporation under the new name “Fox Petroleum Inc.”

On April 18, 2007, we incorporated another wholly owned subsidiary, Fox Petroleum (Alaska) Inc., in the State of Alaska in order to carry out our Alaskan operations after completing the lease purchase and sale agreement with Fox Petroleum LLC.

On May 17, 2007, we incorporated another wholly owned subsidiary, Fox Energy Exploration Limited, in England and Wales, to hold assets in the United Kingdom under the farm-in agreement with Granby Enterprises Limited and Atlantic Petroleum UK Limited.

On May 29, 2007, we entered into the lease purchase and sale agreement with Fox Petroleum LLC, a Nevada company, to acquire a combined 100% working interests in 12 state-issued oil and gas leases in North Slope, Alaska. These leases are subject to a royalty of 16.67% to the State of Alaska and a private royalty equal to 5%. In consideration for the oil and gas leases, we issued 20,000,000 (4,000,000 post-reverse stock split) restricted common shares of our company to Richard Bullock, the 100% owner of Fox Petroleum LLC. Acquisitions of 11 oil and gas leases under the agreement with Fox Petroleum LLC was completed on August 14, 2007, while that of 12th oil and gas lease was completed effective March 1, 2008. These leases have been assigned to our wholly owned subsidiary, Fox Petroleum (Alaska) Inc.

Also, on June 8, 2007, through our wholly owned UK subsidiary, Fox Energy Exploration Limited, we entered into the farm-in agreement with Granby Enterprises Limited and Atlantic Petroleum UK Limited and on July 31, 2007, we completed the acquisition of the farm-in interests under the farm-in agreement. Pursuant to the terms of the farm-in agreement, we acquired a total of 33.33% interests in a UK petroleum production license. This license P1211 covers blocks 14/9a and 14/14b located in the UK North Sea. In consideration for the farm-in interests, we agreed to fund 100% of the high resolution 2D seismic survey and pseudo 3D processing over the license and our 33.33% share of the license budget costs from June 1, 2007.

In addition to the acquisition of the 33.33% interests in the license, we obtained an exclusive, non transferable option to acquire an additional 26.67% interest in the license. The option will continue to be valid and exercisable by us until 28 days after our receiving the processed seismic data from the high resolution 2D seismic survey and processing. To acquire the additional 26.67% interest in the license, we will have to pay 46.67% of the cost of an exploration well in addition to our existing obligation to fund 33.33% of the cost of the exploration well under the farm-in agreement.

On October 9, 2007, we entered into a subscription agreement with Trius Energy, LLC, pursuant to which we acquired a 22.5% joint venture interest in a gas well called the Spears Gas Unit 2, Well #1 in the Gomez Field, Pecos County, Texas in consideration for $500,000. The joint venture consists of Trius Energy, LLC’s 72.75% working interest in the Spears Gas Unit 2, Well #1 and was formed to reopen the gas well.

On October 10, 2007, through Fox Petroleum (Alaska) Inc., we entered into a lease purchase agreement with Daniel Donkel and Samuel Cade to acquire 6 oil and gas leases located in the Cook Inlet, Alaska in consideration for $750,000. These leases are subject to a total of 5% overriding royalty interests to Daniel Donkel and Samuel Cade and a royalty of 16.67% to the State of Alaska. Acquisitions of 3 oil and gas leases that had been issued were completed effective March 1, 2008. The other 3 oil and gas leases have been issued, but are not assigned to us yet.

On October 10, 2007, our wholly owned subsidiary, Fox Petroleum (Alaska) Inc., entered into a purchase agreement with Daniel Donkel and Samuel Cade to acquire a 100% working interest on 8 oil and gas leases located in the North Slope, Alaska in consideration for $250,000 and 400,000 (80,000 post-reverse stock split) shares of our common stock. On November 2, 2007, the purchase agreement was amended to add our company, Fox Petroleum Inc., as a party to the purchase agreement. These leases are subject to a total of 5% overriding royalty interests to Daniel Donkel and Samuel Cade and a royalty of 16.67% to the State of Alaska. Acquisitions of these 8 oil and gas leases were completed effective March 1, 2008.

On November 8, 2007, through our wholly owned UK subsidiary, Fox Energy Exploration Limited, we entered into a farm-in agreement with Valiant North Sea Limited and Petrofac Energy Developments Limited. Pursuant to the farm-in agreement, Valiant North Sea Limited and Petrofac Energy Developments Limited agreed to assign a total of 46% interests in the southern part of block 211/17 located in the UK North Sea. In consideration for the 46% interest, we agreed to pay for 89% of the cost of drilling an exploration well on the southern part of the block and perform certain related works to the drilling an exploration well. When we acquire the 46% interest, Valiant North Sea Limited will have a 30% interest and Petrofac Energy Developments Limited will have a 24% interest.

We are required to spud the exploration well before December 31, 2008 unless the parties agree to a later date. Our primary target for the exploration well is the Bourbon prospect located in the southern part of block 211/17.

On January 24, 2008, we agreed to jointly participate with Aimwell Energy Ltd. to identify a potential farm-in or acquisition opportunity and transferred a 4.6% carried interest in the license block to Aimwell Energy Ltd. until a full development plan is approved by the U.K. government. Thereafter, Aimwell Energy Ltd. will be responsible for its 4.6% share of the costs (10% of our interest). Michael Rose and Robert Frost, who became directors of our company effective May 5, 2008, are the beneficial owners and directors of Aimwell Energy Ltd. Aimwell Energy Ltd. will receive no cash or stock payment, other than the carried interest.

On February 27, 2008, we entered into an agreement of intentions to purchase the Geneseo-Edwards Program with Hodgden & Associates. Pursuant to the agreement, we have a net revenue interest in the program until July 31, 2008. If we purchase the program, the terms of the agreement will be as follows: (i) the three leases of the program are located in Ellsworth County, Kansas. A mutual area of interest will be established to cover the entire leases in addition to some of the surrounding areas. An overriding royalty in an amount equal to the overriding royalty interests retained by Mr. Hodgden and Dr. Knight, two partners of Hodgden & Associates, will also be assigned at no cost to Mr. Hodgden and Dr. Knight by us in all additional acreage acquired in any manner by us within the mutual area of interest; (ii) we will pay Mr. Hodgden and Dr. Knight $80,000 and Hodgden & Associates will sell and assign an 80% net revenue interest (100% working interest) in the three leases. The landowner royalty on each of these leases is 12.5% and Hodgden & Associates will retain an overriding royalty interest of 7.5% in each lease; and (iii) we will be expected to drill a minimum of ten wells on these leases and we will have to drill and establish production on each lease before the expiration date of each lease. The expiration dates of these leases are November 19, 2008, August 19, 2009, and August 31, 2009. If we fail to drill and establish production on each lease before the expiration date, we will have to pay $150,000 per lease lost to Hodgden & Associates. We must be prepared to act under this agreement by no later than July 31, 2008 by paying $80,000 due to Hodgden & Associates for the existing leases. If we fail to do so, we will have to pay $175,000 to Hodgden & Associates and release Hodgden & Associates to find another buyer for the Program.

Our Current Business

We are a development stage company engaged in the identification, acquisition, exploration, and, if warranted, development of prospective oil and gas properties. We were previously engaged in mineral resource exploration. Because we have not discovered any economically viable mineral deposit on our mineral property, we decided to change the direction of our exploration activities to oil and gas sectors. We have oil and gas leases in Alaska, farm-in interests in the licenses covering blocks in the UK North Sea, and joint venture interests in a gas well in Texas, and a net revenue interest in leases in Kansas.

In addition to the exploration and development activities in the U.S. and U.K., we are also actively seeking opportunities in other global regions with a particular focus and interest in the emerging market sector. We believe that there are many small field developments available which are in the “already proven/near production” stage where our strategic development skills and the experience of our management team would give us an advantage compared to comparably sized oil companies. Our search has highlighted several prospects in Russia and the Commonwealth of Independent States as well as the Caspian region as a whole which are not the subject of a confidentiality agreement with the principals who hold the rights/licenses to the various fields. We would also consider entering into a joint venture to develop a small oil field in this area if the economics and political risk meet our criteria.

There is no assurance that a commercially viable oil and gas reserve exists on any of our current and future properties, and a great deal of further exploration will be required before a final evaluation as to the economic and legal feasibility for our future exploration is determined. To date, we do not know if an economically viable oil and gas reserve exist on any of our properties and there is no assurance that we will discover one.

Our plan of operation is to conduct exploration work on each of our properties in order to ascertain whether any of them possesses commercially exploitable quantities of oil and gas reserves. There can be no assurance that such oil and gas reserves exist on any of our properties.

Even if we complete our proposed exploration programs on our properties and we are successful in identifying an oil and gas reserve, we will have to spend substantial funds on further drilling and engineering studies before we will know whether we have a commercially viable oil and gas reserve.

Competition

We are a development stage company engaged in the acquisition of prospective oil and gas properties. We compete with other companies for both the acquisition of prospective properties and the financing necessary to develop such properties.

We conduct our business in an environment that is highly competitive and unpredictable. In seeking out prospective properties, we have encountered intense competition in all aspects of our business as we compete directly with other development stage companies as well as established international companies. Many of our competitors are national or international companies with far greater resources, capital and access to information than us. Accordingly, these competitors may be able to spend greater amounts on the acquisition of prospective properties and on the exploration and development of such properties. In addition, they may be able to afford greater geological expertise in the exploration and exploitation of oil and gas properties. This competition could result in our competitors having resource properties of greater quality and attracting prospective investors to finance the development of such properties on more favorable terms. As a result of this competition, we may become involved in an acquisition with more risk or obtain financing on less favorable terms.

Government Regulation

The exploration and development of oil and gas properties is subject to various United States federal, state and local and foreign governmental regulations. We may from time to time, be required to obtain licenses and permits from various governmental authorities in regards to the exploration of our property interests.

If we proceed with the development of our current and future properties, we anticipate that we will be subject to increased governmental regulation. Matters subject to regulation include discharge permits for drilling operations, drilling and abandonment bonds, reports concerning operations, the spacing of wells, and pooling of properties and taxation. From time to time, regulatory agencies have imposed price controls and limitations on production by restricting the rate of flow of oil and gas wells below actual production capacity in order to conserve supplies of oil and gas. The production, handling, storage, transportation and disposal of oil and gas, by-products thereof, and other substances and materials produced or used in connection with oil and gas operations are also subject to regulation under federal, state, local and foreign laws and regulations relating primarily to the protection of human health and the environment. As we have not proceeded to the development of our properties, we have not incurred any expenditures related to complying with such laws, or for remediation of existing environmental contamination. The requirements imposed by such laws and regulations are frequently changed and subject to interpretation, and we are unable to predict the ultimate cost of compliance with these requirements or their effect on our operations.

Employees

As of July 14, 2008, we had 5 full-time employees and 7 part time employees. We have four executive officers. Richard Moore serves as our President and Chief Executive Officer. Jonathan Wood serves as our Chief Financial Officer. Alexander Craven serves as our Executive Vice President, Secretary, Treasurer and Compliance Officer. William MacNee serves as our Chief Operating Officer.

We periodically hire independent contractors to execute our acquisition, exploration and development, if any, activities. We may hire additional employees when circumstances warrant.

PROPERTIES

Our executive and head offices are located at 64 Knightsbridge, London SW1X 7JF, England. We lease our offices with a size of 350 square feet at $11,511 plus value added tax per month. Our current premises are adequate for our current operations and we do not anticipate that we will require any additional premises in the foreseeable future.

Alaska

North Slope

Leases Acquired from Fox Petroleum LLC

On August 14, 2007, we acquired 11 oil and gas leases in North Slope, Alaska under the lease purchase and sale agreement that we entered into with Fox Petroleum LLC on May 29, 2007. Effective March 1, 2008, we acquired 12th oil and gas lease under the agreement. These leases have been assigned to our wholly owned subsidiary, Fox Petroleum (Alaska) Inc. We have combined 100% working interests in these 12 state-issued oil and gas leases subject to a royalty of 16.67% to the State of Alaska and a private royalty of 5%.

The 12 leases under the lease purchase and sale agreement comprise approximately 32,490 acres. Eleven of the leases that we acquired under the agreement are contiguous and are in a treeless, tundra-covered area of low topographic relief traversed by channels of the Sagavanirktok River delta and are underlain by continuous permafrost to a depth of at least 1,000 feet. These leases have an average elevation of less than 50 feet above sea level. The twelfth lease, located further south along the haul road and pipeline is also in a treeless, tundra-covered area of low topographic relief, and has an elevation of about 260 feet.

One of these leases expires on August 31, 2012, 8 of these leases expire on January 31, 2014, and 3 of these leases expire on February 29, 2014. There are no work commitments. We are required to pay $1 per acre in the first year then increasing by $0.50 per annum up to $3 in the fifth year in order to maintain the leases.

Leases Acquired from Daniel Donkel and Samuel Cade

On October 10, 2007, our wholly owned subsidiary, Fox Petroleum (Alaska) Inc., entered into a purchase agreement with Daniel Donkel and Samuel Cade to acquire a 100% working interest on 8 oil and gas leases located in the North Slope, Alaska in consideration for $250,000 and 400,000 shares of our common stock. On November 2, 2007, the purchase agreement was amended to add us as a party to the purchase agreement. These leases are subject to a total of 5% overriding royalty interests to Daniel Donkel and Samuel Cade and a royalty of 16.67% to the State of Alaska. Acquisitions of these 8 oil and gas leases were completed effective March 1, 2008.

The 8 leases under the purchase agreement comprise approximately 40,747 acres. These leases expire between January 31, 2012 and February 29, 2012.

Cook Inlet

On October 10, 2007, through Fox Petroleum (Alaska) Inc., we entered into a lease purchase agreement with Daniel Donkel and Samuel Cade to acquire 6 oil and gas leases located in the Cook Inlet, Alaska in consideration for $750,000. These leases are subject to a total of 5% overriding royalty interests to Daniel Donkel and Samuel Cade and a royalty of 16.67% to the State of Alaska. Acquisitions of 3 oil and gas leases that had been issued were completed effective March 1, 2008. The other 3 oil and gas leases have been issued, but are not assigned to us yet.

The 6 leases under the lease purchase agreement comprise approximately 46,000 acres. All of these leases expire on September 30, 2013.

UK North Sea

The Bourbon Prospect

On November 8, 2007, through our wholly owned UK subsidiary, Fox Energy Exploration Limited, we entered into a farm-in agreement with Valiant North Sea Limited and Petrofac Energy Developments Limited. Pursuant to the farm-in agreement, Valiant North Sea Limited and Petrofac Energy Developments Limited agreed to assign a total of 46% interests in the southern part of block 211/17 (approximately 29,651 acres) located in the UK North Sea. In consideration for the 46% interest, we agreed to pay for 89% of the cost of drilling an exploration well on the southern part of the block and perform certain related works to the drilling an exploration well. When we acquire the 46% interest, Valiant North Sea Limited will have a 30% interest and Petrofac Energy Developments Limited will have a 24% interest.

We are required to spud the exploration well before December 31, 2008 unless the parties agree to a later date. Our primary target for the exploration well is the Bourbon prospect located in the southern part of block 211/17.

On January 24, 2008, we agreed to jointly participate with Aimwell Energy Ltd. to identify a potential farm-in or acquisition opportunity and transferred a 4.6% carried interest in the license block to Aimwell Energy Ltd. until a full development plan is approved by the U.K. government. Thereafter, Aimwell Energy Ltd. will be responsible for its 4.6% share of the costs (10% of our interest). Michael Rose and Robert Frost, who became directors of our company effective May 5, 2008, are the beneficial owners and directors of Aimwell Energy Ltd. Aimwell Energy Ltd. will receive no cash or stock payment, other than the carried interest.

The Anglesey Prospect

On June 8, 2007, through our wholly owned UK subsidiary, Fox Energy Exploration Limited, we entered into the farm-in agreement with Granby Enterprises Limited and Atlantic Petroleum UK Limited and on July 31, 2007, we completed the acquisition of the farm-in interests under the farm-in agreement. Pursuant to the terms of the farm-in agreement, we acquired a total of 33.33% interests in a UK petroleum production license. This license P1211 covers blocks 14/9a and 14/14b located in the UK North Sea. In consideration for the farm-in interests, we agreed to fund 100% of the high resolution 2D seismic survey and pseudo 3D processing over the license and our 33.33% share of the license budget costs from June 1, 2007.

In addition to the acquisition of the 33.33% interests in the license, we obtained an exclusive, non transferable option to acquire an additional 26.67% interest in the license. The option will continue to be valid and exercisable by us until 28 days after our receiving the processed seismic data from the high resolution 2D seismic survey and processing. To acquire the additional 26.67% interest in the license, we will have to pay 46.67% of the cost of an exploration well in addition to our existing obligation to fund 33.33% of the cost of the exploration well under the farm-in agreement.

The two blocks covered by the license are located off the east coast of the United Kingdom which contains the Anglesey Prospect. They are located in around 130m water depth some 150 km north-east of St. Fergus, and 30 km north of the Claymore field. The blocks comprise approximately 37,065 acres.

Texas

Spears Gas Unit 2, Well #1

On October 9, 2007, we entered into a subscription agreement with Trius Energy, LLC, pursuant to which we acquired a 22.5% joint venture interest in a gas well called the Spears Gas Unit 2, Well #1 in the Gomez Field, Pecos County, Texas in consideration for $500,000. The joint venture consists of Trius Energy, LLC’s 72.75% working interest in the Spears Gas Unit 2, Well #1 and was formed to reopen the gas well.

Drilling activities commenced in November 2007 for the reworking of the gas well and the initial test production from the gas well came onstream in early January 2008. It is now being re-entered to perforate the Wolfcamp zone to boost production.

Kansas

On February 27, 2008, we entered into an agreement of intentions to purchase the Geneseo-Edwards Program with Hodgden & Associates. Pursuant to the agreement, we have a net revenue interest in the program until July 31, 2008. The program consists of three leases comprising 320 acres and these leases are located in Ellsworth County, Kansas. The expiration dates of these three leases are November 19, 2008, August 19, 2009, and August 31, 2009.

UK Onshore

On June 3, 2008, we acquired four 10km x 10km UK onshore license blocks in the south of England. The United Kingdom government made available this Petroleum Exploration and Development License and awarded the blocks totaling 400 km sq to our company and Aimwell Energy Ltd. in the latest round of onshore licensing. We have retained a 90% interest in the four blocks and Aimwell Energy Ltd. retained a 10% interest. Aimwell Energy Ltd. has a 10% carried interest in the license blocks, whereby we will pay Aimwell Energy Ltd.’s 10% share of all costs, expenses, liabilities, and obligations arising in respect of the operations on the four license blocks until a field development plan is formally approved by the UK Secretary of State responsible for such matters, for the development of a discovery of petroleum in the blocks. Thereafter, our company and Aimwell Energy Ltd. will each be responsible for its respective share of costs, with us being responsible for 90% of the costs and Aimwell Energy Ltd. responsible for its 10% share of the costs.

In return for the license, we will have to shoot 60 km of 2D seismic within the 6-year term of the license. Interpretation and analysis of the seismic data acquired will help further define the prospect, after which we will have an option to drill a well, or simply relinquish the license.

LEGAL PROCEEDINGS

We know of no material, active or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

MANAGEMENT

The following individuals serve as our directors and executive officers at the date of this prospectus. All directors of our company hold office until the next annual meeting of our shareholders or until their successors have been elected and qualified. The executive officers of our company are appointed by our board of directors and hold office at the pleasure of our board of directors.

Name	Position Held with our Company	Age	Date First Elected or Appointed
Richard Moore	President, Chief Executive Officer, Chairman, and Director	49	June 8, 2007
Alexander Craven	Executive Vice President, Compliance Officer, Secretary, Treasurer and Director	25	November 4, 2004
William MacNee	Chief Operating Officer and Director	53	May 5, 2008
Jonathan Wood	Chief Financial Officer and Director	45	May 5, 2008
Robert Frost	Director	57	May 5, 2008
Michael Rose	Director	50	May 5, 2008
John Spence	Director	58	May 5, 2008

Family relationships

There are no family relationships among our directors or officers.

Business Experience

The following is a brief account of the education and business experience of our directors and executive officers during at least the past five years, indicating their business experience, principal occupations during the period, and the names and principal businesses of the organizations by which they were employed.

Richard Moore

Richard Moore has served as our Chairman since May 5, 2008 and President, Chief Executive Officer and a director since June 8, 2007. He is an oil and gas industry veteran with nearly 30 years experience across almost every aspect of the industry in both commercial and technical activities. Before becoming our President and Chief Executive Officer, he worked as a consultant to the oil industry on new field development and as a lecturer in Russian universities and academies, where he taught both business and personal career development, comparing the methods used by the Eastern and Western business communities. From 1998 to 2004, he worked with Chaparral Resources, Inc./KAZ Commertz Group. He held the position of Vice President-Finance and Chief Financial Officer of Chaparral Resources, Inc., a publicly listed company in the U.S., since November 2002. He also served as Finance Director for Closed Type JSC Karakudukmunay, an operating subsidiary of Chaparral Resources, Inc. from 1998 to 2003.

Alexander Craven

Alexander Craven has served as our Compliance Officer since May 5, 2008, our Executive Vice President since July 11, 2008, and our Secretary, Treasurer, and a director since our incorporation on November 4, 2004. He was our Vice President, Finance from June 8, 2007 to July 11, 2008. He was our President and Chief Executive Officer from November 4, 2004 to June 8, 2007. From February 2003 to September 2003, he was employed as a management accountant with Mahony Green and Co. Accountants based in Workshop, Nottinghamshire. He studied economics at the University of Sheffield in England and is currently a candidate for the Chartered Financial Analyst (CFA) designation from the CFA Institute.

William MacNee

William MacNee has served as our Chief Operating Officer and a director since May 5, 2008. He has a Ph.D. in electrical engineering, he brings more than 30 years of international oil, gas, metals and minerals experience. He has worked throughout North and South America, Western Africa, Eastern Siberia and extensively in Kazakhstan and Kyrgystan. He is skilled at project management, with knowledge in the areas of facilities planning, construction and implementation, gathering systems, process engineering and production operations planning and processing. From April 2006 to April 2008, he was on contract to Petrofac International and was based in Eastern Siberia as their Operations Manager on the Kovytka gas field for the client TNKBP. From March 2003 to March 2006, he held the position of Project Manager for Arctic Construction International where he handled contracts in the Tengiz field for Chevron and also in the Kashagan oil field for the Northern Constructors Consortium.

He received his Doctor of Science (Ph.D.) with Electrical Engineering Major at Concordia College and University, USA in July 2003.

Robert Frost

Robert Frost has served as a director since May 5, 2008 and served as a member and the Chairman of our compensation committee since July 11, 2008. He is a geophysicist. Since October 2006, he has been a geophysicist and director at Chartwell Energy Ltd., a company engaged in geophysical consulting. Since May 2006, he has also been a geophysicist and director at Aimwell Energy Ltd., a company engaged in oil and gas exploration. From 1993 to 2007, he was a geophysicist and director of Geoprognosis Ltd., a company engaged in geophysical consultancy.

From 1996 to 2006, he was a geophysicist and director of Wimbledon Oil & Gas Ltd., a company engaged in oil and gas exploration.

He attended Bristol University from 1970 to 1973 and received his BSc. (Honours) in Physics.

Michael Rose

Michael Rose has served as a director since May 5, 2008 and the Chairman of our audit committee since July 11, 2008. He is a geologist. Since February 2007, he has been a non-executive director at Rheochem Plc., a company engaged in oilfield services and listed on the Alternative Investment Market (AIM) sub-market of the London Stock Exchange and Australian Securities Exchange. He is the chairman of the Rheochem’s remuneration committee and is also a member of its audit committee. Since May 2006, he has also been a geologist, director and company secretary of Aimwell Energy Ltd, a company engaged in oil and gas exploration. From February 2003 to September 2006, he was a geologist and director of Wimbledon Oil & Gas Ltd., a company engaged in oil and gas exploration.

He attended Leicester University, UK from 1976 to 1979 where he received his BSc (Honours) in Geology and Chemistry.

John Spence

John Spence has served as a director since May 5, 2008. For 25 years he drilled locations across the United States as a contractor, consultant and for the second half of his career, as a senior manager and member of the Parker Drilling Company team. In the latter part of his career, he has worked in the international arena and in particular Russia and Eastern Europe with drilling operations in the Ukraine, Sakhalin and Kazakhstan. Since September 2006, he has been a consultant drilling manager of Ken Sary LLP – Kazakhstan. From March 2006 to September 2006, he was a consultant drilling manager of KKM – Kazakhstan. From August 2004 to January 2006, he was a consultant drilling manager of Uzpec – Uzbekistan. From September 1999 to May 2004, he was a consultant drilling manager of KKM – Kazakhstan.

Jonathan Wood

Jonathan Wood has served as our Chief Financial Officer since July 11, 2008, a director since May 5, 2008 and served as a member and the Chairman of our audit committee and as a member and the Chairman of our compensation committee from May 6, 2008 to July 11, 2008. He has extensive experience in building economic models, negotiating with institutions and government authorities, creating accounting systems, restructuring finances, putting hedges in place, conducting due diligence and developing reporting structures. His work in the oil and gas industry has seen him spend three years on Sakhalin Island, six years in Kazakhstan, and three years in Uzbekistan. From June 2004, he has been the Finance Director and Sales and Marketing Director and Head of Representation of Uzpec Limited (later reorganized into Soyuzneftegaz Vostok. From 1999 to June 2004, he was the CFO and Finance Director of Chaparral Resources Inc., an oil and gas exploration and production company, and Kanakuduicmunay Jsc.

Involvement in Certain Legal Proceedings

None of our directors, executive officers, promoters, and control persons has been involved in any of the following events during the past five years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.

being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Board Committees

Our board of directors has established an audit committee, a compensation committee, and a nominating committee.

     Audit Committee; Audit Committee Financial Expert. The audit committee provides assistance to our board of directors in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, internal control and legal compliance functions. The audit committee also oversees the audit efforts of our independent registered public accounting firm and takes those actions as it deems necessary to satisfy itself that the auditors are independent of management. The current members of the audit committee are Michael Rose, John Spence, and Robert Frost. Michael Rose currently serves as chairman of the audit committee.

     Our board of directors has determined that it does not have a member of the board that qualifies as an “audit committee financial expert” as defined in the rules and regulations of the Securities and Exchange Commission, and is “independent” under the applicable committee independence standards of the American Stock Exchange. We believe that the members of our board of directors are collectively capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. However, we are considering appointing an independent qualified financial expert to our board of directors in order to strengthen and improve our internal disclosure controls and procedures.

     Compensation Committee. The compensation committee determines our compensation policies and forms of compensation provided to our directors and officers. The compensation committee also reviews and determines bonuses for our officers and other employees. In addition, the compensation committee reviews and determines stock-based compensation for our directors, officers, employees and consultants and administers our stock option plan. The current members of the compensation committee are Michael Rose, John Spence and Robert Frost. Robert Frost currently serves as chairman of the compensation committee.

     Nominating Committee. The purpose of the nominating committee is to (1) oversee our policies and practices relating to corporate governance and to review the effectiveness of the policies and practices periodically and recommend proposed revisions to the board of directors, (2) oversee the evaluation by the board of directors of itself and its committees, (3) identify, recruit and evaluate individuals qualified to serve on the board of directors and to recommend that the board select director nominees to be considered for election at our annual meeting of stockholders or to be appointed by the board of directors to fill an existing or newly created vacancy on the board, (4) identify members of the board of directors to serve on each board committee and to serve as chairman thereof and recommend each such member and chairman to the board, (5) make recommendations to the board of directors on director compensation. The current members of the nominating committee are Michael Rose, John Spence and Robert Frost. John Spence currently serves as chairman of the nominating committee.

EXECUTIVE COMPENSATION

The particulars of compensation paid to the following persons:

(a)	our principal executive officer;

(b)	each of our two most highly compensated executive officers who were serving as executive officers at the end of the year ended February 29, 2008; and

(c)

up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at the end of the year ended February 28, 2007, who we will collectively refer to as our named executive officers, of our company for the years ended February 29, 2008 and February 28, 2007, are set out in the following summary compensation table:

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensati on ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compens ation ($)	Total ($)
Richard Moore(1) President and Chief Executive Officer	2008 2007	169,340(4) N/A	10,000(4) N/A	Nil N/A	Nil N/A	Nil N/A	Nil N/A	Nil N/A	179,340 N/A
Alexander Craven Vice President, Finance and Compliance Officer, Secretary and Treasurer(2)	2008 2007	103,740(4) 16,000	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	103,740 16,000
William MacNee(3) Chief Operating Officer	2008 2007	N/A N/A	N/A N/A	N/A N/A	N/A N/A	N/A N/A	N/A N/A	N/A N/A	N/A N/A

(1) Mr. Moore became our President and Chief Executive Officer on June 8, 2007.

(2) Mr. Craven became our Compliance Officer on May 5, 2008. Mr. Craven served as our Vice President, Finance until July 11, 2008, when he was promoted to Executive Vice President and retained the positions of Secretary, Treasurer and Compliance Officer.

(3) Mr. MacNee became our Chief Operating Officer on May 5, 2008.

(4) GBP to USD converted at the rate on February 29, 2008.

Employment Contracts and Termination of Employment Arrangements

Richard Moore

On June 8, 2007, we entered into an employment agreement with Richard Moore, pursuant to which Mr. Moore serves as our President and Chief Executive Officer. Pursuant to the employment agreement, we paid Mr. Moore $12,000 per month and agreed to reimburse him for all reasonable travelling and other expenses incurred by him in connection with his services to us. Mr. Moore was required to work at a minimum of 3 days per week for us and is entitled to a minimum annual vacation of four weeks. The term of the agreement is for an indefinite period and the agreement may be terminated with or without cause.

On October 19, 2007, we amended the employment agreement to increase the salary of Mr. Moore to £9,000 ($17,573) per month, payable in £4,500 ($8,787) bi-monthly instalments, in arrears, commencing November 1, 2007. Mr. Moore agreed to work for a minimum of 5 days per week for us.

On May 22, 2008, we entered into a bonus agreement with Mr. Moore, whereby we agreed to pay a bonus in the amount of $10,006 and issue 5,000 restricted common shares in the capital of our company for his services as a director and officer of our company.

Alexander Craven

Since January 2007, Alexander Craven had received a salary of $5,000 per month and, on June 8, 2007, we entered into a written consulting agreement with Alexander Craven, pursuant to which we agreed to pay Mr. Craven $5,000 per month and all reasonable travelling and other expenses incurred by him in connection with his duties to us. The term of the agreement is for an indefinite period and the agreement may be terminated with or without cause.

On October 19, 2007, we amended the consulting agreement to increase the fee to £7,000 ($13,670) monthly, commencing October 1, 2007.

Stock Option Plan

Currently, we do not have a stock option plan in favor of any director, officer, consultant or employee of our company.

Stock Options/SAR Grants

We did not grant any options or stock appreciation rights during our fiscal year ended February 29, 2008.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Values

There were no options exercised during our fiscal year ended February 29, 2008 by any officer or director of our company.

Directors Compensation

We did not pay director's fees or other cash compensation for services rendered as a director during our fiscal year ended February 29, 2008.

Effective May 6, 2008, we adopted a compensation policy for our independent directors pursuant to which we agreed to compensate each independent director, as follows:

(i)	a fee of $1,000 per month;
(ii)	1,000 restricted shares of our common stock per month;
(iii)	a fee of $1,000 per each quarterly board meeting attended.

Our board of directors determined that Robert Frost, Michael Rose, John Spence, and Jonathan Wood are independent directors. Subsequent to our fiscal year ended February 29, 2008, these agreements were cancelled and the independent directors entered into termination agreements, pursuant to which we agreed to issue 10,000 restricted shares to each independent director for the services provided.

We have no present formal plan for compensating our non-independent directors for their services in their capacities as directors.

Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. The board of directors may award special remuneration to any director undertaking any special services on behalf of our company other than services ordinarily required of a director. Members of special or standing committees may be allowed like reimbursement and compensation for attending committee meetings.

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

None of the directors or executive officers of our company or any associate or affiliate of our company during the last two fiscal years, is or has been indebted to our company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
AND DIRECTOR INDEPENDENCE

Except as disclosed herein, no director, executive officer, shareholder holding at least 5% of shares of our common stock, or any family member thereof, had any material interest, direct or indirect, in any transaction, or proposed transaction since the year ended February 29, 2008, in which the amount involved in the transaction exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at the year end for the last three completed fiscal years.

Richard Bullock

Richard Bullock was our Chairman and director from June 8, 2007 to May 1, 2008 and owns 26.7% of the issued and outstanding shares of our common stock as of June 10, 2008.

On May 29, 2007, we entered into the lease purchase and sale agreement with Fox Petroleum LLC, a Nevada company, to acquire a combined 100% working interests in 12 state-issued oil and gas leases in North Slope, Alaska. These leases are subject to a royalty of 16.67% to the State of Alaska and a private royalty equal to 5%. In consideration for the oil and gas leases, we issued 20,000,000 (4,000,000 post-reverse stock split) restricted common shares of our company to Richard Bullock, the 100% owner of Fox Petroleum LLC. Acquisitions of 11 oil and gas leases under the agreement with Fox Petroleum LLC was completed on August 14, 2007, while that of 12th oil and gas lease was completed effective March 1, 2008. These leases have been assigned to our wholly owned subsidiary, Fox Petroleum (Alaska) Inc.

On June 8, 2007, we entered into a consulting agreement with Richard Bullock, our former Chairman and director, pursuant to which we pay Mr. Bullock $3,000 per month and all reasonable travelling and other expenses actually and properly incurred by him in connection with his duties. On May 1, 2008, we terminated this agreement.

Aimwell Energy Ltd.

Michael Rose and Robert Frost are the beneficial owners and directors of Aimwell Energy Ltd.

On November 8, 2007, through our wholly owned UK subsidiary, Fox Energy Exploration Limited, we entered into a farm-in agreement with Valiant North Sea Limited and Petrofac Energy Developments Limited. Pursuant to the farm-in agreement, Valiant North Sea Limited and Petrofac Energy Developments Limited agreed to assign a total of 46% interests in the southern part of block 211/17 located in the UK North Sea.

On January 24, 2008, we agreed to jointly participate with Aimwell Energy Ltd. to identify a potential farm-in or acquisition opportunity and transferred a 4.6% carried interest in the license block to Aimwell Energy Ltd. until a full development plan is approved by the U.K. government. Thereafter, Aimwell Energy Ltd. will be responsible for its 4.6% share of the costs (10% of our interest). Michael Rose and Robert Frost, who became directors of our company effective May 5, 2008, are the beneficial owners and directors of Aimwell Energy Ltd. Aimwell Energy Ltd. will receive no cash or stock payment, other than the carried interest.

On June 3, 2008, we acquired four 10km x 10km UK onshore license blocks in the south of England. The United Kingdom government made available this Petroleum Exploration and Development License and awarded the blocks totaling 400 km sq to our company and Aimwell Energy Ltd. in the latest round of onshore licensing. We have retained a 90% interest in the four blocks and Aimwell Energy Ltd. retained a 10% interest. Aimwell Energy Ltd. has a 10% carried interest in the license blocks, whereby we will pay Aimwell Energy Ltd.’s 10% share of all costs, expenses, liabilities, and obligations arising in respect of the operations on the four license blocks until a field development plan is formally approved by the UK Secretary of State responsible for such matters, for the development of a discovery of petroleum in the blocks. Thereafter, our company and Aimwell Energy Ltd. will each be responsible for its respective share of costs, with us being responsible for 90% of the costs and Aimwell Energy Ltd. responsible for its 10% share of the costs.

In return for the license, we will have to shoot 60 km of 2D seismic within the 6-year term of the license. Interpretation and analysis of the seismic data acquired will help further define the prospect, after which we will have an option to drill a well, or simply relinquish the license.

Board of Advisors

Effective August 17, 2008, we appointed William MacNee, Robert Frost, Michael Rose, John Spence, and Jonathan Wood to our board of advisors. We also entered into board of advisors agreements with Aimwell Energy Ltd. (a company controlled by Robert Frost and Michael Rose), Black Gold Consulting Inc. (a company controlled by William MacNee), John Spence, and Jonathan Wood, whereby we agreed to grant 20,000, 10,000, 10,000, and 10,000 shares of our common stock, respectively, for each completed year of the services.

Effective May 5, 2008, all five of them became our directors and the board of advisors was dissolved. Also effective June 10, 2008, we entered into board of advisors termination agreements, whereby we terminated the board of advisors agreements and agreed to issue 20,000, 10,000, 10,000, 10,000 shares of our common stock to Aimwell Energy Ltd., Black Gold Consulting Inc., John Spence, and Jonathan Wood, respectively, for the services performed by them.

Richard Moore and Alexander Craven

For information regarding compensation of Richard Moore, our President and Chief Executive Officer and Alexander Craven, our Executive Vice President, Compliance Officer, Secretary and Treasurer, please see “Executive Compensation.”

EuroEnergy Growth Capital S.A.

EuroEnergy Growth Capital S.A. owns 1,028,245 shares of our common stock (representing 6.87% of our issued and outstanding shares of common stock as of June 10, 2008) and warrants to purchase 1,028,245 shares of our common stock.

For information regarding the transactions with EuroEnergy Growth Capital S.A., please see “Management’s Discussion and Analysis or Plan of Operation - Liquidity and Capital Resources” above.

Director Independence

Our board of directors is presently composed of seven directors, consisting of Richard Moore, Alexander Craven, William MacNee, Robert Frost, Michael Rose, John Spence, and Jonathan Wood. Richard Bullock was our director from June 8, 2007 to May 1, 2008.

Our board of directors determined that Robert Frost, Michael Rose and John Spence are independent directors under a definition of “independent director” of the American Stock Exchange. We believe that Richard Bullock was also an independent director under the same definition.

We have following committees and committee members:

Audit Committee	Compensation Committee	Nominating Committee
Michael Rose (Chair)	Robert Frost (Chair)	John Spence (Chair)
John Spence	John Spence	Michael Rose
Robert Frost	Michael Rose	Robert Frost

All of our committee members are independent under the applicable committee independence standards of the American Stock Exchange.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of July 14, 2008, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock, as well as by each of our current directors and executive officers as a group. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Richard Moore President and Chief Executive Officer, Chairman and Director 1115 Finchley Road London, England NW11 0QD	Common Stock	1,200,000	8.02%
Alexander Craven Vice President, Finance, Compliance Officer, Secretary, Treasurer and Director 64 Knightsbridge London, England SW1X 7JF, UK	Common Stock	1,680,000	11.2%
William MacNee c/o Kostas Homes 29 Marko Balabanov Street Varna, 9000 Bulgaria	Common Stock	Nil	Nil
Robert Frost Cottage in the Wood Rotherfield Lane Mayfield, East Sussex TN20 6ET UK	Common Stock	Nil	Nil

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Michael Rose 10 Rosebery Avenue Harpenden, Herts, AL5 2QP UK	Common Stock	Nil	Nil
John Spence 10303 Norfolk Avenue Lubbock, Texas 79423	Common Stock	Nil	Nil
Jonathan Wood 48 Zarbog Street Tashkent, Uzbekistan	Common Stock	Nil	Nil
Richard Bullock 2 Firview Place Port Moody, British Columbia V3H 5H6 Canada	Common Stock	4,000,000	26.7%
EuroEnergy Growth Capital S.A. Salduba Building, Top Floor 53rd East Street Urbanizacion Obarrio, Panama 5	Common Stock	2,056,490(2)	12.9%(2)
Directors and Executive Officers as a Group (7 persons)	Common Stock	2,880,000	19.2%

(1)

Based on 15,168,245 shares of common stock issued and outstanding as of July 14, 2008. Except as otherwise indicated, we believe that the beneficial owner of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2)	Includes warrants to purchase an aggregate of 1,028,245 shares of common stock exercisable within 60 days of July 14, 2008.

DESCRIPTION OF SECURITIES TO BE REGISTERED

COMMON STOCK

Our authorized capital stock consists of 90,000,000 shares of common stock at a par value of $0.001 per share. As of July 14, 2008, there were 15,168,245 shares of our common stock issued and outstanding that are held by 35 stockholders of record. This prospectus relates to the sale of 2,118,000 shares of our common stock.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future. There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend, we would not be able to pay our debts as they become due in the usual course of business, or our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

SELLING STOCKHOLDER

The table below lists the names of the selling stockholder and other information regarding the beneficial ownership of shares of our common stock by the selling stockholder. The second column lists the number of shares of common stock beneficially owned by the selling stockholder as of July 14, 2008. The third column lists the number of shares of common stock that may be resold under this prospectus. The fourth and fifth columns list the number and percentage of shares of common stock owned by the selling stockholder after the resale of the shares of common stock registered under this prospectus. Except as noted in the table below, the selling stockholder have not had any material relationship with us within the past three years. None of the selling stockholder is a registered broker-dealer or an affiliate of a broker-dealer. The total number of shares of common stock outstanding as of July 14, 2008 was 15,168,245.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to our common shares. Shares of common stock subject to convertible debentures, warrants or options that are currently convertible or exercisable or convertible or exercisable within 60 days after July 14, 2008 are deemed to be beneficially owned by the person holding those securities for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other stockholder.

			Common Stock
Name of Selling Stockholder	Common Stock	Common Stock Offered by this	Beneficially Owned
	Beneficially Owned Prior to	Prospectus	After Offering
	Offering
			Number	Percentage
Trafalgar Capital Specialized
Investment Fund, Luxembourg (1)	2,118,000	2,118,000	-0-	*
Total	2,118,000	2,118,000	-0-	*

_________________
* Indicates less than one percent (1%).

(1)

Includes 1,618,000 common shares issuable upon conversion of a certain debenture and 500,000 common shares issuable upon exercise of certain common share purchase warrants. The natural person with voting power and investment power on behalf of Trafalgar Capital Specialized Investment Fund, Luxembourg is Mr. Andrew Garai. On June 24, 2008, we entered into a securities purchase agreement with Trafalgar Capital Specialized Investment Fund, Luxembourg pursuant to which we sold to Trafalgar $2,500,000 of a senior secured convertible redeemable debenture. The material terms of the Trafalgar financing are described in the section entitled “The Offering – Private Placement” elsewhere in this prospectus.

PLAN OF DISTRIBUTION

Resales by Selling Stockholder

We are registering the resale of the shares on behalf of the selling stockholder. The selling stockholder may offer and resell the shares from time to time, either in increments or in a single transaction. They may also decide not to sell all the shares they are allowed to resell under this prospectus. The selling stockholder will act independently of us in making decisions with respect to the timing, manner, and size of each sale.

Donees and Pledgees

The term “selling stockholder” includes donees, i.e., persons who receive shares from the selling stockholder after the date of this prospectus by gift. The term also includes pledgee, i.e., persons who, upon contractual default by the selling stockholder, may seize shares which the selling stockholder pledged to such person. If a selling stockholder notifies us that a donee or pledge intends to sell more than 500 shares, we will file a supplement to this prospectus.

Costs and commissions

We will pay all costs, expenses, and fees in connection with the registration of the shares. The selling stockholder will pay all brokerage commissions and similar selling expenses, if any, attributable to the sale of shares.

Types of sale transactions

The selling stockholder may sell the shares in one or more types of transactions (which may include block transactions):

  in the over-the-counter market, when our common stock is quoted on the Over-The Counter Bulletin Board;
  in negotiated transactions;
  through put or call option transactions;
  through short sales; or
  any combination of such methods of sale.

The selling stockholder may sell shares under this prospectus at market prices prevailing at the time of sale or at negotiated prices. Such transactions may or may not involve brokers or dealers. The selling stockholder has informed us that it has not entered into any agreements, understandings, or arrangements with any underwriters or broker-dealers regarding sale of the shares. The selling stockholder has also informed us that no one is acting as underwriter or coordinating broker in connection with the proposed sale of shares.

Sales to or through broker-dealers

The selling stockholder may conduct such transactions either by selling shares directly to purchasers, or by selling shares to, or through, broker-dealers. Such broker-dealers may act either as an agent of the selling stockholder, or as a principal for the broker-dealer’s own account. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling stockholder and/or the purchasers of shares. This compensation may be received both if the broker-dealer acts as an agent or as a principal. This compensation might also exceed customary commissions.

Deemed underwriting compensation

The selling stockholder and any broker-dealers that act in connection with the sale of shares might be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”). Any commissions received by such broker-dealers, and any profit on the resale of shares sold by them while acting as principals, could be deemed to be underwriting discounts or commissions under the Securities Act.

Indemnification

The selling stockholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of shares against certain liabilities, including liabilities arising under the Securities Act.

Prospectus delivery requirements

Because it may be deemed an underwriter, any selling stockholder must deliver this prospectus and any supplements to this prospectus in the manner required by the Securities Act.

State requirements

Some states require that any shares sold in that state only be sold through registered or licensed brokers or dealers. In addition, some states require that the shares have been registered or qualified for sale in that state, or that there exist an exemption from the registration or qualification requirement and that the exemption has been complied with.

Sales under Rule 144

The selling stockholder may also resell all or a portion of the shares in open market transactions in reliance upon Rule 144 promulgated under the Securities Act. To do so, the selling stockholder must meet the criteria and conform to the requirements of Rule 144 currently in effect.

Distribution arrangements with broker-dealers

If a selling stockholder notifies us that any material arrangement has been entered into with a broker-dealer for the sale of shares through:

  a block trade;
  special offering;
  exchange distribution or secondary distribution; or
  a purchase by a broker or dealer,

we will then file, if required, a post-effective amendment to this prospectus.

The post-effective amendment will disclose:

  the name of the selling stockholder and of the participating broker-dealer(s);
  the number of shares involved;
  the price at which such shares were sold;
  the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;
  that such broker-dealer(s) did not conduct any investigation to verify the information in this prospectus; and
  any other facts material to the transaction.

The Securities and Exchange Commission may deem the selling stockholder and any underwriters, broker-dealers or agents that participate in the distribution of the common shares to be “underwriters” within the meaning of the Securities Act. The Securities and Exchange Commission may deem any profits on the resale of our common shares and any compensation received by any underwriter, broker-dealer or agent to be underwriting discounts and commissions under the Securities Act. The selling stockholder has purchased the common shares in the ordinary course of its business, and at the time the selling stockholder purchased the common shares, it was not a party to any agreement or other understanding to distribute the securities, directly or indirectly.

Under the Securities Exchange Act of 1934, any person engaged in the distribution of the common shares may not simultaneously engage in market-making activities with respect to the common shares for five business days prior to the start of the distribution. In addition, the selling stockholder and any other person participating in a distribution will be subject to the Securities Exchange Act of 1934, which may limit the timing of purchases and sales of common shares by the selling stockholder or any such other person.

LEGAL MATTERS

The validity of the shares of common stock to be sold by the selling stockholder under this prospectus and warrants was passed upon for our company by Richardson & Patel LLP, 10900 Wilshire Boulevard, Suite 500, Los Angeles, California 90024.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

(a) Resignation of Independent Accountant

On January 21, 2008, Amisano Hanson, Chartered Accountants, resigned as our independent accountant as a result of its merger with BDO Dunwoody LLP. Amisano Hanson merged its operations into BDO Dunwoody LLP, and certain professional staff and partners joined BDO Dunwoody LLP either as employees or partners of BDO Dunwoody LLP and continue to practice as members of BDO Dunwoody LLP.

The report of Amisano Hanson regarding our financial statements for the fiscal years ended February 28, 2007 and 2006 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audit of our financial statements for the two most recent fiscal years ended February 28, 2007 and 2006 and in the subsequent interim period through the date of resignation, there were no disagreements, resolved or not, with Amisano Hanson on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Amisano Hanson, would have caused Amisano Hanson to make reference to the subject matter of the disagreement in connection with its report on the financial statements for such years.

We provided Amisano Hanson with a copy of our current report on Form 8-K which was filed on March 19, 2008 (the “March 19 Form 8-K”) prior to our filing of the March 19 Form 8-K with the Securities and Exchange Commission, and requested that it furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agreed with the statements made in March 19 Form 8-K, and if not, stating the aspects with which it did not agree. A copy of the letter provided from Amisano Hanson stating that it agreed with the disclosure contained in the March 19 Form 8-K is filed as Exhibit 16.1 to the March 19 Form 8-K.

(b) Engagement of Independent Accountant

Concurrent with the resignation of Amisano Hanson, we engaged BDO Dunwoody LLP, as our independent accountant. Prior to engaging BDO Dunwoody LLP, we did not, nor had any person on our behalf, consulted with BDO Dunwoody LLP regarding either the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on our financial statements, nor had BDO Dunwoody LLP provided to us a written or oral advice that was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue. Also, prior to engaging BDO Dunwoody LLP, we did not, nor had any person on our behalf, consulted with BDO Dunwoody LLP regarding any matter that was either the subject of a disagreement or a reportable event. The engagement of BDO Dunwoody LLP was approved by our board of directors.

EXPERTS

BDO Dunwoody LLP and Amisano Hanson, Chartered Accountants, have audited, as set forth in each of their respective reports thereon appearing elsewhere herein (which audit reports express an unqualified opinion on the financial statements and include an explanatory paragraph relating to a going concern uncertainty), our financial statements at February 29, 2008 and February 28, 2007 that appear in this prospectus. The financial statements referred to above are included in this prospectus with reliance upon the auditors’ opinion based on their expertise in accounting and auditing.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Nevada Revised Statutes and our bylaws provide for the indemnification of our directors, officers, employees and other persons against claims and liability by reason of serving as a director, officer or employee.

Indemnification Under Nevada Law

Nevada law generally permits us to indemnify our directors, officers, employees and agents. Pursuant to the provisions of Nevada Revised Statutes 78.7502, a corporation may indemnify its directors, officers, employees and agents as follows:

(a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any action, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation, against expenses, actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable for breach of his fiduciary duties as a director or officer pursuant to Nevada Revised Statutes 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

(b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any action by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation against expenses actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable for breach of his fiduciary duties pursuant to Nevada Revised Statutes 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

(c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Charter Provisions and Other Arrangements of the Registrant

Article VII of our bylaws provides for the indemnification of any and all persons who serve as our director, officer or employee as follows:

Indemnification of Officers and Directors, Employees and Other Persons. Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of Fox Petroleum Inc., a Nevada corporation (the “Corporation”), or is or was serving at the request of the Corporation or for its benefit as a director or officer of another Corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the General Corporation Law of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under the indemnification provisions of Corporation’s bylaws.

Insurance. The Corporation’s board of directors may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another Corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person.

Further Bylaws. The Corporation’s board of directors may from time to time adopt further bylaws with respect to indemnification and may amend the bylaws to provide at all times the fullest indemnification permitted by the General Corporation Law of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

WHERE TO FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. We have filed a registration statement under the Securities Act with the Securities and Exchange Commission with respect to our common shares offered pursuant to this prospectus. This prospectus, which forms a part of the registration statement, does not contain all of the information included in the registration statement and amendments thereof and the exhibits thereto, which may be read and copied at the Securities and Exchange Commission’s Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. In addition, the Securities and Exchange Commission maintains a website that contains the registration statement of which this prospectus is a part. The address of the Securities and Exchange Commission’s website is http://www.sec.gov.

Consolidated Financial Statements of

FOX PETROLEUM INC.

FOX PETROLEUM INC.

(A Development Stage Company)

CONSOLIDATED FINANCIAL STATEMENTS

February 29, 2008 and February 28, 2007

(Stated in US Dollars)

BDO Dunwoody LLP	#604 – 750 West Pender Street
Chartered Accountants	Vancouver, BC, Canada V6C 2T7
Telephone: (604) 689-0188
Fax: (604) 689-9773

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders,
Fox Petroleum Inc.
(A Development Stage Company)

We have audited the accompanying consolidated balance sheet of Fox Petroleum Inc. (the “Company”) (A Development Stage Company) and its subsidiaries as of February 29, 2008 and the related consolidated statements of operations, cash flows and stockholders' equity (deficiency) for the year ended February 29, 2008 and for the period from November 4, 2004 (Date of Inception) to February 29, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. We did not audit the consolidated financial statements of the Company for the period from November 4, 2004 (Date of Inception) to February 28, 2007. Such statements are included in the cumulative inception to February 29, 2008 totals of the consolidated statements of operations, cash flows and stockholders' equity (deficiency) and reflect a net loss of 4% of the related cumulative totals. Those consolidated financial statements were audited by other auditors whose report has been furnished to us and our opinion, insofar as it relates to the amount for the period from November 4, 2004 (Date of Inception) to February 28, 2007 included in the cumulative totals, is based solely upon the report of the other auditors.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit and the report of the other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audit and the report of the other auditors, these consolidated financial statements referred to above present fairly, in all material respects, the financial position of Fox Petroleum Inc. and its subsidiaries as of February 29, 2008 and the results of their operations and their cash flows for the year then ended and for the period from November 4, 2004 (Date of Inception) to February 29, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is in the development stage, has not yet achieved profitable operations and is dependent on its ability to raise capital from stockholders or other sources to meet its obligations and repay its liabilities arising from normal business operations when they come due. These factors, along with other matters as set forth in Note 2, raise substantial doubt that the Company will be able to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

(signed) “BDO Dunwoody LLP”

Chartered Accountants

Vancouver, Canada
May 30, 2008

BDO Dunwoody LLP is a Limited Liability Partnership registered in Ontario

A PARTNERSHIP OF INCORPORATED PROFESSIONALS	AMISANO HANSON
CHARTERED ACCOUNTANTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders,
Fox Petroleum Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of Fox Petroleum Inc. (A Development Stage Company) as of February 28, 2007 and the related statements of operations, cash flows and stockholders’ equity (deficiency) for the year ended February 28, 2007 and the period from November 4, 2004 (Date of Inception) to February 28, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements referred to above present fairly, in all material respects, the financial position of Fox Petroleum Inc. (A Development Stage Company) as of February 28, 2007 and the results of its operations and its cash flows for the year ended February 28, 2007 and the period from November 4, 2004 (Date of Inception) to February 28, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is in the development stage, and has not yet achieved profitable operations and is dependent on its ability to raise capital from stockholders or other sources to sustain operations. These factors, along with other matters as set forth in Note 2, raise substantial doubt that the Company will be able to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Vancouver, Canada	“AMISANO HANSON”
May 24, 2007	Chartered Accountants

750 WEST PENDER STREET, SUITE 604	TELEPHONE: 604-689-0188
VANCOUVER CANADA	FACSIMILE: 604-689-9773
V6C 2T7	E-MAIL: amishan@telus.net

FOX PETROLEUM INC.
(A Development Stage Company)
CONSOLIDATED BALANCE SHEETS
February 29, 2008 and February 28, 2007
(Stated in US Dollars)

ASSETS	2008	2007

Current
Cash – general	$271,601	$119,051
– restricted	30,000	-
Prepaid expenses	63,084	-

	364,685	119,051
Oil and gas interests – Notes 4 and 10	5,800,917	-

	$6,165,602	$119,051

LIABILITIES

Current
Accounts payable and accrued liabilities – Notes 4 and 5	$664,519	$40,467
Due to related parties – Note 5	29,975	29,975

	694,494	70,442
Advisors’ fees payable in stock – Note 6(c)	35,000	-

	729,494	70,442

STOCKHOLDERS’ EQUITY

Capital stock – Notes 4, 6, 7 and 10
Authorized:
90,000,000 common shares, par value $0.001 per share
Issued and outstanding:
14,968,245 common shares (2007: 9,860,000 common shares)	14,968	9,860
Additional paid-in capital	8,168,634	158,040
Deficit accumulated during the development stage	(2,747,494)	(119,291)

	5,436,108	48,609

	$6,165,602	$119,051

Ability to Continue as a Going Concern – Note 2
Commitments – Notes 4, 6, 7 and 10
Subsequent Events – Notes 4, 6 and 10

SEE ACCOMPANYING NOTES

FOX PETROLEUM INC.
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF OPERATIONS
for the years ended February 29, 2008 and February 28, 2007 and for the period November 4, 2004 (Date of Inception) to February 29, 2008
(Stated in US Dollars)

			November 4,
			2004 (Date of
	Year ended	Year ended	Inception) to
	February 29,	February 28,	February 29,
	2008	2007	2008

Expenses:
Accounting and audit fees	$63,417	$15,520	$96,930
Advertising and public relations	1,700,375	-	1,700,375
Bank charges	9,684	156	10,322
Consulting fees – Note 5	208,798	-	208,798
Filing and transfer agent	10,577	2,977	16,685
Legal fees	135,734	9,094	163,858
Management fees – Note 5	185,440	16,000	209,440
Mineral property acquisition and exploration costs	-	5,000	17,000
Office and miscellaneous – Note 5	167,336	5,808	177,244
Insurance	19,635	-	19,635
Travel and entertainment	136,563	-	136,563

Loss before other item	(2,637,559)	(54,555)	(2,756,850)

Other item:
Interest income	9,356	-	9,356

Net loss for the period	$(2,628,203)	$(54,555)	$(2,747,494)

Basic and diluted loss per share	$(0.22)	$(0.01)

Weighted average number of shares outstanding	12,418,848	9,840,274

SEE ACCOMPANYING NOTES

FOX PETROLEUM INC.
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS
for the years ended February 29, 2008 and February 28, 2007 and for the period November 4, 2004 (Date of Inception) to February 29, 2008
(Stated in US Dollars)

			November 4,
			2004 (Date of
	Year ended	Year ended	Inception) to
	February 29,	February 28,	February 29,
	2008	2007	2008

Operating Activities
Net loss for the period	$(2,628,203)	$(54,555)	$(2,747,494)
Donated services and rent	-	9,000	21,000
Shares to be issued for advisors’ fees	35,000	-	35,000
Change in non-cash working capital balances
related to operations:
Prepaid expenses	(63,084)	-	(63,084)
Accounts payable and accrued liabilities	194,079	16,917	234,546

Net cash used in operating activities	(2,462,208)	(28,638)	(2,520,032)

Investing Activities
Increase in oil and gas interests	(3,405,242)	-	(3,405,242)
Increase in restricted cash	(30,000)	-	(30,000)

Net cash used in investing activities	(3,435,242)	-	(3,435,242)

Financing Activities
Issuance of common shares	6,050,000	100,000	6,196,900
Advance from related parties	-	29,975	29,975

Net cash provided by financing activities	6,050,000	129,975	6,226,875

Increase in cash and restricted cash during
the period	152,550	101,337	271,601

Cash, beginning of period	119,051	17,714	-

Cash and restricted cash, end of period	$271,601	$119,051	$271,601

Non-cash transactions – Note 8

SEE ACCOMPANYING NOTES

FOX PETROLEUM INC.
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIENCY)
for the period November 4, 2004 (Date of Inception) to February 29, 2008
(Stated in US Dollars)

						Deficit
						Accumulated
				Additional		During the
		*Common Shares		Paid-in	Share	Pre-exploration
		Number	Par Value	Capital	Subscriptions	Stage	Total

Capital stock issued for cash	– at $0.0008333	5,880,000	$5,880	$(980)	$-	$-	$4,900
	– at $0.0083333	3,840,000	3,840	28,160	-	-	32,000
	– at $0.0833333	120,000	120	9,880	-	-	10,000
Donated services and rent		-	-	3,000	-	-	3,000
Net loss for the period		-	-	-	-	(18,821)	(18,821)

Balance, February 28, 2005		9,840,000	9,840	40,060	-	(18,821)	31,079
Donated services and rent		-	-	9,000	-	-	9,000
Net loss for the year		-	-	-	-	(45,915)	(45,915)

Balance, February 28, 2006		9,840,000	9,840	49,060	-	(64,736)	(5,836)
Capital stock issued for cash	– at $5.00	20,000	20	99,980	-	-	100,000
Donated services and rent		-	-	9,000	-	-	9,000
Net loss for the year		-	-	-	-	(54,555)	(54,555)

Balance, February 28, 2007		9,860,000	9,860	158,040	-	(119,291)	48,609

…/cont’d

SEE ACCOMPANYING NOTES

Continued
FOX PETROLEUM INC.
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIENCY)
for the period November 4, 2004 (Date of Inception) to February 29, 2008
(Stated in US Dollars)

						Deficit
						Accumulated
				Additional		During the
		*Common Shares		Paid-in	Share	Pre-exploration
		Number	Par Value	Capital	Subscriptions	Stage	Total

Balance, February 28, 2007		9,860,000	9,860	158,040	-	(119,291)	48,609
Capital stock issued for oil and gas interests
	– Note 4 (i)	4,000,000	4,000	997,702	-	-	1,001,702
Capital stock issued for cash	– Note 6 (a)	1,028,245	1,028	6,048,972	-	-	6,050,000
Capital stock issued for oil and gas
interests	– at $12.05	80,000	80	963,920	-	-	964,000
Share subscriptions		-	-	-	35,000	-	35,000
Net loss for the year		-	-	-	-	(2,628,203)	(2,628,203)

Balance, February 29, 2008		14,968,245 $	14,968	$8,168,634	$35,000	$(2,747,494)	$5,471,108

*

The common stock issued has been retroactively restated to reflect a reverse split of 1 new share for 5 old shares, effective April 21, 2008. The par value of common stock and additional paid-in capital has been retroactively restated to reflect these changes.

SEE ACCOMPANYING NOTES

FOX PETROLEUM INC.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
February 29, 2008 and February 28, 2007
(Stated in US Dollars)

Note 1	Nature of Operations

Fox Petroleum Inc. (the “Company”) (A Development Stage Company) was incorporated as Nova Resources Inc. on November 4, 2004, under the laws of the State of Nevada, USA. The Company is a public company whose common shares are listed for trading on the United States Over-the-Counter Bulletin Board.

By agreement dated January 11, 2007, a wholly owned subsidiary of the Company, Fox Petroleum Inc., incorporated on January 9, 2007, under the laws of the State of Nevada, was merged into the Company for the sole purpose of changing the Company’s name. The Company became the surviving entity and changed its name from Nova Resources Inc. to Fox Petroleum Inc. to further reflect the Company’s anticipation of pursuing other business opportunities.

The Company had acquired a mineral property located in the Northwest Territories, Canada and had not determined whether this property contained reserves that were economically recoverable. During the year ended February 29, 2008, the Company changed the direction of its exploration activities from mineral properties to the acquisition, exploration and development of American and other International oil and gas projects (Note 4) and abandoned its mineral property.

The Company’s year-end is February 28.

Note 2	Ability to Continue as a Going Concern

The Company is a development stage company with oil and gas interests in Alaska, the North Sea and Texas and has not yet determined whether these properties contain reserves that are economically recoverable. The recoverability of amounts from the properties will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company’s interest in the underlying properties, the ability of the Company to obtain necessary financing to satisfy the expenditure requirements under the property agreements and to complete the development of the properties and upon future profitable production or proceeds for the sale thereof.

Fox Petroleum Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
February 29, 2008 and February 28, 2007
(Stated in US Dollars)

Note 2	Ability to Continue as a Going Concern – (cont’d)

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that the Company will be able to meet its obligations and continue its operations for its next fiscal year. Realization values may be substantially different from carrying values as shown and these financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern. At February 29, 2008, the Company has a working capital deficiency of $329,809, has not yet achieved profitable operations, has accumulated losses of $2,747,494 since its inception and expects to incur further losses in the development of its business. The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management has no formal plan in place to address this concern but considers that the Company will be able to obtain additional funds by equity financing and/or related party advances, however there is no assurance of additional funding being available or on acceptable terms, if at all (Note 10).

Note 3	Summary of Significant Accounting Policies

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates, which have been made using careful judgment. Actual results may vary from these estimates. The financial statements have, in management’s opinion, been properly prepared within the framework of the significant accounting policies summarized below:

Principles of Consolidation

These consolidated financial statements include the accounts of the Company and Fox Energy Exploration Limited, a wholly owned inactive subsidiary incorporated in England and Wales on May 17, 2007 and Fox Petroleum (Alaska) Inc., a wholly owned inactive subsidiary incorporated in Alaska, U.S.A. on April 18, 2007. All significant inter- company transactions and balances have been eliminated.

Development Stage Company

The Company complies with Financial Accounting Standard Board Statement (“SFAS”) No. 7 for its characterization of the Company as a development stage company. The Company is devoting substantially all of its present efforts to establish a new business and none of its planned principal operations have commenced.

Fox Petroleum Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
February 29, 2008 and February 28, 2007
(Stated in US Dollars)

Note 3	Summary of Significant Accounting Policies – (cont’d)

Mineral Property

Costs of lease, acquisition, exploration, carrying and retaining unproven mineral lease properties are expensed as incurred.

Oil and Gas Properties

The Company follows the full cost method of accounting for oil and gas operations whereby all costs of exploring for and developing oil and gas reserves are initially capitalized on a country-by-country (cost centre) basis. Such costs include land acquisition costs, geological and geophysical expenses, carrying charges on non-producing properties, costs of drilling and overhead charges directly related to acquisition and exploration activities.

Costs capitalized, together with the costs of production equipment, will be depleted and amortized on the unit-of-production method based on the estimated gross proved reserves. Petroleum products and reserves are converted to a common unit of measure, using 6 MCF of natural gas to one barrel of oil.

Costs of acquiring and evaluating unproved properties are initially excluded from depletion calculations. These unevaluated properties are assessed periodically to ascertain whether impairment has occurred. When proved reserves are assigned or the property is considered to be impaired, the cost of the property or the amount of the impairment is added to costs subject to depletion calculations.

If capitalized costs, less related accumulated amortization and deferred income taxes, exceed the “full cost ceiling” the excess is expensed in the period when such excess occurs. The “full cost ceiling” is determined based on the present value of estimated future net revenues attributed to proved reserves, using current prices less estimated future expenditures plus the lower of cost and fair value of unproven properties within the cost centre.

Future net cash flows from proved reserves using period-end, non-escalated prices and costs are discounted to present value and compared to the carrying value of oil and gas properties.

Proceeds from a sale of petroleum and natural gas properties are applied against capitalized costs, with no gain or loss recognized, unless such a sale would alter the rate of depletion by more than 25%. Royalties paid net of any tax credits received are netted with oil and gas sales.

Fox Petroleum Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
February 29, 2008 and February 28, 2007
(Stated in US Dollars)

Note 3	Summary of Significant Accounting Policies – (cont’d)

Asset Retirement Obligations

The Company recognizes the fair value of a liability for an asset retirement obligation in the year in which it is incurred when a reasonable estimate of fair value can be made. The carrying amount of the related long-lived asset is increased by the same amount as the liability.

Changes in the liability for an asset retirement obligation due to the passage of time will be measured by applying an interest method of allocation. The amount will be recognized as an increase in the liability and an accretion expense in the statement of operations. Changes resulting from revisions to the timing or the amount of the original estimate of undiscounted cash flows are recognized as an increase or a decrease in the carrying amount of the liability for an asset retirement obligation and the related asset retirement cost capitalized as part of the carrying amount of the related long-lived asset. At February 29, 2008, the Company’s estimate of asset retirement obligation was not significant.

Environmental Costs

Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company’s commitments to a plan of action based on the then known facts.

There have been no environmental expenses incurred by the Company.

Advertising Costs

Advertising costs are expensed as incurred or concurrent with the first time the advertisement takes place.

Foreign Currency Translation

The Company uses the United States of America dollar as its functional and reporting currency for consistency with registrants of the Securities and Exchange Commission (“SEC”) and in accordance with the SFAS No. 52.

Assets and liabilities denominated in a foreign currency are translated at the exchange rate in effect at the year-end and capital accounts are translated at historical rates. Income statement accounts are translated at the average rates of exchange prevailing during the year and are included in the Comprehensive Income Account in Stockholders’ Equity, if applicable.

Fox Petroleum Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
February 29, 2008 and February 28, 2007
(Stated in US Dollars)

Note 3	Summary of Significant Accounting Policies – (cont’d)

Foreign Currency Translation – (cont’d)

Transactions undertaken in currencies other than the functional currency of the Company are translated using the exchange rate in effect as of the transaction date. Any exchange gains or losses are included in other income or expenses on the Statement of Operations, if applicable.

Financial Instruments

The carrying value of cash, accounts payable and accrued liabilities and due to related parties approximates their fair value because of the short maturity of these instruments. Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Income Taxes

The Company uses the assets and liability method of accounting for income taxes pursuant to SFAS No. 109 “Accounting for Income Taxes”. Under the assets and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

In June 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes”. The interpretation clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements in accordance with SFAS No. 109, “Accounting for Income Taxes”. Specifically, the pronouncement prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The interpretation also provides guidance on the related derecognition, classification, interest and penalties, accounting for interim periods, disclosure and transition of uncertain tax positions. The interpretation is effective for fiscal years beginning after December 15, 2006. The adoption of FIN 48 did not have a material impact on the Company’s financial position, results of operations or cash flows.

Fox Petroleum Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
February 29, 2008 and February 28, 2007
(Stated in US Dollars)

Note 3	Summary of Significant Accounting Policies – (cont’d)

Basic and Diluted Loss Per Share

The Company reports basic loss per share in accordance with the SFAS No. 128, “Earnings Per Share”. Basic loss per share is computed using the weighted average number of shares outstanding during the period. Fully diluted earnings (loss) per share are computed similar to basic income (loss) per share except that the denominator is increased to include the number of common stock equivalents (primarily outstanding options and warrants). Common stock equivalents represent the dilutive effect of the assumed exercise of the outstanding stock options and warrants, using the treasury stock method, at either the beginning of the respective period presented or the date of issuance, whichever is later, and only if the common stock equivalents are considered dilutive based upon the Company’s net income (loss) position at the calculation date. Diluted loss per share has not been provided as it would be antidilutive.

Staff Accounting Bulletin No. 108 (“SAB 108”)

In September 2006, the SEC issued Staff Accounting Bulletin No. 108 (“SAB 108”). Due to diversity in practice among registrants, SAB 108 expressed SEC staff views regarding the process by which misstatements in financial statements are evaluated for purposes of determining whether financial statement restatement is necessary. SAB 108 is effective for fiscal years ending after November 15, 2006. SAB 108 did not have a material impact on the Company’s financial position or results from operations.

Recently Issued Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. This Statement defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosure related to the use of fair value measures in financial statements. The Statement is to be particularly effective for the Company’s financial statements issued for its fiscal year beginning March 1, 2008. The Company is currently evaluating the timing of adoption and the impact that adoption might have on its financial position or results of operations.

On February 15, 2007, the FASB issued SFAS No. 159 “The Fair Value Option for Financial Assets and Financial Liabilities”. This Statement establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. SFAS No. 159 is effective for the Company’s financial statements issued for its fiscal year beginning March 1, 2008. The Company is currently evaluating the impact that the adoption of SFAS No. 159 might have on its financial position or results of operations.

Fox Petroleum Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
February 29, 2008 and February 28, 2007
(Stated in US Dollars)

Note 3	Summary of Significant Accounting Policies – (cont’d)

Recently Issued Accounting Pronouncements – (cont’d)

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements”. The standard requires all entities to report noncontrolling (minority) interests as equity in consolidated financial statements. SFAS No. 160 eliminates the diversity that currently exists in accounting for transactions between an entity and noncontrolling interests by requiring they be treated as equity transactions. The Company is currently reviewing the guidance, which is effective for fiscal years beginning after December 15, 2008, to determine the potential impact, if any, on its consolidated financial statements.

In March 2008, the FASB issued SFAS No. 161 “Disclosures about Derivative Instruments and Hedging Activities – An Amendment of FASB Statement No. 133” (“SFAS 161”). SFAS 161 requires enhanced qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of and gains and losses on derivative instruments, and disclosures about credit-risk-related contingent features in derivative agreements. SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The Company is currently evaluating the impact of SFAS 161 on its consolidated financial statements.

Note 4	Oil and Gas Interests – Note 10

				February 28,
	February 29, 2008			2007
	United	United
	States	Kingdom	Total	Total

Unproved properties
- acquisition costs	$3,533,282	$-	$3,533,282	$-
- exploration costs	67,168	2,200,467	2,267,635	-

	$3,600,450	$2,200,467	$5,800,917	$-

i)

On May 29, 2007, the Company entered into a Lease Purchase and Sale Agreement with a company to acquire a combined 100% working interest in 12 state-issued oil and gas leases in the North Slope of Alaska. These leases are subject to a royalty of 16.66667% to the State of Alaska and a private royalty equal to 5% of net revenue. In consideration for the oil and gas leases, the Company issued 4,000,000 restricted common shares of the Company valued at $1,001,702, the transferor’s historical cost. The valuation is based the SEC Staff Accounting Bulletin, Topic 5, G.

Fox Petroleum Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
February 29, 2008 and February 28, 2007
(Stated in US Dollars)

Note 4	Oil and Gas Interests – Note 10 - (cont’d)

	i)	– (cont’d)

Pursuant to underlying agreements on the property, the Company is obligated to drill one test well to at least 10,000 feet on or before August 14, 2011, four test wells to at least 4,000 feet on or before February 20, 2012, and one test well to at least 4,000 feet on or before January 16, 2012. The Company is currently unable to quantify their estimate of the cost of these wells.

ii)

Pursuant to a farm-in agreement dated June 8, 2007, the Company agreed to acquire a 33.33% interest in two UK petroleum production licenses (“Licenses”). The Licenses are located in the UK North Sea and have since been merged into one traditional license. As consideration for the Licenses, the Company agreed to fund 100% of the seismic costs and its 33.33% share of the License budget costs as agreed by the parties. The Company also has the option to acquire an additional 26.67% interest in the Licenses by paying an additional 46.67% of the dry-hole costs of an exploration well. The option is effective from completion of the transfer of the assigned interest to the Company and shall continue to be valid and exercisable until 28 days after receipt by the Company of the processed seismic data and final interpretation.

iii)

Pursuant to a subscription agreement dated October 9, 2007, the Company acquired a 22.5% joint venture interest in a gas well called the Spears Gas Unit 2, Well #1 in the Gomez Field, Pecos County, Texas in consideration for US$500,000.

iv)

By a purchase agreement dated October 10, 2007 and amended November 2, 2007, the Company acquired 8 oil and gas leases located in the North Slope of the State of Alaska for $850,000 including cash of $250,000 and $600,000 paid by the issuance of 80,000 common shares of the Company. The fair value of the shares issued was $964,000 and consequently a further $364,000 has been recorded for this portion of the purchase agreement. These leases are subject to a royalty of 16.66667% to the State of Alaska and a private royalty equal to 5%. Two of the leases acquired pursuant to this agreement are part of the Cook Inlet project described in the following paragraph.

v)

By a purchase agreement dated October 10, 2007, the Company acquired 6 oil and gas leases located in Cook Inlet of the State of Alaska for $750,000, payable in installments on or before March 7, 2008. At February 29, 2008, the Company had paid $600,000 and $150,000 is included in accounts payable (paid subsequent to February 29, 2008). Included in these leases were 3 unissued leases that the vendors owned the rights thereto. Subsequent to February 29, 2008 these leases were issued but are not yet assigned to the Company. The leases are subject to a royalty of 16.66667% to the State of Alaska and a private royalty equal to 5% of net revenue.

Fox Petroleum Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
February 29, 2008 and February 28, 2007
(Stated in US Dollars)

Note 4	Oil and Gas Interests – Note 10 - (cont’d)

vi)

On November 16, 2007, the Company entered into a farm-out agreement dated November 8, 2007 wherein the Company would be assigned a total of 46% interest in a license block in the UK North Sea. In consideration for the assignment, the Company must pay for 89% of the cost of drilling an exploration well. The Company is also required to pay for 46% of license costs. On January 24, 2008, the Company agreed to jointly participate with another company to identify a potential farm-in or acquisition opportunity and transferred a 4.6% carried interest in the license block to that company until a full development plan is approved by the U.K. government. Thereafter, that company will be responsible for its 4.6% share of the costs (10% of the Company’s interest). Subsequent to the transfer, this company became related to the Company as two of its beneficial owners became directors of the Company.

At February 29, 2008, no costs have been incurred for this interest. The spud date of the well shall be before December 31, 2008.

vii)

By a letter agreement dated February 27, 2008, the Company has the exclusive option to purchase an 80% net revenue interest in three oil leases in Ellsworth County, Kansas, USA for $80,000 until July 31, 2008. Failure to pay the $80,000 by July 31, 2008 will activate a penalty of $175,000. The leases are subject to a landowner royalty of 12.5% and an overriding royalty of 7.5% retained by vendors. The Company must drill at least one well on each lease before the leases expire on November 19, 2008, August 19, 2009 and August 31, 2009 or pay the vendor a penalty of $150,000.

Note 5	Related Party Transactions – Notes 4 and 10

Directors and officers of the Company provide consulting and management services to the Company as follows:

			November 4,
	Year	Year	2004 (Date of
	ended	ended	Inception) to
	February 29,	February 28,	February 29,
	2008	2007	2008

Consulting fees	$154,728	$-	$154,728
Management fees	185,440	16,000	209,440
Office and miscellaneous	-	3,000	7,000

	$340,168	$19,000	$371,168

Fox Petroleum Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
February 29, 2008 and February 28, 2007
(Stated in US Dollars)

Note 5	Related Party Transactions – Notes 4 and 10 – (cont’d)

Included in management fees is $Nil (2007: $6,000) for the fair value of services contributed by an officer of the Company and $Nil (2007: $3,000) for the fair value of office premises contributed by an officer of the Company.

Included in accounts payable and accrued liabilities at February 29, 2008 is $22,438 (2007: $10,000) owed to directors of the Company for expenses incurred on behalf of the Company.

The amounts due to related parties are unsecured, non-interest bearing and have no specific terms for repayment. These amounts are due to the director of the Company and a company controlled by a director of the Company.

Note 6	Capital Stock – Notes 4, 7 and 10

Effective January 11, 2007 the Company effected a forward stock spilt of the authorized, issued and outstanding shares of common stock on a six new for one old basis. Authorized capital increased from 75,000,000 common shares to 450,000,000 common shares. Effective April 21, 2008 the Company effected a reverse stock split of authorized, issued and outstanding shares of common stock on a one new for five old basis. Authorized capital decreased from 450,000,000 to 90,000,000 and outstanding common stock decreased from 74,841,228 to 14,968,246 shares. These financial statements have been retroactively restated to reflect these changes.

Commitments:

	a)	Share Issuance Agreement:

On May 17, 2007, the Company entered into a share issuance agreement with a subscriber that will allow the subscriber to advance up to $8,000,000 to the Company in exchange for units of the Company. The units will be issued at a price equal to 80% of the volume-weighted average of the closing price of common share for the 10 banking days immediately preceding the date of the notice. Each unit will consist of one common share of the Company and one common share purchase warrant. Each common share purchase warrant will entitle the subscriber the right to purchase one additional common share at 125% of the price of the units for a period of three years. Should the Company seek alternative sources of financing this subscriber has the right to approve the terms.

Fox Petroleum Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
February 29, 2008 and February 28, 2007
(Stated in US Dollars)

Note 6	Capital Stock – Notes 4, 7 and 10 – (cont’d)

Commitments: – (cont’d)

	a)	Share Issuance Agreement: – (cont’d)

Shares issued under the agreement were as follows:

	Number of	Issue	Total
Issue Date	Units	Price	Proceeds

May 17, 2007	377,358	$5.30	$ 2,000,000
August 1, 2007	31,056	$8.05	250,000
September 18, 2007	44,199	$9.05	400,000
September 18, 2007	52,133	$10.55	550,000
September 27, 2007	28,708	$10.45	300,000
October 26, 2007	16,381	$12.21	200,000
October 26, 2007	21,097	$11.85	250,000
October 26, 2007	35,897	$9.75	350,000
November 28, 2007	47,337	$8.45	400,000
January 16, 2008	43,478	$3.45	150,000
January 24, 2008	96,154	$5.20	500,000
January 30, 2008	48,387	$3.10	150,000
February 11, 2008	89,286	$2.80	250,000
February 26, 2008	96,774	$3.10	300,000

	1,028,245		$ 6,050,000

Fox Petroleum Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
February 29, 2008 and February 28, 2007
(Stated in US Dollars)

Note 6	Capital Stock – Notes 4, 7 and 10 – (cont’d)

Commitments: – (cont’d)

	b)	Share Purchase Warrants

As at February 29, 2008, there are 1,048,246 share purchase warrants outstanding entitling the holders thereof the right to purchase one common share for each warrant held as follows:

Number of	Exercise
Warrants	Price	Expiry Date

20,000	$6.25	February 23, 2010
377,358	$6.65	May 17, 2010
31,056	$10.05	August 1, 2010
44,199	$11.30	September 10, 2010
52,133	$13.20	September 10, 2010
28,708	$13.05	October 1, 2010
16,381	$15.25	October 26, 2010
21,097	$14.80	October 26, 2010
35,897	$12.20	October 26, 2010
47,337	$10.55	November 28, 2010
43,478	$4.30	January 16, 2011
96,154	$6.50	January 24, 2011
48,387	$3.90	January 30, 2011
89,286	$3.50	February 11,2011
96,774	$3.90	February 26, 2011

1,048,245

The summary of the changes in the Company’s share purchase warrants for the years ended February 29, 2008 and February 28, 2007 is presented below:

	February 29, 2008		February 28, 2007
		Weighted		Weighted
		Average		Average
	Number of	Exercise	Number of	Exercise
	Warrants	Price	Warrants	Price

Balance, beginning of the
year	20,000	$6.25	-
Issued	1,028,246	$7.36	20,000	$6.25

Balance, end of year	1,048,246	$7.34	20,000	$6.25

The remaining average life of the warrants at February 29, 2008 is 2.57 years (February 28, 2007: 2.99 years).

Fox Petroleum Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
February 29, 2008 and February 28, 2007
(Stated in US Dollars)

Note 6	Capital Stock – Notes 4, 7 and 10 – (cont’d)

Commitments: – (cont’d)

	c)	Share Subscriptions

During the year ended February 29, 2008, the Company accrued $35,000 (2007: $Nil) for the fair value of common shares issuable pursuant to Board of Advisors (“BOA”) agreements dated August 17, 2007 whereby the Company has agreed to issue a total of 50,000 common shares as compensation to the members of the BOA.

Note 7	Commitments – Notes 4, 6 and 10

a)

By an agreement dated May 22, 2007, the Company engaged an independent analyst to provide continuing research coverage regarding the Company beginning May 22, 2007 until May 31, 2009. The Company is required to pay $5,000 (paid) before commencement of work and twenty-four installments of $1,750.

b)

By agreements dated June 8, 2007, the Company agreed to pay three directors of the Company a total amount of $20,000 per month for an indefinite period for consulting and management services to the Company. The agreements may be terminated at any time with cause and with three months notice without cause. On October 19, 2007 two of these agreements where amended from $12,000 to £9,000 ($17,900) per month and from $5,000 per month to £7,000 ($13,900). All other terms remained the same.

c)

On February 15, 2008 the Company entered into a finder agreement with Partners Consulting Inc., a Florida Corporation, to introduce the Company to potential new investors. The consideration payable to Partners Consulting Inc. is 6% of the gross proceeds from any potential financing, payable in cash and by issuance of share purchase warrants equal to 6% of the gross proceeds. The warrants will have a cashless exercise and will be priced at market value as of the date of the financing and with a minimum expiry period of two years. The finder agreement is for a period of one year.

Note 8	Non-cash Transaction

Investing and financing activities that do not have a direct impact on current cash flows are excluded from the statements of cash flows. During the year ended February 29, 2008, the Company issued 4,000,000 common shares valued at $1,001,702, the transferor’s historical cost, and issued 80,000 common shares valued at $964,000, the fair value of the common shares, as consideration for the purchase of oil and gas interests. Accounts payable includes $429,973 of expenditures related to oil and gas projects. These transactions were excluded from the statements of cash flows.

Fox Petroleum Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
February 29, 2008 and February 28, 2007
(Stated in US Dollars)

Note 9	Deferred Tax Assets

The Company's income tax expense for the years ended February 29, 2008 and February 28, 2007 differed from the United States statutory rates:

	2008	2007

Effective tax rate	35%	35%

Statutory rate applied to loss before income taxes	$(920,000)	$(19,000)
Increase in income taxes resulting from:
Non-deductible expenses	12,000	4,900
Change in valuation allowance	908,000	14,100

Income tax expense	$-	$-

The significant components of the Company’s deferred tax assets are as follows:

	2008	2007

Deferred tax assets
Net operating losses carryforward	$942,000	$34,000
Less: valuation allowance	(942,000)	(34,000)

Deferred tax assets	$-	$-

At February 29, 2008, the Company has incurred accumulated net operating losses in the United States of America totalling approximately $2,691,000 which are available to reduce taxable income in future taxation years.

These losses expire as follows:

Year of Expiry	Amount

2024	$16,000
2025	37,000
2027	45,000
2028	2,593,000

$2,691,000

Fox Petroleum Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
February 29, 2008 and February 28, 2007
(Stated in US Dollars)

Note 9	Deferred Tax Assets – (cont’d)

The amount taken into income as deferred tax assets must reflect that portion of the income tax loss carryforwards that is more likely-than-not to be realized from future operations. The Company has chosen to provide an allowance of 100% against all available income tax loss carryforwards, regardless of their time of expiry.

As at February 29, 2008, the Company is in arrears on filing its statutory income tax returns and the amounts presented above are based on estimates. The actual losses available could differ from these estimates.

Note 10	Subsequent Events – Notes 4 and 6

a)

On April 1, 2008 the Company was loaned $250,000 by the issuance of a promissory note, to be paid on the earlier of (i) the date that the Company obtains equity financing from a third party in the minimum amount of $1,000,000 net to the Company, or (ii) April 1, 2009. For the period from the date of advance of the loan up to and including the date that the loan is repaid, interest will accrue on the balance of principal outstanding at the rate of 10% per annum, compounded monthly. Interest will be payable in a balloon payment on the date the loan is repaid.

b)

On May 1, 2008 the Company was loaned $150,000 by the issuance of a promissory note, to be paid on the earlier of (i) the date that the Company obtains equity financing from a third party in the minimum amount of $1,000,000 net to the company, or (ii) May 1, 2009. For the period from the date of advance of the loan up to and including the date that the loan is repaid, interest will accrue on the loan on the balance of principal outstanding at the rate of 10% per annum, compounded monthly. Interest will be payable in a balloon payment on the date the loan is repaid.

	c)	Effective May 6, 2008, the Company adopted a compensation policy for its directors pursuant to which the Company will compensate each director, as follows:

		i)	a fee of $1,000 per month;
		ii)	1,000 restricted shares of the common stock of the Company per month;
		iii)	a fee of $1,000 per each quarterly board meeting attended.

d)

On May 21, 2008, the Company signed a letter of commitment whereby the Company agreed to commit to the use of a drilling rig commencing no earlier than October 1, 2008 for a total cost of $8,910,000. The Company also committed to enter into a well project management and integrated services contract for the management of a well program on the rig. The company is also obligated to pay a fee of $1.75% of the operating rig rate in acknowledgement of the value provided with the rig opportunity, if the Company uses the rig, but not the integrated project management services.

Fox Petroleum Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
February 29, 2008 and February 28, 2007
(Stated in US Dollars) – Page 16

Note 10	Subsequent Events – Notes 4 and 6 – (cont’d)

e)

By a term sheet dated May 14, 2008, the Company agreed to issue a $5,000,000 convertible debenture bearing interest at 14% per annum for the first six months and 10% per annum thereafter and maturing in two years from the initial closing date. The debenture will be redeemable by the Company and will be secured by the assets of the Company and its subsidiaries. The debenture would be convertible at any time into common stock of the Company at the option of the investor.

Upon closing of the debenture agreement, the Company has agreed to issue to the investor 200,000 common shares and 500,000 share purchase warrants. The warrants will be exercisable at a price equal to the volume weighted-average price of the Company’s common stock on the date prior to closing and shall have a term of five years from the date of issuance.

The debenture would be subject to a 2% loan commitment fee due at closing, a 7% commitment amount due at closing and a $10,000 due diligence fee. The Company shall also pay a legal and documentation fee to the investor in the amount of $17,500.

The term sheet is non-binding and is subject to the parties entering into a formal agreement. No assurances can be given that the terms noted above will be the final terms or that a formal agreement will be entered into.

	f)	By a bonus agreement dated May 22, 2008 the Company agreed to issue 5,000 common shares and 5,000 British Pounds to an officer of the Company as a performance bonus.

g)

On May 23, 2008 the Company was loaned $50,000 by the issuance of a promissory note, to be paid on the earlier of (i) the date that the Company obtains equity financing from a third party in the minimum amount of $1,000,000 net to the company, or (ii) May 23, 2009. For the period from the date of advance of the loan up to and including the date that the loan is repaid, interest will accrue on the loan on the balance of principal outstanding at the rate of 10% per annum, compounded monthly. Interest will be payable in a balloon payment on the date the loan is repaid.

h)

On May 30, 2008 the Company was loaned $450,000 pursuant to a loan agreement. The principal and interest is to be paid on the earlier of (i) cash available from operations, (ii) the date that the Company obtains equity or debt financing from a third party in the minimum amount of $1,000,000, or (iii) August 31, 2008. This loan bears interest at 12% per annum, calculated annually. The loan is secured by the Company’s assets. As additional compensation for the loan, the Company will issue to the lender 150,000 common shares of the Company.

i)

Subsequent to February 29, 2008, the Company was granted a 90% interest in 4 UK petroleum production licenses, located in the south of England. In order to maintain the licenses, the Company must undertake seismic exploration, estimated to cost $500,000, or the Company’s share equal to $450,000.

FOX PETROLEUM INC.

(A Development Stage Company)

INTERIM CONSOLIDATED FINANCIAL STATEMENTS

May 31, 2008

 (Stated in US Dollars)

(Unaudited)

FOX PETROLEUM INC.
(A Development Stage Company)
INTERIM CONSOLIDATED BALANCE SHEETS
May 31, 2008 and February 29, 2008
(Stated in US Dollars)
(Unaudited)

ASSETS	May 31,	February 29,
	2008	2008

Current
Cash – general	$89,179	$271,601
– restricted	31,003	30,000
Prepaid expenses	57,544	63,084

	177,726	364,685
Oil and gas interests – Notes 4 and 10	6,513,187	5,800,917

	$6,690,913	$6,165,602

LIABILITIES

Current
Accounts payable and accrued liabilities – Notes 5 and 6	$672,973	$664,519
Due to related parties – Note 6	29,975	29,975
Notes payable – Note 5	900,000	-

	1,602,948	694,494
Fees payable in stock and warrants – Notes 5, 7(c), 8 (b) and (c)	851,650	35,000

	2,454,598	729,494

STOCKHOLDERS’ EQUITY

Capital stock – Notes 4, 5, 6, 7, 8 and 10
Authorized:
90,000,000 common shares, par value $0.001 per share
Issued and outstanding:
14,968,245 common shares (February 29, 2008: 14,968,245
common shares)	14,968	14,968
Additional paid-in capital	8,168,634	8,168,634
Deficit accumulated during the development stage	(3,947,287)	(2,747,494)

	4,236,315	5,436,108

	$6,690,913	$6,165,602

SEE ACCOMPANYING NOTES

FOX PETROLEUM INC.
(A Development Stage Company)
INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS
for the three months ended May 31, 2008 and 2007 and
for the period November 4, 2004 (Date of Inception) to May 31, 2008
(Stated in US Dollars)
(Unaudited)

			November 4,
			2004 (Date of
	Three months ended		Inception) to
	May 31,		May 31
	2008	2007	2008

Expenses:
Accounting and audit fees	$33,244	$5,576	$130,174
Advertising and public relations	120,091	8,312	1,820,466
Bank charges	2,990	682	13,312
Consulting fees – Note 6	194,357	-	403,155
Filing and transfer agent	1,125	700	17,810
Finance fees – Notes 5 and 8 (c)	653,000	-	653,000
Interest on notes payable	6,105	-	6,105
Legal fees	40,073	11,451	203,931
Management fees – Note 6	76,822	27,000	286,262
Mineral property acquisition and exploration costs	-	2,335	17,000
Office and miscellaneous – Note 6	46,821	22,542	224,065
Insurance	8,822	-	28,457
Travel and entertainment	16,837	9,496	153,400

Loss before other item	(1,200,287)	(88,094)	(3,957,137)

Other item:
Interest and other income	494	214	9,850

Net loss for the period	$(1,199,793)	$(87,880)	$(3,947,287)

Basic and diluted loss per share	$(0.08)	$(0.01)

Weighted average number of shares outstanding	14,968,245	9,840,274

SEE ACCOMPANYING NOTES

FOX PETROLEUM INC.
(A Development Stage Company)
INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS
for the three months ended May 31, 2008 and 2007 and
for the period November 4, 2004 (Date of Inception) to May 31, 2008
(Stated in US Dollars)
(Unaudited)

			November 4,
			2004 (Date of
	Three months ended		Inception) to
	May 31,		May 31,
	2008	2007	2008

Operating Activities
Net loss for the period	$(1,199,793)	$(87,880)	$(3,947,287)
Donated services and rent	-	-	21,000
Shares to be issued for advisors’ fees	163,650	-	198,650
Financing charge	653,000	-	653,000
Change in non-cash working capital balances
related to operations:
Prepaid expenses	5,540	(358,838)	(57,544)
Accounts payable and accrued liabilities	(557,430)	12,635	(322,884)

Net cash used in operating activities	(935,033)	(434,083)	(3,455,065)

Investing Activities
Increase in oil and gas interests	(146,386)	-	(3,551,628)
Increase in restricted cash	(1,003)	-	(31,003)

Net cash used in investing activities	(147,389)	-	(3,582,631)

Financing Activities
Issuance of common shares	-	2,000,000	6,196,900
Advance from related parties	-	-	29,975
Proceeds from notes payable	900,000	-	900,000

Net cash provided by financing activities	900,000	2,000,000	7,126,875

Increase (decrease) in cash and restricted cash
during the period	(182,422)	1,565,917	89,179

Cash, beginning of period	271,601	119,051	-

Cash, end of period	$89,179	$1,684,968	$89,179

Non-cash transactions – Note 9

SEE ACCOMPANYING NOTES

FOX PETROLEUM INC.
(A Development Stage Company)
INTERIM CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIENCY)
for the period November 4, 2004 (Date of Inception) to May 31, 2008
(Stated in US Dollars)
(Unaudited)

						Deficit
						Accumulated
				Additional		During the
		*Common Shares		Paid-in	Share	Pre-exploration
		Number	Par Value	Capital	Subscriptions	Stage	Total

Capital stock issued for cash	– at $0.0008333	5,880,000	$5,880	$(980)	$-	$-	$4,900
	– at $0.0083333	3,840,000	3,840	28,160	-	-	32,000
	– at $0.0833333	120,000	120	9,880	-	-	10,000
Donated services and rent		-	-	3,000	-	-	3,000
Net loss for the period		-	-	-	-	(18,821)	(18,821)

Balance, February 28, 2005		9,840,000	9,840	40,060	-	(18,821)	31,079
Donated services and rent		-	-	9,000	-	-	9,000
Net loss for the year		-	-	-	-	(45,915)	(45,915)

Balance, February 28, 2006		9,840,000	9,840	49,060	-	(64,736)	(5,836)
Capital stock issued for cash	– at $5.00	20,000	20	99,980	-	-	100,000
Donated services and rent		-	-	9,000	-	-	9,000
Net loss for the year		-	-	-	-	(54,555)	(54,555)

Balance, February 28, 2007		9,860,000	9,860	158,040	-	(119,291)	48,609

…/cont’d

SEE ACCOMPANYING NOTES

Continued
FOX PETROLEUM INC.
(A Development Stage Company)
INTERIM CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIENCY)
for the period November 4, 2004 (Date of Inception) to May 31, 2008
(Stated in US Dollars)
(Unaudited)

						Deficit
						Accumulated
				Additional		During the
		*Common Shares		Paid-in	Share	Pre-exploration
		Number	Par Value	Capital	Subscriptions	Stage	Total

Balance, February 28, 2007		9,860,000	9,860	158,040	-	(119,291)	48,609
Capital stock issued for oil and gas interests
	– Note 4(i)	4,000,000	4,000	997,702	-	-	1,001,702
Capital stock issued for cash	– Note 6(a)	1,028,245	1,028	6,048,972	-	-	6,050,000
Capital stock issued for oil and gas
interests	– at $12.05	80,000	80	963,920	-	-	964,000
Share subscriptions		-	-	-	35,000	-	35,000
Net loss for the year		-	-	-	-	(2,628,203)	(2,628,203)

Balance, February 29, 2008		14,968,245	14,968	8,168,634	35,000	(2,747,494)	5,436,108
Net loss for the year		-	-	-	-	(1,199,793)	(1,199,793)

Balance, May 31, 2008		14,968,245	$14,968	$8,168,634	$35,000	$(3,947,287)	$4,236,315

*

The common stock issued has been retroactively restated to reflect a reverse split of 1 new share for 5 old shares, effective April 21, 2008. The par value of common stock and additional paid-in capital has been retroactively restated to reflect these changes.

SEE ACCOMPANYING NOTES

FOX PETROLEUM INC.
(A Development Stage Company)
NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2008
(Stated in US Dollars)
(Unaudited)

Note 1	Interim Financial Statements

While the information presented in the accompanying three months to May 31, 2008 interim financial statements is unaudited, it includes all adjustments which are, in the opinion of management, necessary to present fairly the financial position, results of operations and cash flows for the interim period presented in accordance with the accounting principles generally accepted in the United States of America. In the opinion of management, all adjustments considered necessary for a fair presentation of the results of operations and financial position have been included and all such adjustments are of a normal recurring nature. It is suggested that these financial statements be read in conjunction with the Company’s February 29, 2008 financial statements.

Operating results for the three months ended May 31, 2008 are not necessarily indicative of the results that can be expected for the year ending February 28, 2009.

Note 2	Nature of Operations and Ability to Continue as a Going Concern

The Company was incorporated in the State of Nevada on November 4, 2004 and is in the development stage. The Company has oil and gas interests in Alaska, North Sea and Texas and has not yet determined whether these properties contain reserves that are economically recoverable. The recoverability of amounts from the properties will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company’s interest in the underlying properties, the ability of the Company to obtain necessary financing to satisfy the expenditure requirements under the property agreements and to complete the development of the properties and upon future profitable production or proceeds for the sale thereof.

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that the Company will be able to meet its obligations and continue its operations for its next twelve months. Realization values may be substantially different from carrying values as shown and these financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern. At May 31, 2008, the Company has a working capital deficiency of $1,425,222, has not yet achieved profitable operations, has accumulated losses of $3,947,287 since its inception and expects to incur further losses in the development of its business, all of which casts substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management has no formal plan in place to address this concern but considers that the Company will be able to obtain additional funds by equity financing and/or related party advances, however there is no assurance of additional funding being available or on acceptable terms, if at all (Note 10).

Fox Petroleum Inc.
(A Development Stage Company)
Notes to the Interim Consolidated Financial Statements
May 31, 2008
(Stated in US Dollars)
(Unaudited)

Note 3	New Accounting Standards

In March 2008, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 161, “Disclosures about Derivative Instruments and Hedging Activities”, an amendment of FASB Statement No. 133, which requires additional disclosures about the objectives of the derivative instruments and hedging activities, the method of accounting for such instruments under SFAS No. 133 and its related interpretations, and a tabular disclosure of the effects of such instruments and related hedged items on our financial position, financial performance, and cash flows. SFAS No. 161 is effective for fiscal years and interim periods beginning after November 15, 2008. The adoption of SFAS 161 should have no effect on the financial position and results of operations of the Company.

In January 2008, Staff Accounting Bulletin (“SAB”) 110, “Share-Based Payment” was issued. Registrants may continue, under certain circumstances, to use the simplified method in developing estimates of the expected term of share options as initially allowed by SAB 107, “Share-Based Payment”. The adoption of SAB 110 should have no effect on the financial position and results of operations of the Company.

In December 2007, the FASB issued SFAS No. 141 (Revised) “Business Combinations”. SFAS 141 (Revised) establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquire.

The statement also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. The guidance will become effective for the first fiscal year beginning after December 15, 2008. The management is in the process of evaluating the impact SFAS 141 (Revised) will have on the Company’s financial statements upon adoption.

In December 2007, the FASB issued SFAS No. 160 “Noncontrolling Interests in Consolidated Financial Statements-an amendment of ARB No. 51”. SFAS 160 establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. The guidance will become effective for the first fiscal year beginning after December 15, 2008. The management is in the process of evaluating the impact SFAS 160 will have on the Company’s financial statements upon adoption.

Fox Petroleum Inc.
(A Development Stage Company)
Notes to the Interim Consolidated Financial Statements
May 31, 2008
(Stated in US Dollars)
(Unaudited)

Note 4	Oil and Gas Interests – Note 10

		May 31, 2008
	United	United
	States	Kingdom	Total

Unproved properties
- acquisition costs	$3,537,182	$5,655	$3,542,837
- exploration costs	77,703	2,892,647	2,970,350

	$3,614,885	$2,898,302	$6,513,187

	February 29, 2008
	United	United
	States	Kingdom	Total

Unproved properties
- acquisition costs	$3,533,282	$-	$3,533,282
- exploration costs	67,168	2,200,467	2,267,635

	$3,600,450	$2,200,467	$5,800,917

i)

On May 29, 2007, the Company entered into a Lease Purchase and Sale Agreement with a company to acquire a combined 100% working interest in 12 state-issued oil and gas leases in the North Slope of Alaska. These leases are subject to a royalty of 16.66667% to the State of Alaska and a private royalty equal to 5% of net revenue. In consideration for the oil and gas leases, the Company issued 4,000,000 restricted common shares of the Company valued at $1,001,702, the transferor’s historical cost. The valuation is based the SEC Staff Accounting Bulletin, Topic 5, G.

Pursuant to underlying agreements on the property, the Company is obligated to drill one test well to at least 10,000 feet on or before August 14, 2011, four test wells to at least 4,000 feet on or before February 20, 2012, and one test well to at least 4,000 feet on or before January 16, 2012. The Company is currently unable to quantify their estimate of the cost of these wells.

ii)

Pursuant to a farm-in agreement dated June 8, 2007, the Company agreed to acquire a 33.33% interest in two UK petroleum production licenses (“Licenses”). The Licenses are located in the UK North Sea and have since been merged into one traditional license. As consideration for the Licenses, the Company agreed to fund 100% of the seismic costs and its 33.33% share of the License budget costs as agreed by the parties. The Company also has the option to acquire an additional 26.67% interest in the Licenses by paying an additional 46.67% of the dry-hole costs of an exploration well. The option is effective from completion of the transfer of the assigned interest to the Company and shall continue to be valid and exercisable until 28 days after receipt by the Company of the processed seismic data and final interpretation.

Fox Petroleum Inc.
(A Development Stage Company)
Notes to the Interim Consolidated Financial Statements
May 31, 2008
(Stated in US Dollars)
(Unaudited)

Note 4	Oil and Gas Interests – Note 10 – (cont’d)

iii)

Pursuant to a subscription agreement dated October 9, 2007, the Company acquired a 22.5% joint venture interest in a gas well called the Spears Gas Unit 2, Well #1 in the Gomez Field, Pecos County, Texas in consideration for US$500,000.

iv)

By a purchase agreement dated October 10, 2007 and amended November 2, 2007, the Company acquired 8 oil and gas leases located in the North Slope of the State of Alaska for $850,000 including cash of $250,000 and $600,000 paid by the issuance of 80,000 common shares of the Company. The fair value of the shares issued was $964,000 and consequently a further $364,000 has been recorded for this portion of the purchase agreement. These leases are subject to a royalty of 16.66667% to the State of Alaska and a private royalty equal to 5%. Two of the leases acquired pursuant to this agreement are part of the Cook Inlet project described in the following paragraph.

v)

By a purchase agreement dated October 10, 2007, the Company acquired 6 oil and gas leases located in Cook Inlet of the State of Alaska for $750,000, payable in installments on or before March 7, 2008. At May 31, 2008, the Company had paid $750,000. Included in these leases were 3 unissued leases that the vendors owned the rights thereto. The leases are subject to a royalty of 16.66667% to the State of Alaska and a private royalty equal to 5% of net revenue.

vi)

On November 16, 2007, the Company entered into a farm-out agreement dated November 8, 2007 wherein the Company would be assigned a total of 46% interest in a license block in the UK North Sea. In consideration for the assignment, the Company must pay for 89% of the cost of drilling an exploration well. The Company is also required to pay for 46% of license costs. On January 24, 2008, the Company agreed to jointly participate with another company to identify a potential farm-in or acquisition opportunity and transferred a 4.6% carried interest in the license block to that company until a full development plan is approved by the U.K. government. Thereafter, that company will be responsible for its 4.6% share of the costs (10% of the Company’s interest). Subsequent to the transfer, this company became related to the Company as two of its beneficial owners became directors of the Company.

At May 31, 2008, no costs have been incurred for this interest. The spud date of the well shall be before December 31, 2008.

vii)

By a letter agreement dated February 27, 2008, the Company had the exclusive option to purchase an 80% net revenue interest in three oil leases in Ellsworth County, Kansas, USA for $80,000 until July 31, 2008. Subsequent to May 31, 2008, the Company paid $80,000 to the optionor. The leases are subject to a landowner royalty of 12.5% and an overriding royalty of 7.5% retained by vendors. The Company must drill at least one well on each lease before the leases expire on November 19, 2008, August 19, 2009 and August 31, 2009 or pay the vendor a penalty of $150,000.

Fox Petroleum Inc.
(A Development Stage Company)
Notes to the Interim Consolidated Financial Statements
May 31, 2008
(Stated in US Dollars)
(Unaudited)

Note 5	Notes Payable

a)

On April 2, 2008 the Company was loaned $250,000 by the issuance of a promissory note, to be paid on the earlier of (i) the date that the Company obtains equity financing from a third party in the minimum amount of $1,000,000 net to the Company, or (ii) April 1, 2009. For the period from the date of advance of the loan up to and including the date that the loan is repaid, interest will accrue on the balance of principal outstanding at the rate of 10% per annum, compounded monthly. Interest will be payable in a balloon payment on the date the loan is repaid.

b)

On May 6, 2008 the Company was loaned $150,000 by the issuance of a promissory note, to be paid on the earlier of (i) the date that the Company obtains equity financing from a third party in the minimum amount of $1,000,000 net to the company, or (ii) May 1, 2009. For the period from the date of advance of the loan up to and including the date that the loan is repaid, interest will accrue on the loan on the balance of principal outstanding at the rate of 10% per annum, compounded monthly. Interest will be payable in a balloon payment on the date the loan is repaid.

c)

On May 23, 2008 the Company was loaned $50,000 by the issuance of a promissory note, to be paid on the earlier of (i) the date that the Company obtains equity financing from a third party in the minimum amount of $1,000,000 net to the company, or (ii) May 23, 2009. For the period from the date of advance of the loan up to and including the date that the loan is repaid, interest will accrue on the loan on the balance of principal outstanding at the rate of 10% per annum, compounded monthly. Interest will be payable in a balloon payment on the date the loan is repaid.

d)

On May 30, 2008 the Company was loaned $450,000 pursuant to a loan agreement. The principal and interest is to be paid on the earlier of (i) cash available from operations, (ii) the date that the Company obtains equity or debt financing from a third party in the minimum amount of $1,000,000, or (iii) August 31, 2008. This loan bears interest at 12% per annum, calculated annually. The loan is secured by the Company’s assets. As additional compensation for the loan, the Company was required to issue to the lender 150,000 common shares of the Company. The fair value of these shares was determined to be $514,500, which was included in fees payable in stock and warrants at May 31, 2008. These shares were issued subsequent to May 31, 2008.

Included in accounts payable and accrued liabilities at May 31, 2008 is $6,105 (February 29, 2008: $Nil) for accrued interest on these notes payable.

Fox Petroleum Inc.
(A Development Stage Company)
Notes to the Interim Consolidated Financial Statements
May 31, 2008
(Stated in US Dollars)
(Unaudited)

Note 6	Related Party Transactions – Note 8

The officers of the Company provide consulting and management services to the Company as follows:

			November 4,
			2004 (Date of
	Three months ended		Inception) to
	May 31,		May 31,
	2008	2007	2008

Consulting fees	$27,925	$-	$182,653
Management fees	76,822	27,000	286,262
Office and miscellaneous	-	-	7,000

	$104,747	$27,000	$475,915

Included in accounts payable and accrued liabilities at May 31, 2008 is $Nil (February 29, 2008: $22,438) owed to directors of the Company for expenses incurred on behalf of the Company.

The amounts due to related parties are unsecured, non-interest bearing and have no specific terms for repayment. These amounts are due to the director of the Company and a company controlled by a director of the Company.

Effective May 6, 2008, the Company adopted a compensation policy for its directors pursuant to which the Company will compensate each director, as follows:

i)	a fee of $1,000 per month;
ii)	1,000 restricted shares of the common stock of the Company per month;
iii)	a fee of $1,000 per each quarterly board meeting attended.

Note 7	Capital Stock – Notes 4, 5, 6, 8 and 10

Effective January 11, 2007 the Company effected a forward stock split of the authorized, issued and outstanding shares of common stock on a six new for one old basis. Authorized capital increased from 75,000,000 common shares to 450,000,000 common shares. Effective April 21, 2008 the Company effected a reverse stock split of authorized, issued and outstanding shares of common stock on a one new for five old basis. Authorized capital decreased from 450,000,000 to 90,000,000 and outstanding common stock decreased from 74,841,228 to 14,968,246 shares. These financial statements have been retroactively restated to reflect these changes.

Fox Petroleum Inc.
(A Development Stage Company)
Notes to the Interim Consolidated Financial Statements
May 31, 2008
(Stated in US Dollars)
(Unaudited)

Note 7	Capital Stock – Notes 4, 5, 6, 8 and 10 – (cont’d)

Commitments:

	a)	Share Issuance Agreement:

On May 17, 2007, the Company entered into a share issuance agreement with a subscriber that will allow the subscriber to advance up to $8,000,000 to the Company in exchange for units of the Company. The units will be issued at a price equal to 80% of the volume-weighted average of the closing price of common share for the 10 banking days immediately preceding the date of the notice. Each unit will consist of one common share of the Company and one common share purchase warrant. Each common share purchase warrant will entitle the subscriber to purchase one additional common share at 125% of the price of the units for a period of three years. Should the Company seek alternative sources of financing this subscriber has the right to approve the terms.

Shares issued under the agreement were as follows:

	Number of	Issue	Total
Issue Date	Units	Price	Proceeds

May 17, 2007	377,358	$5.30	$ 2,000,000
August 1, 2007	31,056	$8.05	250,000
September 18, 2007	44,199	$9.05	400,000
September 18, 2007	52,133	$10.55	550,000
September 27, 2007	28,708	$10.45	300,000
October 26, 2007	16,381	$12.21	200,000
October 26, 2007	21,097	$11.85	250,000
October 26, 2007	35,897	$9.75	350,000
November 28, 2007	47,337	$8.45	400,000
January 16, 2008	43,478	$3.45	150,000
January 24, 2008	96,154	$5.20	500,000
January 30, 2008	48,387	$3.10	150,000
February 11, 2008	89,286	$2.80	250,000
February 26, 2008	96,774	$3.10	300,000

	1,028,245		$ 6,050,000

Fox Petroleum Inc.
(A Development Stage Company)
Notes to the Interim Consolidated Financial Statements
May 31, 2008
(Stated in US Dollars)
(Unaudited)

Note 7	Capital Stock – Notes 4, 5, 6, 8 and 10 – (cont’d)

Commitments: – (cont’d)

	b)	Share Purchase Warrants

As at May 31, 2008, there are 1,098,246 share purchase warrants outstanding entitling the holders thereof the right to purchase one common share for each warrant held as follows:

Number of	Exercise
Warrants	Price	Expiry Date

20,000	$6.25	February 23, 2010
377,358	$6.65	May 17, 2010
31,056	$10.05	August 1, 2010
44,199	$11.30	September 10, 2010
52,133	$13.20	September 10, 2010
28,708	$13.05	October 1, 2010
16,381	$15.25	October 26, 2010
21,097	$14.80	October 26, 2010
35,897	$12.20	October 26, 2010
47,337	$10.55	November 28, 2010
43,478	$4.30	January 16, 2011
96,154	$6.50	January 24, 2011
48,387	$3.90	January 30, 2011
89,286	$3.50	February 11, 2011
96,774	$3.90	February 26, 2011
50,000(Note 8(c))	$Nil	May 8, 2011

1,098,245

The summary of the changes in the Company’s share purchase warrants for the periods ended May 31, 2008 and February 29, 2008 is presented below:

	May 31, 2008		February 29, 2008
		Weighted		Weighted
		Average		Average
	Number of	Exercise	Number of	Exercise
	Warrants	Price	Warrants	Price

Balance, beginning of the
period	1,048,246	$7.34	20,000	$6.25
Issued	50,000		1,028,246	$7.36

Balance, end of period	1,098,246	$7.01	1,048,246	$7.34

Fox Petroleum Inc.
(A Development Stage Company)
Notes to the Interim Consolidated Financial Statements
May 31, 2008
(Stated in US Dollars)
(Unaudited) – Page 9

Note 7	Capital Stock – Notes 4, 5, 6, 8 and 10 – (cont’d)

Commitments: – (cont’d)

	b)	Share Purchase Warrants – (cont’d) The remaining average life of the warrants at May 31, 2008 is 2.49 years (February 29, 2008: 2.57 years).

	c)	Share Subscriptions

During the three months ended May 31, 2008, the Company accrued $141,500 (2007: $Nil) for the fair value of common shares issuable pursuant to Board of Advisors (“BOA”) agreements dated August 17, 2007 whereby the Company has agreed to issue a total of 50,000 common shares with a total fair value of $176,500 as compensation to the members of the BOA.

Note 8	Commitments – Notes 4, 5, 7 and 10

a)

By an agreement dated May 22, 2007, the Company engaged an independent analyst to provide continuing research coverage regarding the Company beginning May 22, 2007 until May 31, 2009. The Company is required to pay $5,000 (paid) before commencement of work and twenty-four installments of $1,750.

b)

By agreements dated June 8, 2007, the Company agreed to pay three directors of the Company a total amount of $20,000 per month for an indefinite period for consulting and management services to the Company. The agreements may be terminated at any time with cause and with three months notice without cause. On October 19, 2007 two of these agreements where amended from $12,000 to £9,000 ($17,900) per month and from $5,000 per month to £7,000 ($13,900). All other terms remained the same.

c)

On May 8, 2008 the Company entered into a consulting agreement with Partners Consulting Inc. (“PCI”), a Florida Corporation, to introduce the Company to potential new investors. The consideration payable to PCI is warrants to purchase 50,000 shares of common stock due upon signing the agreement. In addition, PCI, will receive 6% of the gross proceeds from any potential financing, payable in cash and share purchase warrants equal to 6% of the gross proceeds. In the event a financing is facilitated through an investment banker introduced by PCI, PCI will instead receive 3% of the gross proceeds, payable in cash and share purchase warrants equal to 3% of the gross proceeds. All warrants will have a cashless exercise and will be priced at market value as of the date of the financing and with a minimum expiry period of three years. The consulting agreement is for a period of one year.

At May 31, 2008, the Company had not yet issued the warrants for 50,000 common shares due upon signing of the agreement but the fair value of these warrants was determined to be $138,500, which was included in fees payable in stock and warrants at May 31, 2008. These warrants will expire three years from the date of issuance.

Fox Petroleum Inc.
(A Development Stage Company)
Notes to the Interim Consolidated Financial Statements
May 31, 2008
(Stated in US Dollars)
(Unaudited) – Page 10

Note 8	Commitments – Notes 4, 5, 7 and 10 – (cont’d)

d)

On May 21, 2008, the Company signed a letter of commitment whereby the Company agreed to commit to the use of a drilling rig commencing no earlier than October 1, 2008 for a total cost of $8,910,000. The Company also committed to enter into a well project management and integrated services contract for the management of a well program on the rig. The company is also obligated to pay a fee of 1.75% of the operating rig rate in acknowledgement of the value provided with the rig opportunity, if the Company uses the rig, but not the integrated project management services.

e)

By a bonus agreement dated May 22, 2008, the Company agreed to issue 5,000 common shares (issued subsequent to May 31, 2008) and £5,000 ($10,000) (paid during the year ended February 29, 2008) to an officer and director of the Company as a performance bonus. During the three months ended May 31, 2008, the Company accrued $22,150 for the fair value of the shares issuable.

Note 9	Non-cash Transactions

Investing and financing activities that do not have a direct impact on current cash flows are excluded from the statements of cash flows. For the three months ended May 31, 2008, accounts payable includes $565,884 of expenditures related to oil and gas projects. This transaction was excluded from the statements of cash flows.

Note 10	Subsequent Events – Notes 4, 5 and 7

i)

On June 3, 2008, the Company was granted a 90% interest in 4 UK petroleum production licenses, located in the south of England. In order to maintain the licenses, the Company must undertake seismic exploration estimated to cost $500,000 within the six year term of the license.

ii)

Pursuant to a Securities Purchase Agreement dated June 24, 2008, the Company issued a $2,500,000 secured convertible redeemable debenture. The debenture bears interest at 14% per annum compounded monthly until the date of effectiveness of the Company’s registration statement filed with the Securities and Exchange Commission covering shares of their common stock into which the debenture may be converted and issuable and 10% per annum compounded monthly thereafter. The principal and any unpaid accrued interest is due October 24, 2009 and is convertible into common stock of the Company in the event of default and at the option of the holder at the rate of the lesser of i) 125% of the volume weighted average stock price (“VWAP”), or ii) 85% of the lowest daily closing VWAP during the five trading days immediately preceding the conversion date.

At closing the Company paid to the investor $17,500 in legal costs, a $10,000 due diligence fee, a 7% commitment fee and a 2% facility fee, 500,000 share purchase warrants and 200,000 shares of common stock of the Company.

Fox Petroleum Inc.
(A Development Stage Company)
Notes to the Interim Consolidated Financial Statements
May 31, 2008
(Stated in US Dollars)
(Unaudited) – Page 11

Note 10	Subsequent Events – Notes 4, 5 and 7 – (cont’d)

	ii)	– (cont’d)

The share purchase warrants expire June 24, 2013 and are exercisable at $2.9851. The exercise price is subject to an adjustment if, during the term of the warrants, the Company issues shares, options or convertible securities for consideration less than the exercise price, then the exercise price will be adjusted to 85% of such consideration. Additional warrants will be issued if the Company becomes in default under the transaction agreements.

In no event shall the investor be entitled to convert this debenture for a number of shares of common stock in excess of that number of shares of common stock which, upon giving effect to such conversion, would cause the aggregate number of shares of common stock beneficially owned by the investor and its affiliates to exceed 4.99% of the outstanding shares of the common stock following such conversion without the approval of the Company

The Company may redeem any or all of this debenture at any time, provided that the common stock is trading below the VWAP at the time the Company gives the investor the redemption notice, by paying the unpaid principal and interest accrued and a prepayment premium of 11% redemption premium on the amount redeemed. In any case, the Company must redeem the entire principal amount outstanding on the debenture at maturity (October 24, 2009) at a 4% redemption premium

The investor shall deduct the first four interest payments at closing. Upon a default, the investor has the option to elect the interest due to be paid in cash or shares of common stock. The number of shares to be issued will be based on 85% of the lower of the VWAP price on the date the interest is due or paid.

The Debenture is secured by all of the assets and property of the Company and its subsidiaries pursuant to a Security Agreement dated June 24, 2008.

Further, the debenture is subject to a currency adjustment clause whereby the exchange rate between the US Dollar and the Euro will be fixed at the date of closing and if the exchange rate moves unfavourably for the holder of the debenture, the Company will be required to adjust conversion and redemption rates to compensate the holder for any such loss.

Fox Petroleum Inc.
(A Development Stage Company)
Notes to the Interim Consolidated Financial Statements
May 31, 2008
(Stated in US Dollars)
(Unaudited) – Page 12

Note 10	Subsequent Events – Notes 4, 5 and 7 – (cont’d)

	ii)	– (cont’d)

Pursuant to the securities purchase agreement, the Company entered into a freestanding investor registration rights agreement dated June 24, 2008. Under the terms of this agreement, the Company must file a registration statement on or before July 24, 2008 for at least three times the number of shares which are anticipated to be issued upon conversion of the debentures issued and shares of common stock issuable to the investor upon exercise of the warrants. The Company has the obligation to use their best efforts to have the registration statement declared effective by the SEC by September 22, 2008 and the continuing obligation to keep the registration statement until all of the securities had been sold by the purchaser. Failure to meet this obligation would result in the Company incurring liquidated damages in the amount of 2% of the liquidated value of the debentures for each 30 day period after the scheduled effective date.

The debenture also contains certain restrictions on the Company for new share or debt issuances as long as any principal or interest amount remains outstanding on the debenture.

A finder's fee of $150,000 and 51,724 share purchase warrants (6% of gross proceeds) was paid to Partners Consulting in connection with this financing. The warrants will expire three years from the date of issuance.

2,118,000 Shares

FOX PETROLEUM INC.

Common Stock
E N D O F
P R O S P E C T U S

_____________, 2008

Dealer Prospectus Delivery Obligation

Until (insert date), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is set forth in this prospectus. We are offering to sell shares of our common stock and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities. Our business, financial condition, results of operation and prospects may have changed after the date of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, if any, payable by us relating to the sale of common stock being registered. All amounts are estimates except the SEC registration fee.

SEC registration fee	$99.88
Legal fees and expenses	$25,000.00*
Accounting fees and expenses	$50,000.00*
Miscellaneous expenses	$1,000*
Total	$76,099.88

* Estimated

We have agreed to bear expenses incurred that relate to the registration of the shares of common stock being offered.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Nevada Revised Statutes and our bylaws provide for the indemnification of our directors, officers, employees and other persons against claims and liability by reason of serving as a director, officer or employee.

Indemnification Under Nevada Law

Nevada law generally permits us to indemnify our directors, officers, employees and agents. Pursuant to the provisions of Nevada Revised Statutes 78.7502, a corporation may indemnify its directors, officers, employees and agents as follows:

(a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any action, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation, against expenses, actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable for breach of his fiduciary duties as a director or officer pursuant to Nevada Revised Statutes 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

(b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any action by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation against expenses actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable for breach of his fiduciary duties pursuant to Nevada Revised Statutes 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

(c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Charter Provisions, Bylaws and Other Arrangements of the Registrant

Article VII of our bylaws provides for the indemnification of any and all persons who serve as our director, officer or employee as follows:

Indemnification of Officers and Directors, Employees and Other Persons. Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of Fox Petroleum Inc., a Nevada corporation (the “Corporation”), or is or was serving at the request of the Corporation or for its benefit as a director or officer of another Corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the General Corporation Law of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under the indemnification provisions of Corporation’s bylaws.

Insurance. The Corporation’s board of directors may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another Corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person.

Further Bylaws. The Corporation’s board of directors may from time to time adopt further bylaws with respect to indemnification and may amend the bylaws to provide at all times the fullest indemnification permitted by the General Corporation Law of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

The following is a summary of our transactions during the last three years involving sales of our securities that were not registered under the Securities Act:

     On February 23, 2007, we entered into a subscription agreement for a private placement of 20,000 units at the price of $5.00 per unit for the total purchase price of $100,000. Each unit consists of one common share and one common share purchase warrant. One common share purchase warrant entitles the subscriber to purchase one additional common share at an exercise price of $6.25 per common share for a period of three years. We received the proceeds of $100,000 in February, 2007, but did not issue the units until May 17, 2007. We issued the 100,000 units to a non-U.S. person (as that term is defined in Regulation S of the Securities Act) in an offshore transaction relying on Regulation S promulgated under the Securities Act.

     On May 17, 2007, we entered into a share issuance agreement with EuroEnergy Growth Capital S.A. or EuroEnergy whereby EuroEnergy agreed to advance up to $8,000,000 to our company under our drawdown requests, in exchange for units of our common stock. Pursuant to the agreement, the price of a unit is equal to 80% of the volume weighted average of the closing price of common stock as quoted on Yahoo! Finance for the 10 banking days immediately preceding the date of our drawdown request. Each unit consists of one common share and one warrant. One warrant will entitle EuroEnergy to purchase one additional common share at an exercise price equal to 125% of the unit price. The warrants will be exercisable for three years from the date of issue. On May 17, 2007, we gave notice to EuroEnergy, for an advance of $2,000,000, pursuant to the agreement. As consideration for the cash advance, we issued to EuroEnergy 377,358 units at a determined price of $5.30 per unit. Each unit consists of one common share and one common share purchase warrant. One common share purchase warrant entitles the holder to purchase one common share at a price of $6.65 per share until May 17, 2010. We issued the 1,886,792 units to a non-U.S. person (as that term is defined in Regulation S of the Securities Act) in an offshore transaction relying on Regulation S promulgated under the Securities Act.

     On May 29, 2007, in consideration for certain oil and gas leases, we issued 20,000,000 (4,000,000 post-reverse stock split) restricted common shares of our company to Richard Bullock, the 100% owner of Fox Petroleum LLC. We issued the securities to a Mr. Bullock in reliance upon the exemption under Section 4(2) of the Securities Act.

     On August 1, 2007, we issued 31,056 units of our common stock to EuroEnergy at a deemed price of $8.05 per unit pursuant to the agreement. We gave EuroEnergy our drawdown request on July 18, 2007 in the amount of $250,000. Each warrant contained in the units entitles the holder to purchase one common share at an exercise price of $10.05 per common share until August 1, 2010. We issued the securities to a non-U.S. person (as that term is defined in Regulation S of the Securities Act) in an offshore transaction relying on Regulation S promulgated under the Securities Act.

     On September 18, 2007, we issued 44,200 units of our common stock to EuroEnergy at a deemed price of $9.05 per unit pursuant to the agreement. We gave EuroEnergy our drawdown request on August 7, 2007 in the amount of $400,000. Each warrant contained in the units entitles the holder to purchase one common share at an exercise price of $11.30 per common share until September 10, 2010. We issued the securities to a non-U.S. person (as that term is defined in Regulation S of the Securities Act) in an offshore transaction relying on Regulation S promulgated under the Securities Act.

     On September 18, 2007, we also issued 52,133 units of our common stock to EuroEnergy at a deemed price of $10.55 per unit pursuant to the agreement. We gave EuroEnergy our drawdown request on August 21, 2007 in the amount of $550,000. Each warrant contained in the units entitles the holder to purchase one common share at an exercise price of $13.20 per common share until September 10, 2010. We issued the securities to a non-U.S. person (as that term is defined in Regulation S of the Securities Act) in an offshore transaction relying on Regulation S promulgated under the Securities Act.

     On September 27, 2007, we issued 28,708 units of our common stock to EuroEnergy at a deemed price of $10.45 per unit pursuant to the agreement. We gave EuroEnergy our drawdown request on September 9, 2007 in the amount of $300,000. Each warrant contained in the units entitles the holder to purchase one common share at an exercise price of $13.05 per common share until October 1, 2007. We issued the securities to a non-U.S. person (as that term is defined in Regulation S of the Securities Act) in an offshore transaction relying on Regulation S promulgated under the Securities Act.

     On October 26, 2007, we issued 16,381 units of our common stock to EuroEnergy at a deemed price of $12.21 per unit pursuant to the agreement. We gave EuroEnergy our drawdown request on October 1, 2007 in the amount of $200,000. Each warrant contained in the units entitles the holder to purchase one common share at an exercise price of $15.25 per common share until October 26, 2010. We issued the securities to a non-U.S. person (as that term is defined in Regulation S of the Securities Act) in an offshore transaction relying on Regulation S promulgated under the Securities Act.

     On October 26, 2007, we issued 21,097 units of our common stock to EuroEnergy at a deemed price of $11.85 per unit pursuant to the agreement. We gave EuroEnergy our drawdown request on October 10, 2007 in the amount of $250,000. Each warrant contained in the units entitles the holder to purchase one common share at an exercise price of $14.80 per common share until October 26, 2010. We issued the securities to a non-U.S. person (as that term is defined in Regulation S of the Securities Act) in an offshore transaction relying on Regulation S promulgated under the Securities Act.

     On October 26, 2007, we issued 35,897 units of our common stock to EuroEnergy at a deemed price of $9.75 per unit pursuant to the agreement. We gave EuroEnergy our drawdown request on October 23, 2007 in the amount of $350,000. Each warrant contained in the units entitles the holder to purchase one common share at an exercise price of $12.20 per common share until October 26, 2010. We issued the securities to a non-U.S. person (as that term is defined in Regulation S of the Securities Act) in an offshore transaction relying on Regulation S promulgated under the Securities Act.

     On November 28, 2007, we issued 47,337 units of our common stock to EuroEnergy at a deemed price of $8.45 per unit pursuant to the agreement. We gave EuroEnergy our drawdown request on October 31, 2007 in the amount of $400,000. Each warrant contained in the units entitles the holder to purchase one common share at an exercise price of $10.55 per common share until November 28, 2010. We issued the securities to a non-U.S. person (as that term is defined in Regulation S of the Securities Act) in an offshore transaction relying on Regulation S promulgated under the Securities Act.

     On January 24, 2008, we issued 96,154 units of our common stock to EuroEnergy at a deemed price of $5.20 per unit pursuant to the agreement. Each warrant contained in the units entitles the holder to purchase one common share at an exercise price of $6.50 per common share until January 24, 2011. We gave EuroEnergy our drawdown request on November 21, 2007 in the amount of $500,000. We issued the securities to a non-U.S. person (as that term is defined in Regulation S of the Securities Act) in an offshore transaction relying on Regulation S promulgated under the Securities Act.

     On January 16, 2008, we issued 43,478 units of our common stock to EuroEnergy at a deemed price of $3.45 per unit pursuant to the agreement. Each warrant contained in the units entitles the holder to purchase one common share at an exercise price of $4.30 per common share until January 16, 2011. We gave EuroEnergy our drawdown request on January 16, 2008 in the amount of $150,000 and received the funds on January 18, 2008. We issued the securities to a non-U.S. person (as that term is defined in Regulation S of the Securities Act) in an offshore transaction relying on Regulation S promulgated under the Securities Act.

     On January 30, 2008, we issued 48,387 units of our common stock to EuroEnergy at a deemed price of $3.10 per unit pursuant to the agreement. Each warrant contained in the units entitles the holder to purchase one common share at an exercise price of $3.90 per common share until January 30, 2011. We gave EuroEnergy our drawdown request on January 30, 2008 in the amount of $150,000 and received the funds on January 31, 2008. We issued the securities to a non-U.S. person (as that term is defined in Regulation S of the Securities Act) in an offshore transaction relying on Regulation S promulgated under the Securities Act.

     On February 11, 2008, we issued 89,286 units of our common stock to EuroEnergy at a deemed price of $2.80 per unit pursuant to the agreement. Each warrant contained in the units entitles the holder to purchase one common share at an exercise price of $3.50 per common share until February 11, 2011. We gave EuroEnergy our drawdown request on February 11, 2008 in the amount of $250,000 and received the funds on February 12, 2008. We issued the securities to a non-U.S. person (as that term is defined in Regulation S of the Securities Act) in an offshore transaction relying on Regulation S promulgated under the Securities Act.

     On February 26, 2008, we issued 96,774 units of our common stock to EuroEnergy at a deemed price of $3.10 per unit pursuant to the agreement. Each warrant contained in the units entitles the holder to purchase one common share at an exercise price of $3.90 per common share until February 26, 2011. We gave EuroEnergy our drawdown request on February 26, 2008 in the amount of $300,000 and received the funds on February 28. We issued the securities to a non-U.S. person (as that term is defined in Regulation S of the Securities Act) in an offshore transaction relying on Regulation S promulgated under the Securities Act.

     On or around April 2008, because of changes in market conditions, EuroEnergy requested its financing to us to be debt financing instead of equity financing. Subsequently, we obtained funds from EuroEnergy by issuing promissory notes and entering into a loan agreement.

     On April 1, 2008, EuroEnergy loaned $250,000 to our company. As evidence of the loan, we have executed and delivered to EuroEnergy a promissory note dated April 1, 2008 in the principal amount of US$250,000, to be paid on the earlier of (i) the date that we obtain equity financing from a third party in the minimum amount of $1,000,000 net to our company, or (ii) April 1, 2009. For the period from the date of advance of the loan up to and including the date that we repay the loan, interest will accrue on the loan on the balance of principal outstanding at the rate of 10% per annum, calculated and compounded monthly not in advance, until paid. Interest will be payable in a balloon payment on the date that we repay the loan. We issued the note to a non-U.S. person (as that term is defined in Regulation S of the Securities Act) in an offshore transaction relying on Regulation S promulgated under the Securities Act.

     On May 1, 2008, EuroEnergy loaned $150,000 to our company. As evidence of the loan, we have executed and delivered to EuroEnergy a promissory note dated May 1, 2008 in the principal amount of US$150,000, to be paid on the earlier of (i) the date that we obtain equity financing from a third party in the minimum amount of $1,000,000 net to our company, or (ii) May 1, 2009. For the period from the date of advance of the loan up to and including the date that we repay the loan, interest will accrue on the loan on the balance of principal outstanding at the rate of 10% per annum, calculated and compounded monthly not in advance, until paid. Interest will be payable in a balloon payment on the date that we repay the loan. We issued the note to a non-U.S. person (as that term is defined in Regulation S of the Securities Act) in an offshore transaction relying on Regulation S promulgated under the Securities Act.

     On May 23, 2008, EuroEnergy loaned $50,000 to our company. As evidence of the loan, we have executed and delivered to EuroEnergy a promissory note dated May 23, 2008 in the principal amount of US$50,000, to be paid on the earlier of (i) the date that we obtain equity financing from a third party in the minimum amount of $1,000,000 net to our company, or (ii) May 23, 2009. For the period from the date of advance of the loan up to and including the date that we repay the loan, interest will accrue on the loan on the balance of principal outstanding at the rate of 10% per annum, calculated and compounded monthly not in advance, until paid. Interest will be payable in a balloon payment on the date that we repay the loan. We issued the note to a non-U.S. person (as that term is defined in Regulation S of the Securities Act) in an offshore transaction relying on Regulation S promulgated under the Securities Act.

     On June 12, 2008, we entered into a loan agreement with EuroEnergy for the $450,000 loan that EuroEnergy provided us on May 30, 2008. Pursuant to the loan agreement, we agreed to pay the principal and interest to EuroEnergy in full by August 31, 2008. However, if we have cash available from our operations or raise funds from any third party in a private placement of equity or debt of at least $1,000,000, we agreed to use the net proceeds from such events to repay the principal and interest then outstanding. The loan bears interest at 12% per annum, calculated annually. The loan is secured by all of our assets. On June 23, 2008, pursuant to the loan agreement, we issued to EuroEnergy Growth Capital S.A. 150,000 restricted shares of our common stock as additional compensation for the loan. We issued the securities to a non-U.S. person (as that term is defined in Regulation S of the Securities Act) in an offshore transaction relying on Regulation S promulgated under the Securities Act.

     On June 24, 2008, we entered into a securities purchase agreement with Trafalgar Capital Specialized Investment Fund, Luxembourg or Trafalgar pursuant to which we sold to Trafalgar $2,500,000 of a senior secured convertible redeemable debenture. Pursuant to the terms of the securities purchase agreement, we agreed to pay to Trafalgar a legal and documentation review fee of $17,500, a due diligence fee of $10,000, a warrant to purchase 500,000 shares of our common stock for 5 years at an exercise price of $2.9851 (issued on June 24, 2008), a commitment fee equal to 7% of the principal amount of the debenture, a facility fee equal to 2% of the principal amount of the debenture, and 200,000 restricted shares of our common stock (issued on June 23, 2008). In addition, we agreed to enter into a committed equity facility with Trafalgar, which will be entered into upon the debenture being repaid in full by us. In addition, on June 24, 2008, we issued Trafalgar a warrant to purchase 500,000 shares of our common stock at $2.9851 per share until June 24, 2013. We issued the securities to a non-U.S. person (as that term is defined in Regulation S of the Securities Act) in an offshore transaction relying on Regulation S promulgated under the Securities Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits.

The exhibits filed with this registration statement or incorporated herein by reference are set forth on the “Exhibit Index” set forth elsewhere herein.

(b) Financial Statement Schedules.

Schedules filed with this registration statement are set forth on the “Index to Financial Statements” set forth elsewhere herein.

ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in London, England UK, on August 15, 2008.

FOX PETROLEUM INC.

By:	/s/ Richard Moore
Richard Moore
President, Chief Executive Officer,
Chairman and Director
(Principal Executive Officer)

POWER OF ATTORNEY

     We, the undersigned directors and officers of Fox Petroleum Inc., do hereby constitute and appoint Richard Moore as our true and lawful attorney and agent to do any and all such acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorney and agent may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or in any of our names and in the capacities indicated below any and all amendments (including post-effective amendments) to this registration statement, or any related registration statement under the Securities Act of 1933; and we do hereby ratify and confirm all that the said attorney and agent shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Richard Moore	President, Chief Executive Officer, Chairman and Director	August 15, 2008
Richard Moore	(Principal Executive Officer)

/s/ Alexander Craven	Executive Vice President, Compliance Officer,	August 15, 2008
Alexander Craven	Secretary, Treasurer and Director

/s/ William MacNee	Chief Operating Officer and Director	August 15, 2008
William MacNee

/s/ Jonathan Wood	Chief Financial Officer and Director	August 15, 2008
Jonathan Wood	(Principal Financial Officer and Principal Accounting Officer)

/s/ Robert Frost	Director	August 15, 2008
Robert Frost

/s/ Michael Rose	Director	August 15, 2008
Michael Rose

/s/ John Spence	Director	August 15, 2008
John Spence

INDEX TO EXHIBITS

Exhibit No.	Description
(3)	(i) Articles of Incorporation and (ii) By-laws
3.1	Articles of Incorporation (incorporated by reference from our registration statement on Form SB-2 filed on August 19, 2005)
3.2

Certificate of change filed with the Secretary of State of Nevada on January 2, 2007 and which is effective on January 11, 2007 (incorporated by reference from our current report on Form 8-K filed on January 12, 2007)

3.3	Article of Merger filed with the Secretary of State of Nevada on January 11, 2007 (incorporated by reference from our current report on Form 8-K filed on February 7, 2007)
3.4	Certificate of Change filed with the Secretary of State of Nevada on April 4, 2008 (incorporated by reference from our current report on Form 8-K filed on April 21, 2008)
3.5	Amended and Restated Bylaws (incorporated by reference from our current report on Form 8-K filed on April 30, 2008)
(5)	Opinion on Legality
5.1*	Opinion of Richardson & Patel LLP
(10)	Material Contracts
10.1	Private Placement Subscription Agreement dated February 23, 2007 (incorporated by reference from our current report on Form 8-K filed on June 1, 2007)
10.2	Lease Purchase and Sale Agreement dated May 29, 2007 ((incorporated by reference from our current report on Form 8-K filed on May 31, 2007)
10.3	Share Issuance Agreement dated May 17, 2007 (incorporated by reference from our current report on Form 8-K filed on June 1, 2007)
10.4	Farm-In Agreement dated June 8, 2007 (incorporated by reference from our annual report on Form 10- KSB filed on June 13, 2007)
10.5	Employment Agreement dated June 11, 2007 (incorporated by reference from our annual report on Form 10-KSB filed on June 13, 2007)
10.6	Escrow Agreement dated June 8, 2007 (incorporated by reference from our annual report on Form 10- KSB filed on June 13, 2007)
10.7	Consulting Agreement dated June 12, 2007 (incorporated by reference from our annual report on Form 10-KSB filed on June 13, 2007)
10.8	Consulting Agreement dated June 12, 2007 (incorporated by reference from our annual report on Form 10-KSB filed on June 13, 2007)
10.9	Subscription Agreement between Trius Energy, LLC and our company (incorporated by reference from our current report on Form 8-K filed on October 19, 2007)
10.10	Amendment to Employment Agreement dated October 19, 2007 (incorporated by reference from our quarterly report on Form 10-QSB filed on October 22, 2007)
10.11	Amendment to Consulting Agreement dated October 19, 2007 (incorporated by reference from our quarterly report on Form 10-QSB filed on October 22, 2007)
10.12

Farm-Out Agreement dated November 8, 2007 between Valiant North Sea Limited, Petrofac Energy Developments Limited and Fox Energy Exploration Limited (incorporated by reference from our current report on Form 8-K filed on November 23, 2007)

10.13	Purchase Agreement (North Slope Leases) dated October 10, 2007 (incorporated by reference from our current report on Form 8-K filed on November 28, 2007)
10.14	Amendment Agreement No. 1 to Purchase Agreement (North Slope Leases) dated November 2, 2007 (incorporated by reference from our current report on Form 8-K filed on November 28, 2007)
10.15	Purchase Agreement (Cook Inlet) dated October 10, 2007 (incorporated by reference from our current report on Form 8-K filed on November 28, 2007)
10.16	Finder Agreement with Partners Consulting, Inc. dated February 15, 2008 (incorporated by reference from our current report on Form 8-K filed on March 21, 2008)

Exhibit No.	Description
10.17	Promissory Note dated April 1, 2008 to EuroEnergy Growth Capital S.A. (incorporated by reference from our current report on Form 8-K filed on May 9, 2008)
10.18	Letter of Commitment with Senergy Limited (incorporated by reference from our current report on Form 8-K filed on May 9, 2008)
10.19	Promissory Note dated May 1, 2008 to EuroEnergy Growth Capital S.A. (incorporated by reference from our current report on Form 8-K filed on May 21, 2008)
10.20	Bonus Agreement dated May 22, 2008 between Richard Moore and our company (incorporated by reference from our current report on Form 8-K filed on May 28, 2008)
10.21	Agreement of Intention to Sell/Purchase the Geneseo-Edwards Program between Hodgden & Associates and our company (incorporated by reference from our current report on Form 8-K filed on May 29, 2008)
10.22	Promissory Note dated May 23, 2008 to EuroEnergy Growth Capital S.A. (incorporated by reference from our current report on Form 8-K filed on June 6, 2008)
10.23	Board of Advisors Agreement dated July 19, 2007 with Aimwell Energy Ltd. (incorporated by reference from our annual report on Form 10-KSB filed on June 13, 2008)
10.24	Board of Advisors Agreement dated July 19, 2007 with Black Gold Consulting Inc. (incorporated by reference from our annual report on Form 10-KSB filed on June 13, 2008)
10.25	Board of Advisors Agreement dated August 2007 with John Spence (incorporated by reference from our annual report on Form 10-KSB filed on June 13, 2008)
10.26	Board of Advisors Agreement dated August 2007 with Jonathan Wood (incorporated by reference from our annual report on Form 10-KSB filed on June 13, 2008)
10.27	Board of Advisors Termination Agreement dated June 10, 2008 with Aimwell Energy Ltd. (incorporated by reference from our annual report on Form 10-KSB filed on June 13, 2008)
10.28	Board of Advisors Termination Agreement dated June 10, 2008 with Black Gold Consulting Inc.(incorporated by reference from our annual report on Form 10-KSB filed on June 13, 2008)
10.29	Board of Advisors Termination Agreement dated June 10, 2008 with John Spence (incorporated by reference from our annual report on Form 10-KSB filed on June 13, 2008)
10.30	Board of Advisors Termination Agreement dated June 10, 2008 with Jonathan Wood (incorporated by reference from our annual report on Form 10-KSB filed on June 13, 2008)
10.31	Agreement dated January 24, 2008 with Aimwell Energy Ltd. (incorporated by reference from our annual report on Form 10-KSB filed on June 13, 2008)
10.32	Loan Agreement with EuroEnergy Growth Capital S.A. (incorporated by reference from our annual report on Form 10-KSB filed on June 13, 2008)
10.33

Senior Secured Convertible Redeemable Debenture dated June 24, 2008 issued by our company to Trafalgar Capital Specialized Investment Fund, Luxembourg (incorporated by reference from our quarterly report on Form 10-QSB filed on July 21, 2008)

10.34

Warrant dated June 24, 2008 issued by our company to Trafalgar Capital Specialized Investment Fund, Luxembourg (incorporated by reference from our quarterly report on Form 10-QSB filed on July 21, 2008)

10.35

Securities Purchase Agreement dated June 24, 2008 between Trafalgar Capital Specialized Investment Fund, Luxembourg and our company (incorporated by reference from our quarterly report on Form 10- QSB filed on July 21, 2008)

10.36

Registration Rights Agreement dated June 24, 2008 between Trafalgar Capital Specialized Investment Fund, Luxembourg and our company (incorporated by reference from our quarterly report on Form 10- QSB filed on July 21, 2008)

10.37

Escrow Agreement dated June 24, 2008 between Trafalgar Capital Specialized Investment Fund, Luxembourg, The Law Office of James G. Dodrill II, P.A. and our company (incorporated by reference from our quarterly report on Form 10-QSB filed on July 21, 2008)

10.38

Security Agreement dated June 24, 2008 between Trafalgar Capital Specialized Investment Fund, Luxembourg and our company (incorporated by reference from our quarterly report on Form 10-QSB filed on July 21, 2008)

Exhibit No.	Description
10.39

Irrevocable Transfer Agent Instructions dated June 18, 2008 between Empire Stock Transfer Inc. and our company (incorporated by reference from our quarterly report on Form 10-QSB filed on July 21, 2008)

10.40

General Assignment of Contracts and Leases dated June 18, 2008 between Trafalgar Capital Specialized Investment Fund, FIS and our company (incorporated by reference from our quarterly report on Form 10-QSB filed on July 21, 2008)

10.41	Consulting Agreement with Partners Consulting, Inc. dated May 8, 2008 (incorporated by reference from our quarterly report on Form 10-QSB filed on July 21, 2008)
10.42	Letter of Commitment with Senergy Limited (incorporated by reference from our quarterly report on Form 10-QSB filed on July 21, 2008)
(14)	Code of Ethics
14.1	Code of Conduct and Ethics (incorporated by reference from our current report on Form 8-K filed on May 9, 2008)
(21)	Subsidiaries
21.1	Fox Petroleum (Alaska) Inc., incorporated in Alaska
21.2	Fox Energy Exploration Limited, incorporated in England and Wales
(23)	Consents of Experts and Counsel
23.1*	Consent of Independent Registered Certified Public Accountants
23.2*	Consent of Richardson & Patel LLP (included as part of Exhibit 5.1)
(24)	Power of Attorney
24.1*	Power of Attorney (included as part of the signature page to this registration statement)
(99)	Additional Exhibits
99.1	Audit Committee Charter (incorporated by reference from our current report on Form 8-K filed on May 9, 2008)
99.2	Compensation Committee Charter (incorporated by reference from our current report on Form 8-K filed on May 9, 2008)
99.3	Nominating Committee Charter (incorporated by reference from our current report on Form 8-K filed on May 9, 2008)

*Filed herewith